    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 2003



                                                     REGISTRATION NO. 333-108295

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                 PRE-EFFECTIVE

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                        BANCTRUST FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

              ALABAMA                                6712                              63-0909434
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                             ---------------------
                            100 SAINT JOSEPH STREET
                                 P. O. BOX 3067
                             MOBILE, ALABAMA 36652
                                 (251) 431-7800
  (Address, including zip code, and telephone number of registrant's principal executive office)
                             ---------------------
                               F. MICHAEL JOHNSON
                     SECRETARY AND CHIEF FINANCIAL OFFICER
                            100 SAINT JOSEPH STREET
                                 P. O. BOX 3067
                             MOBILE, ALABAMA 36652
                                 (251) 431-7800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                  BROOKS P. MILLING                                      MICHAEL D. WATERS
                HAND ARENDALL, L.L.C.                                   BALCH & BINGHAM LLP
               3000 AMSOUTH BANK BLDG.                                  THE WINTER BUILDING
               107 SAINT FRANCIS STREET                                   2 DEXTER AVENUE
                MOBILE, ALABAMA 36602                                MONTGOMERY, ALABAMA 36104
 TELEPHONE: (251) 432-5511  TELECOPY: (251) 694-6375    TELEPHONE: (334) 834-6500  TELECOPY: (877) 453-6423

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement has become effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[COMMERCESOUTH LOGO]                                            [BANCTRUST LOGO]

              YOUR VOTE ON OUR PROPOSED MERGER IS VERY IMPORTANT!

TO THE SHAREHOLDERS OF COMMERCESOUTH, INC. AND BANCTRUST FINANCIAL GROUP, INC.:

     CommerceSouth, Inc. and BancTrust Financial Group, Inc. have agreed to merge, with BancTrust as the surviving corporation. In order to complete the merger, both companies must obtain the approval of their shareholders.

     We believe that this merger will benefit the shareholders of both companies and will result in a combined company that is better able to compete in the increasingly competitive financial services marketplace. We ask for your support in voting for the merger proposal at our special meetings.


     When the merger is completed, most CommerceSouth shareholders will receive for each share of CommerceSouth common stock owned $12.75 in cash plus a fraction of a share of BancTrust common stock having an average aggregate market value prior to the effective time of the merger equal to $12.75. The number of BancTrust shares to be received is subject to adjustment in certain circumstances. If the average price of BancTrust common stock immediately before the merger is less than $14.00 per share, a fixed exchange ratio of .9107 shares would be paid for each CommerceSouth share. If the average market price is more than $17.00 per share, a fixed exchange ratio of .7500 shares would be paid for each CommerceSouth share. This equates to an exchange ratio of .7994 shares of BancTrust stock for each share of CommerceSouth stock (in addition to the $12.75 cash payment) based on the October 3, 2003, market price of BancTrust common stock of $15.95. BASED ON BANCTRUST'S OCTOBER 3, 2003 MARKET PRICE OF $15.95, COMMERCESOUTH SHAREHOLDERS WOULD RECEIVE CASH AND BANCTRUST COMMON STOCK WORTH A TOTAL OF $25.50 FOR EACH COMMERCESOUTH SHARE OWNED.



     Assuming the average market price of BancTrust common stock immediately before the merger is $15.95 (the closing price of BancTrust common stock on October 3, 2003), we anticipate that approximately 2,190,317 shares of BancTrust common stock will be issued to CommerceSouth shareholders upon completion of the merger, representing 20.03% of the then outstanding shares of BancTrust. BancTrust shareholders will own the same number of shares that they now hold, assuming no BancTrust dissenters, and those shares will represent approximately 79.97% of the outstanding shares of stock of BancTrust. Both CommerceSouth and BancTrust shares are publicly traded on the Nasdaq Small Cap Stock Market. CommerceSouth trades under the symbol COSO, and BancTrust trades under the symbol BTFG.



     WE EXPECT THIS MERGER TO BE TAX FREE WITH RESPECT TO THE STOCK PORTION OF THE MERGER CONSIDERATION PAID TO COMMERCESOUTH SHAREHOLDERS, BUT WE EXPECT COMMERCESOUTH SHAREHOLDERS TO RECOGNIZE ANY GAIN (OR LOSS) THAT IS ATTRIBUTABLE TO THE CASH PORTION OF THE MERGER CONSIDERATION. SEE "MATERIAL FEDERAL INCOME
TAX CONSEQUENCES OF THE MERGER" BEGINNING ON PAGE   .



     BancTrust has the right to terminate the merger agreement if it is unable to successfully complete an offering of trust preferred securities at an effective cost of funds no less favorable than the market conditions when the merger agreement was signed. In addition, either party may seek to renegotiate the exchange ratio, and failing successful renegotiation terminate the merger agreement, if the average market price of BancTrust common stock immediately prior to the merger is greater than $18.00 per share or less than $13.00 per share.



     Information about the merger and about your company's special meeting is contained in this joint proxy statement and prospectus. WE URGE YOU TO READ THIS
MATERIAL CAREFULLY. IN PARTICULAR, SEE "RISK FACTORS" BEGINNING ON PAGE   FOR A
DISCUSSION OF THE MATERIAL RISKS ASSOCIATED WITH THE MERGER.


     The boards of directors of both CommerceSouth and BancTrust have approved the merger unanimously and recommend that their respective shareholders vote FOR the merger proposal as described in the attached materials.


     CommerceSouth shareholders will vote at CommerceSouth's special meeting on
          , 2003, at       p.m., local time, at                            ,
Eufaula, Alabama.


     BancTrust shareholders will vote at BancTrust's special meeting on
          , 2003, at 10:00 a.m., local time, at BancTrust's headquarters at 100 St. Joseph Street, Mobile, Alabama.

     Your vote is important, regardless of the number of shares you own. PLEASE VOTE AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. TO GRANT YOUR PROXY TO VOTE YOUR SHARES, YOU NEED TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD. YOU MAY ALSO CAST YOUR VOTE IN PERSON AT THE SPECIAL MEETING. If you do not vote, it will have the same effect as voting against the merger.

     We thank you for your support and interest.

Very truly yours,

Greg B. Faison                                                 W. Bibb Lamar, Jr.
President and Chief Executive Officer                          President and Chief Executive Officer
CommerceSouth, Inc.                                            BancTrust Financial Group, Inc.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE COMMON STOCK TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This joint proxy statement and prospectus is dated           , 2003, and is
first being mailed to shareholders on or about           , 2003.

                       SOURCES OF ADDITIONAL INFORMATION

     This joint proxy statement and prospectus incorporates important business and financial information about BancTrust and CommerceSouth that is not included in or delivered with this document. You can obtain this information without charge from the Securities and Exchange Commission's website at www.sec.gov or upon written or oral request to:

CommerceSouth, Inc.                                            BancTrust Financial Group, Inc.
224 East Broad Street                                          100 St. Joseph Street
Eufaula, Alabama 36027-1608                                    Mobile, Alabama 36602
Attn: Greg Faison                                              Attn: F. Michael Johnson
334-687-3581                                                   251-431-7800

     To ensure timely delivery, you must request the information at least five
(5) business days before the date of your special meeting of shareholders.

                              COMMERCESOUTH, INC.
                             224 EAST BROAD STREET
                          EUFAULA, ALABAMA 36027-1608
                                 (334) 687-3581

                 NOTICE OF SPECIAL MEETING OF THE SHAREHOLDERS
                        TO BE HELD ON             , 2003

     NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of
CommerceSouth, Inc. will be held on           , 2003, at      p.m., local time,
at           Eufaula, Alabama, for the following purposes:


     (1) MERGER AGREEMENT. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of July 23, 2003, as amended by First Amendment to Agreement and Plan of Merger dated as of September 29, 2003, between BancTrust Financial Group, Inc., and CommerceSouth, pursuant to which, among other matters, (a) CommerceSouth would be merged into BancTrust, with BancTrust as the surviving corporation, (b) 199,500 shares of CommerceSouth common stock resulting from the exercise of certain options would each be converted into the right to receive cash equal to the sum of $12.75 and the value of the BancTrust common stock being issued with respect to each other share of CommerceSouth common stock, and (c) each other share of CommerceSouth common stock would be converted into $12.75 in cash and BancTrust common stock worth $12.75, subject to adjustment if the average market price of BancTrust common stock immediately prior to the merger is less than $14.00 or greater than $17.00. The merger agreement is more fully described in the accompanying prospectus, which also serves as a joint proxy statement. A copy of the merger agreement is set forth in Appendix A to the accompanying joint proxy statement and prospectus and is incorporated by reference herein.


     (2) OTHER BUSINESS. To transact other business as may properly come before the CommerceSouth Special Meeting or any adjournment thereof. Management currently knows of no other business to be presented.

     Pursuant to the Bylaws, the Board of Directors has fixed the close of
business on                , 2003, as the record date for the determination of
shareholders entitled to notice of and to vote at the CommerceSouth special meeting and at any adjournment thereof. Only holders of CommerceSouth common stock of record at the close of business on that date will be entitled to notice of and to vote at the CommerceSouth special meeting or any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors of CommerceSouth and mail it in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the CommerceSouth special meeting.

                                          By Order of the Board of Directors

                                          Greg B. Faison
                                          President and CEO
Eufaula, Alabama
          , 2003

     The accompanying joint proxy statement and prospectus describes the rights of CommerceSouth shareholders to dissent from the merger with BancTrust Financial Group, Inc. and the procedures which must be followed in order to exercise such rights.

     It is important that proxies be returned promptly. Therefore, whether or not you plan to be present in person at the special meeting, please sign, date, and complete the enclosed proxy and return it in the enclosed envelope that requires no postage if mailed in the United States.

BANCTRUST FINANCIAL GROUP, INC.
100 St. Joseph Street
Mobile, Alabama 36602

Telephone: 251-431-7800

                                                               F. MICHAEL JOHNSON
                                                               CHIEF FINANCIAL
                                                               OFFICERAND SECRETARY

[LOGO]

To the Shareholders of
BancTrust Financial Group, Inc.

     NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, a special meeting of the shareholders of BancTrust Financial Group, Inc., will be held at
100 St. Joseph Street, Mobile, Alabama, on           , 2003, at 10:00 a.m. local
time, for the purpose of considering and voting upon the following matters:


     1. MERGER AGREEMENT. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of July 23, 2003, as amended by First Amendment to Agreement and Plan of Merger dated as of September 29, 2003, between BancTrust and CommerceSouth, Inc., pursuant to which, among other matters, (a) CommerceSouth would be merged into BancTrust, with BancTrust as the surviving corporation, (b) 199,500 shares of CommerceSouth common stock resulting from the exercise of certain options would each be converted into the right to receive cash equal to the sum of $12.75 and the value of the BancTrust common stock being issued with respect to each other share of CommerceSouth common stock, and (c) each other share of CommerceSouth common stock would be converted into $12.75 in cash and BancTrust common stock worth $12.75, subject to adjustment if the average market price of BancTrust common stock immediately prior to the merger is less than $14.00 or greater than $17.00. The merger agreement is more fully described in the accompanying prospectus, which also serves as a joint proxy statement. A copy of the merger agreement is set forth in Appendix A to the accompanying joint proxy statement and prospectus and is incorporated by reference herein.


     2. OTHER BUSINESS. Transaction of such other business as may be brought before the meeting or any adjournment thereof. Management currently knows of no other business to be presented.

     Only those shareholders of record at the close of business on           ,
2003, shall be entitled to notice of and to vote at the meeting.

     We hope very much that you will attend the meeting, but, whether you plan to attend or not, we would appreciate your signing and returning the enclosed proxy. Should you attend the meeting in person, the proxy can be revoked at your request.

     The accompanying joint proxy statement and prospectus describes the rights of BancTrust shareholders to dissent from the merger with CommerceSouth and the procedures which must be followed in order to exercise such rights.

                                          By Order of the Board of Directors

                                          F. Michael Johnson
                                          Chief Financial Officer and Secretary

                               TABLE OF CONTENTS


                                                               PAGE
                                                               ----
INTRODUCTION................................................     1
CHAPTER I -- THE MERGER.....................................     2
QUESTIONS AND ANSWERS ABOUT THE MERGER......................     2
MERGER INFORMATION SUMMARY..................................     4
  What You Will Receive in the Merger.......................     4
  Four CommerceSouth Officers Will Be Paid Only in Cash for
     Certain Shares.........................................     6
  Market Prices of BancTrust and CommerceSouth Common
     Stock..................................................     6
  We Expect the Merger to Be Tax Free Except as to Cash
     Received...............................................     6
  BancTrust will Obtain the Cash Required to Pay the Merger
     Consideration Through a Combination of Internal
     Capital, the Issuance of Trust Preferred Securities and
     a Bank Loan............................................     7
  Your Board of Directors Recommends That You Vote For The
     Merger.................................................     7
  The Basis of Our Recommendation...........................     8
  Your Rights as a Shareholder Will Change..................     8
  You Have Dissenters' Appraisal Rights.....................     8
  Why Your Approval is Requested at the Annual Meeting......     9
  Financial Interests of Officers and Directors in the
     Merger That May Be Different from Yours................    10
  BancTrust Acquires Both CommerceSouth Banks in The
     Merger.................................................    11
  CommerceSouth Shareholders Will Own About 20% of BancTrust
     After the Merger.......................................    11
  We Expect CommerceSouth Shareholders to Receive an
     Increased Dividend Following the Merger................    11
  Information About BancTrust and CommerceSouth.............    11
  Things That May Prevent the Merger from Happening.........    12
  Purchase Accounting Treatment.............................    12
  Listing of Common Stock on the Nasdaq Stock Market........    12
  Board of Directors and Management Following the Merger....    12
  Selected Historical Financial Information.................    13
  Unaudited Pro Forma Combined Condensed Financial
     Information............................................    14
  Comparative Per Share Information.........................    16
  Summary Capital Ratios....................................    18
RISK FACTORS................................................    20
  Risks Related to the Merger...............................    20
  Risks Related to BancTrust Following Completion of the
     Merger.................................................    23
A WARNING ABOUT FORWARD-LOOKING STATEMENTS..................    25
THE MERGER TRANSACTION......................................    26
  The Companies.............................................    26
  Background of the Merger..................................    26
  Reasons for the Merger; Recommendation of Your Board of
     Directors..............................................    28
  Opinion of CommerceSouth's Financial Advisor..............    31
  Opinion of BancTrust's Financial Advisor..................    34
  Financing.................................................    41
  Accounting Treatment......................................    41
  Material Federal Income Tax Consequences..................    42
  Regulatory Approvals......................................    44
  Dissenters' Rights........................................    45

                                                               PAGE
                                                               ----
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND
  INFORMATION...............................................    49
UNAUDITED PRO FORMA FINANCIAL INFORMATION...................    50
SUMMARY OF THE MERGER AGREEMENT.............................    59
  Form of Merger............................................    59
  Consideration to be Received in the Merger................    59
  Dissenters' Rights........................................    60
  Exchange of Shares........................................    60
  Treatment of CommerceSouth Stock Options..................    60
  Directors and Management of BancTrust after the Merger....    61
  Representations and Warranties in the Merger Agreement....    61
  Conditions of the Merger Agreement........................    62
  Covenants in the Merger Agreement.........................    63
  Other.....................................................    66
  Termination...............................................    67
  Waivers...................................................    67
  Amendment or Supplement of Merger Agreement...............    67
  Expenses; Termination Fee.................................    67
  Effective Time............................................    68
INTERESTS OF CERTAIN PERSONS IN THE MERGER..................    68
NASDAQ LISTING; DELISTING AND DEREGISTRATION OF
  COMMERCESOUTH COMMON STOCK................................    70
FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER
  RESTRICTION AGREEMENTS....................................    70
DESCRIPTION OF BANCTRUST CAPITAL STOCK......................    70
COMPARISON OF SHAREHOLDERS' RIGHTS..........................    71
  Authorized Capital........................................    71
  Composition of the Board of Directors.....................    72
  Nomination and Replacement of Directors...................    72
  Special Meetings of Shareholders..........................    72
  Notice of Annual Meeting of Shareholders..................    73
  Proposal of New Business at Annual or Special Meeting.....    73
  Committees................................................    73
  Director Age Requirements.................................    73
  Annual Meeting of Directors...............................    74
  Special Meetings of Directors.............................    74
  Shareholder Removal of Directors..........................    74
  Fixing of Record Date.....................................    74
  Supermajority Vote Requirements for Certain
     Acquisitions...........................................    74
  Amendment of Articles of Incorporation....................    75
  Creditor's Arrangements...................................    75
SUPERVISION AND REGULATION..................................    76
  General...................................................    76
  Payment of Dividends......................................    77
  Capital Adequacy..........................................    78
  Prompt Corrective Action..................................    79

                                                               PAGE
                                                               ----
  FDIC Insurance Assessments................................    80
  Community Reinvestment Act................................    80
  Privacy...................................................    81
  USA Patriot Act...........................................    81
  Effects of Governmental Policy............................    81
LEGAL MATTERS...............................................    82
EXPERTS.....................................................    82
  BancTrust.................................................    82
  CommerceSouth.............................................    83
CHAPTER II -- INFORMATION ABOUT THE SPECIAL MEETINGS AND
  VOTING....................................................    84
THE COMMERCESOUTH SPECIAL MEETING...........................    84
  Special Meeting, Record Date and Vote Required............    84
  Proxies...................................................    84
  Recommendation of CommerceSouth Board of Directors........    85
THE BANCTRUST SPECIAL MEETING...............................    85
  Special Meeting, Record Date and Vote Required............    85
  Proxies...................................................    85
  Recommendation of BancTrust Board of Directors............    86
CHAPTER III -- ADDITIONAL SHAREHOLDER INFORMATION...........    87
  CommerceSouth Shareholder Proposals.......................    87
  BancTrust Shareholder Proposals...........................    87
  Locating Additional Information...........................    87


APPENDICES


Appendix A:   Agreement and Plan of Merger, dated as of July 23, 2003, as amended by First Amendment dated as of September 29, 2003
Appendix B:   Article 13 of the Alabama Business Corporation Act
Appendix C:   Section 262 of the Delaware General Corporation Law
Appendix D:   Opinion of Alex Sheshunoff & Co. Investment Banking, L.P.
Appendix E:   Opinion of T. Stephen Johnson & Associates, Inc.

                                  INTRODUCTION

     This joint proxy statement and prospectus is being mailed to shareholders of CommerceSouth and BancTrust in connection with each company's special meeting of shareholders. This document is organized into three chapters.

     Chapter I -- "The Merger" provides summary and detailed information about CommerceSouth's and BancTrust's proposed merger on which the shareholders of each company will vote at their special meetings.

     Chapter II -- "Information About the Special Meetings and Voting" provides information about CommerceSouth's and BancTrust's special meetings, how shareholders may vote or grant a proxy and the vote required to approve the merger.


     Chapter III -- "Additional Shareholder Information" explains where shareholders of CommerceSouth and BancTrust can find more information about each of the companies.


     YOU SHOULD READ THIS JOINT PROXY STATEMENT AND PROSPECTUS CAREFULLY BEFORE YOU VOTE YOUR SHARES.

                            CHAPTER I -- THE MERGER

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q: WHAT DO I NEED TO DO NOW?


A: Just indicate on your proxy card how you want your shares to be voted, then sign and mail it in the enclosed prepaid return envelope marked "Proxy" as soon as possible, so that your shares may be represented and voted at your special meeting. The directors of both companies urge you to exercise your right to vote, and the directors of both companies unanimously recommend that you vote "FOR" the proposed merger. If you return a proxy properly signed and do not indicate how you want the proxy voted, your proxy will be voted "FOR" the proposed merger.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES?

A: No. Neither BancTrust nor CommerceSouth shareholders need to do anything with their stock certificates. Shortly after the merger is completed, BancTrust will send each CommerceSouth shareholder receiving BancTrust common stock in the merger written instructions for exchanging CommerceSouth stock certificates for one or more BancTrust stock certificates.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:  Yes. There are three ways for you to revoke your proxy and change your vote.

     First, if you are a BancTrust shareholder, you may send a written notice to:

    BancTrust Financial Group, Inc.
     Post Office Box 3067
     Mobile, Alabama 36652
     Attn: F. Michael Johnson, Secretary

     If you are a CommerceSouth shareholder, you may send written notice to:

    CommerceSouth, Inc.
     224 East Broad Street
     Eufaula, Alabama 36027-1608
     Attn: Greg Faison

     stating that you wish to revoke your proxy.


    Second, you may complete and submit a new proxy card. CommerceSouth shareholders may obtain new proxy cards from Greg Faison, and BancTrust shareholders may obtain new proxy cards from Mike Johnson, each at the address stated for them above. The most recently dated properly signed proxy received prior to the meeting is the proxy that will be voted.


     Third, you may vote in person at the special meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important therefore that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you abstain or fail to instruct your broker how to vote your shares, the effect will be the same as a vote against the merger.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We expect the merger to be completed late in the fourth quarter of 2003. We are working to complete the merger as quickly as possible. While there are certain things, including regulatory approval, that must happen before the merger is completed, we do not anticipate anything which would prevent the merger.

Q: ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE MERGER?



A: Yes. You should carefully read the information set forth or incorporated by reference in this joint proxy statement and prospectus, including the risks
outlined in "Risk Factors" on page   .


Q: WHOM SHOULD I CONTACT WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS JOINT PROXY STATEMENT AND PROSPECTUS?

A:  BancTrust shareholders

     BancTrust shareholders should call Mike Johnson at (251) 431-7800, or you can write him at Post Office Box 3067, Mobile, Alabama 36652.

     CommerceSouth shareholders

CommerceSouth shareholders should call Greg Faison at (334) 687-3581, or you can write him at 224 East Broad Street, Eufaula, Alabama 36027-1608.

                           MERGER INFORMATION SUMMARY


     This summary highlights selected information from this joint proxy statement and prospectus and may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement and prospectus and the other documents we refer to in this document. Doing so will give you a more complete description of the proposed merger. We have included a copy of the merger agreement, as amended, in this joint proxy statement and prospectus as Appendix A. For more information about BancTrust and CommerceSouth, see "Chapter III -- Additional Shareholder
Information -- Locating Additional Information" on page      . We have included
page references in this Summary to direct you to other sections of the joint proxy statement and prospectus containing a more complete description of the topics covered in this Summary.


     Throughout this joint proxy statement and prospectus when we refer to the "merger," we mean the merger of CommerceSouth with and into BancTrust as described in the merger agreement.

WHAT YOU WILL RECEIVE IN THE MERGER (PAGE      )

 COMMERCESOUTH SHAREHOLDERS


     Assuming the merger occurs, BancTrust will pay you a combination of cash and its common stock in exchange for your CommerceSouth common stock.



     The number of shares of BancTrust common stock you will receive for your shares of CommerceSouth stock is dependent upon the average price at which BancTrust common stock trades during the period of twenty consecutive "trading days" (days on which the small cap market of NASDAQ is open for trading activities), ending on the trading day preceding by two trading days the effective time of the merger. If the average market price of BancTrust common stock is between $14.00 and $17.00 during the twenty day period, then, for each share of CommerceSouth common stock owned, BancTrust will pay $12.75 in cash and the fraction of a share of BancTrust common stock having a market price prior to the effective time of the merger equal to $12.75. The method of calculating the stock portion of the consideration changes if the average market price of BancTrust common stock is less than $14.00 or greater than $17.00 immediately prior to the merger. If the average market price is less than $14.00, you will receive the same number of shares of BancTrust stock as you would if the average market price were exactly $14.00, but the value of those shares will be less than $12.75 per share of CommerceSouth common stock. If the average market price is more than $17.00, you will receive the same number of shares of BancTrust stock as you would if the average market price were exactly $17.00, but the value of those shares will be greater than $12.75 per share of CommerceSouth common stock.



     If the average market price is less than $13.00 or more than $18.00, both BancTrust and CommerceSouth have the right to renegotiate the exchange ratio. If a renegotiation results in a price different from the price determined per the express provisions of the merger agreement as described above, the merger agreement, with the new exchange ratio, would be resubmitted to the BancTrust and CommerceSouth shareholders for their approval. If a party elects to renegotiate and BancTrust and CommerceSouth are unable to agree on an alternate exchange ratio within 30 days, then either of them may terminate the merger agreement.

     The following table shows, under various scenarios, the number of shares of BancTrust common stock you will receive for each share of CommerceSouth common stock, the market value of that stock, and the value of the per share merger consideration, assuming the merger occurs:


   MARKET PRICE       NUMBER OF SHARES OF
(AVERAGE BANCTRUST     BANCTRUST YOU WILL
 PER SHARE STOCK     RECEIVE FOR EACH SHARE     MARKET VALUE OF
  PRICE PRIOR TO        OF COMMERCESOUTH        PER SHARE STOCK         CASH        VALUE OF TOTAL
     MERGER)                 STOCK               CONSIDERATION      CONSIDERATION   CONSIDERATION
------------------   ----------------------   -------------------   -------------   --------------
      $11.00                 .9107                 $10.0177            $12.75          $22.7677
       11.50                 .9107                  10.4731             12.75           23.2231
       12.00                 .9107                  10.9284             12.75           23.6784
       12.50                 .9107                  11.3838             12.75           24.1338
       13.00                 .9107                  11.8391             12.75           24.5891
       13.50                 .9107                  12.2944             12.75           25.0444
       14.00                 .9107                  12.7500             12.75           25.5000
       14.50                 .8793                  12.7500             12.75           25.5000
       15.00                 .8500                  12.7500             12.75           25.5000
       15.50                 .8226                  12.7500             12.75           25.5000
       16.00                 .7969                  12.7500             12.75           25.5000
       16.50                 .7727                  12.7500             12.75           25.5000
       17.00                 .7500                  12.7500             12.75           25.5000
       17.50                 .7500                  13.1250             12.75           25.8750
       18.00                 .7500                  13.5000             12.75           26.2500
       18.50                 .7500                  13.8750             12.75           26.6250
       19.00                 .7500                  14.2500             12.75           27.0000
       19.50                 .7500                  14.6250             12.75           27.3750
       20.00                 .7500                  15.0000             12.75           27.7500



     The table set forth above applies only to those CommerceSouth shareholders who receive cash and BancTrust stock in the exchange. It does not apply to certain shares held by four individuals described in the following section of this summary. For certain shares they will receive the amount shown in the fifth column of the table, which is titled "Value of Total Consideration," in a cash only payment, assuming they exercise the options to purchase those shares, which they have agreed to do. BancTrust will not issue fractional shares and will pay cash for any fractional shares to which you would otherwise be entitled.


 BANCTRUST SHAREHOLDERS

     After the merger, you will continue to hold the shares you now own. Those shares will represent the same number of shares in BancTrust; however, they will represent a smaller percentage of the total number of outstanding shares.


     If the average market price of BancTrust common stock immediately before the merger is $14.00 or less, we expect BancTrust shareholders to own approximately 77.78% of the outstanding shares of BancTrust following the merger. If the average market price of BancTrust common stock immediately before the merger is $17.00 or more, we expect BancTrust shareholders to own approximately 80.96% of the outstanding shares of BancTrust following the merger.



     If the average market price of BancTrust common stock immediately before the merger is $15.95 (the closing price of BancTrust common stock on October 3, 2003), we expect BancTrust shareholders to own approximately 79.97% of the outstanding shares of stock of BancTrust following the merger.

FOUR COMMERCESOUTH OFFICERS WILL BE PAID ONLY IN CASH FOR CERTAIN SHARES (PAGES
     )



     Greg Faison, Pete Knowles, Charles M. Schaeffer, and Gloria Hagler hold options to purchase an aggregate of 199,500 shares of CommerceSouth common stock issued under CommerceSouth's 1994 Stock Option Plan. Assuming these participants exercise those options and retain the stock resulting therefrom, which they have agreed to do, they will receive in exchange for each share cash in an amount equal to the per share merger consideration received with respect to shares other than those resulting from the exercise of those options.



     These shares are being treated differently than other shares, which will be exchanged for a mix of cash and stock in the merger; however, the value of the cash only consideration to be paid for these shares in the merger is equal to the value, as calculated pursuant to the merger agreement, of the cash and stock consideration to be paid with respect to other shares.



     BancTrust and CommerceSouth agreed to this treatment to reduce the number of shares BancTrust will issue in the merger and thereby reduce the dilutive effect of the merger on BancTrust. By accepting only cash consideration for these shares, these officers avoid the risk, with respect to these shares, of BancTrust stock decreasing in value following the time the exchange ratio is calculated. They will also forego the opportunity to benefit from any increase in the value of BancTrust common stock following the time the exchange ratio is calculated. Assuming that the exchange ratio is calculated using a market price for BancTrust common stock of $15.95, which was the closing price on October 3, 2003, these four officers would receive $25.50 per share, or a total of $5,087,250, in cash for the 199,500 shares resulting from the exercise of these options. All other CommerceSouth shares would be converted into $12.75 in cash and $12.75 worth of BancTrust common stock, or $25.50 in cash and stock.


MARKET PRICES OF BANCTRUST AND COMMERCESOUTH COMMON STOCK (PAGES      )

     On May 27, 2003, the last full trading day prior to the public announcement of the merger, BancTrust common stock closed at $14.51 per share and CommerceSouth common stock closed at $15.50 per share.

     On July 23, 2003, the last full trading day prior to the announcement of the execution of the merger agreement, the closing price of BancTrust common stock was $16.11 per share and the closing price of CommerceSouth common stock was $24.78 per share.

     Based on the method of determining the exchange ratio in the merger, which is the number of shares of BancTrust stock having a market value of $12.75, subject to adjustment for fluctuations in BancTrust's stock price, the total number of shares of BancTrust common stock that CommerceSouth shareholders will receive in the proposed merger will be 2,407,688 based on BancTrust's May 27, 2003 closing price of $14.51 and 2,168,563 based on BancTrust's July 23, 2003, closing price of $16.11. This is in addition to the $12.75 in cash that will be paid per share.

     Of course, the market price of BancTrust common stock will fluctuate prior to and after completion of the proposed merger. Therefore, you should obtain current stock price quotations for BancTrust common stock.

WE EXPECT THE MERGER TO BE TAX FREE EXCEPT AS TO CASH RECEIVED (PAGES      )

     We have conditioned the merger on our receipt of a legal opinion from BancTrust's counsel that this will be the case, but this opinion will not bind the Internal Revenue Service, which may take a different view.

     The merger is designed to be a reorganization for federal income tax purposes. Assuming the merger qualifies as a reorganization, the following federal income tax consequences should apply: A CommerceSouth shareholder who exchanges CommerceSouth shares for cash and BancTrust stock in the merger generally will recognize gain (but no loss) in an amount equal to the lesser of:

     - the excess (if any) of (a) the amount of cash and the fair market value of BancTrust common stock received in the exchange over (b) the shareholder's adjusted tax basis in CommerceSouth shares; or

     - the amount of cash received in the exchange.

     For example, if the market price of BancTrust common stock at the time of determination of the exchange ratio is $15.50, a CommerceSouth shareholder would receive a total value of $25.50 for each share of her CommerceSouth stock, consisting of $12.75 in cash plus .8226 shares of BancTrust common stock (see
table on page      ).



     If a CommerceSouth shareholder owns 100 shares of CommerceSouth which she bought for $8.00 a share and held as an investment more than one year prior to the merger, that shareholder would have a total basis in her CommerceSouth stock of $800.00. She would receive, in exchange for her 100 shares of CommerceSouth stock, $1,275.00 cash ($12.75 per share x 100), 82 shares of BancTrust common stock and an additional $4.03 in cash for the excess .26 shares of BancTrust stock (.26 x $15.50), for a total value received of $2,550.00.



     She would recognize long term capital gain of $1,275.00 (the lesser of (a) her actual gain [$2,550.00 total value received minus the $800.00 total basis of the CommerceSouth stock exchanged = $1,750.00] or (b) the $1,275.00 cash received). She would also recognize additional long term capital gain on the receipt of the $4.03 for the .26 fractional share of BancTrust common stock. This .26 fractional share has a basis of $2.53, so only $1.50 of the $4.03 is gain. See the following paragraph for the computation of basis.



     This hypothetical shareholder's basis in the 82.26 shares of BancTrust common stock she received in the merger is $800.00 (her $800.00 total basis for the CommerceSouth stock exchanged minus the $1,275.00 cash received plus the $1,275.00 gain recognized).



     $800.00 divided by the 82.26 shares of BancTrust stock she received results in a basis of $9.72526 in each BancTrust share received. Multiplying $9.72526 by ..26 gives the basis for the .26 fractional share.



     The 82 shares of BancTrust this shareholder received would have a basis equal to 82 shares multiplied by $9.72526 per share, or $797.47 total (rounded).


     THIS TAX TREATMENT MAY NOT APPLY TO CERTAIN COMMERCESOUTH SHAREHOLDERS, INCLUDING THE TYPES OF COMMERCESOUTH SHAREHOLDERS DISCUSSED AT THE BOTTOM OF
PAGE      , AND IT WILL NOT APPLY TO ANY SHAREHOLDER WHO DISSENTS FROM THE
MERGER. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE PROPOSED MERGER TO YOU CAN BE COMPLICATED. THESE CONSEQUENCES WILL DEPEND ON YOUR SPECIFIC SITUATION AND MANY VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE PROPOSED MERGER'S TAX CONSEQUENCES.


BANCTRUST WILL OBTAIN THE CASH REQUIRED TO PAY THE MERGER CONSIDERATION THROUGH A COMBINATION OF INTERNAL CAPITAL, THE ISSUANCE OF TRUST PREFERRED SECURITIES
AND A BANK LOAN (PAGE           )



     BancTrust will pay approximately $40 million in cash to the CommerceSouth shareholders in the merger. BancTrust has obtained a written commitment from a reputable financial institution to purchase or arrange for the purchase of up to $20 million in trust preferred securities issued by a subsidiary Connecticut Business Trust to be formed, which securities would be backed by a debenture issued by BancTrust. The balance of the required cash will come from a combination of internal capital and up to $10 million from a credit facility to be obtained from an unrelated bank. If BancTrust is unable to successfully complete the issuance of trust preferred securities, it would have the right to terminate the merger agreement. Due to the commitment BancTrust has in hand with respect to the issuance of trust preferred securities and interest it has received regarding the issuance of these securities and the credit facility, BancTrust believes it is highly unlikely that it will be unable to successfully complete a private placement of trust preferred securities in an amount sufficient to enable it to pay the merger consideration.


YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE MERGER (PAGE      )

     Your Board of Directors believes that the merger is fair to you and in your best interests. Each of the CommerceSouth and BancTrust Boards unanimously recommends that its shareholders vote "FOR" the proposal to approve the merger.

THE BASIS OF OUR RECOMMENDATION (PAGES      )


     The Boards of Directors of BancTrust and CommerceSouth expect the merger to result in a company that is stronger and more competitive and able to provide an increased array of products and services to its customers. The locations of our branches are complementary, and we believe the management philosophies and styles of our two companies are similar, which should facilitate the smooth integration of the two companies. We expect these factors, in addition to those listed in "The Merger Transaction -- Reasons for the Merger; Recommendations of
Your Board of Directors" on page      , to add value to both companies.



     CommerceSouth's board of directors views the proposed merger as a way for CommerceSouth shareholders to realize a substantial premium over CommerceSouth's stock price prior to the announcement of the merger and a substantial dividend increase. The cash portion of the merger consideration provides for immediate liquidity, and the stock portion allows CommerceSouth shareholders to receive a portion of the consideration free of federal income tax. The stock portion of the merger consideration also allows CommerceSouth shareholders to maintain a significant ownership stake in BancTrust following the merger and to participate in future growth of the combined company.


     Before deciding to approve and recommend the proposed merger, your Board of Directors considered the financial condition and prospects of CommerceSouth and BancTrust, the financial terms of the proposed merger, the likelihood that bank regulators will approve the proposed merger, the federal income tax consequences of the proposed merger, the advice of your Board's legal and financial advisors, and other factors your Board believes to be relevant.

     In deciding to approve the proposed merger, the CommerceSouth Board conditioned its approval on the receipt of the opinion of its financial advisor,
T. Stephen Johnson & Associates, Inc., that as of the date of its opinion the consideration BancTrust is paying in the merger is fair to the shareholders of CommerceSouth from a financial point of view. We have attached this opinion as Appendix E to this joint proxy statement and prospectus. You should read it and the description of the methods used to arrive at that opinion (found on pages
     ) carefully.

     In deciding to approve the proposed merger, the BancTrust Board considered the opinion of its financial advisor, Alex Sheshunoff & Co. Investment Banking, L.P., that as of the date of the opinion the consideration being paid to CommerceSouth shareholders in the merger is fair from a financial point of view to BancTrust shareholders. We have attached this opinion as Appendix D to this joint proxy statement and prospectus. You should read it and the description of
the methods used to arrive at that opinion (found on pages      ) carefully.

YOUR RIGHTS AS A SHAREHOLDER WILL CHANGE (PAGES      )


     Once the proposed merger occurs, CommerceSouth shareholders who do not dissent from the merger will become BancTrust shareholders. Their rights as a shareholder will be governed by Alabama corporate law instead of Delaware corporate law, and they will be governed by BancTrust's Articles of Incorporation and Bylaws, instead of CommerceSouth's Certificate of Incorporation and Bylaws. Although there are numerous differences between (1) Delaware law and CommerceSouth's certificate of incorporation and bylaws and (2) Alabama law and BancTrust's articles of incorporation and bylaws, we believe that the material differences between the rights of CommerceSouth and BancTrust shareholders are in the areas of the vote required to approve mergers and similar transactions, the calling of special meetings of shareholders, the powers of committees, shareholder removal of directors, anti-takeover protections, and the procedure for amendment of the certificate of incorporation/articles of incorporation. A description of these and other differences between the rights of shareholders of CommerceSouth and BancTrust
begins on page      of this joint proxy statement and prospectus under the
caption "Comparison of Shareholders' Rights."


YOU HAVE DISSENTERS' APPRAISAL RIGHTS (PAGES      )

     Article 13 of the Alabama Business Corporation Act is attached as Appendix B to this joint proxy statement and prospectus. Any BancTrust shareholder wishing to exercise dissenter's rights must strictly comply with the requirements of Article 13.

     Section 262 of the Delaware General Corporation Law is attached as Appendix C to this joint proxy statement and prospectus. Any CommerceSouth shareholder wishing to exercise dissenter's rights must strictly comply with the requirements of Section 262.

     PLEASE NOTE THAT THE PROCEDURES FOR EXERCISING DISSENTER'S RIGHTS ARE COMPLICATED AND TECHNICAL, AND IF YOU WISH TO DISSENT FROM THE MERGER YOU MUST STRICTLY OBSERVE THESE REQUIREMENTS TO AVOID WAIVING YOUR DISSENTER'S RIGHTS OF APPRAISAL.

WHY YOUR APPROVAL IS REQUESTED AT THE SPECIAL MEETING (PAGE      )

     We cannot complete the merger without the approval of at least two-thirds, or 66.67%, of the outstanding BancTrust common stock and at least a majority, or greater than 50%, of the outstanding CommerceSouth common stock. A failure to return a proxy, an abstention from voting, and a broker non-vote will each have the same effect as a vote against the merger.

 CommerceSouth Shareholders

     If you are a CommerceSouth shareholder, you are entitled to vote on the merger if you own shares of CommerceSouth common stock at the close of business
on           , the CommerceSouth record date. If so, you will be able to cast your vote at the special meeting of the shareholders of CommerceSouth to be held
at           , Eufaula, Alabama, at           p.m., local time, on           ,
2003. The presence, in person or by proxy, of a majority of the outstanding shares of CommerceSouth common stock entitled to vote is necessary for a quorum at the special meeting.

     On the record date,           shares of CommerceSouth common stock were
outstanding. You will be entitled to one vote for each share of CommerceSouth common stock you own on the record date. You may vote either by attending the special meeting and voting your shares or by completing the enclosed proxy card and mailing it to us in the enclosed envelope.

     The CommerceSouth directors, who collectively own, directly or beneficially, approximately 33% of the CommerceSouth common stock, have all signed voting agreements obligating them to vote their shares of CommerceSouth common stock in favor of the merger. Assuming all of the directors and executive officers of CommerceSouth, who collectively own, directly or beneficially, approximately 900,500 shares, or approximately 34%, of the CommerceSouth common stock, vote in favor of the merger, the approval of an additional 420,147 shares, or 16% of the outstanding shares, of CommerceSouth common stock would be needed to approve the merger.

 Other Matters

     CommerceSouth will bear the costs of the solicitation of proxies for its special meeting, except that BancTrust will pay the costs of preparing, printing, filing and distributing this joint proxy statement and prospectus. Such solicitation will be made by mail but also may be made by telephone, facsimile or in person by the directors, officers and employees of CommerceSouth, but no written materials other than those included herewith will be used to solicit proxies.

     The management of CommerceSouth is not aware of any business to be acted upon at the special meeting other than approval of the proposed merger. If other matters are properly brought before the special meeting or any adjournment thereof, any proxy, if properly signed, dated and returned, will be voted in accordance with the recommendation of CommerceSouth's management or, if there is no such recommendation, in the discretion of the individuals named as proxies therein provided that CommerceSouth did not have notice of the proposal at least 15 days before the date of this joint proxy statement and prospectus.

 BancTrust Shareholders

     If you are a BancTrust shareholder, you are entitled to vote on the merger if you own shares of BancTrust common stock at the close of business on
          , the BancTrust record date. If so, you will be able to cast your vote at the special meeting of the shareholders of BancTrust to be held at 100 St. Joseph Street, Mobile,

Alabama 36602 at 10:00 a.m., local time, on           , 2003. The presence, in
person or by proxy, of a majority of the outstanding shares of BancTrust common stock entitled to vote is required for a quorum at the special meeting.

     On the record date,           shares of BancTrust common stock were
outstanding. You will be entitled to one vote for each share of BancTrust common stock you own on the record date. You may vote either by attending the special meeting and voting your shares or by completing the enclosed proxy card and mailing it to us in the enclosed envelope.

     Assuming all of the directors and executive officers of BancTrust, who collectively own, directly or beneficially, 1,865,028 shares, or approximately 21.34%, of the BancTrust common stock, vote in favor of the merger, the approval of an additional 3,962,535 shares, or 45.33% of the outstanding shares, of BancTrust common stock would be needed to approve the merger.

 Other Matters

     BancTrust will bear the costs of the solicitation of proxies for its special meeting, including the costs of preparing, printing, filing and distributing this joint proxy statement and prospectus. Such solicitation will be made by mail but also may be made by telephone, facsimile or in person by the directors, officers and employees of BancTrust, but no written materials other than those included herewith will be used to solicit proxies.

     The management of BancTrust is not aware of any business to be acted upon at the special meeting other than approval of the proposed merger. If other matters are properly brought before the special meeting or any adjournment thereof, any proxy, if properly signed, dated and returned, will be voted in accordance with the recommendation of BancTrust's management or, if there is no such recommendation, in the discretion of the individuals named as proxies therein, provided that BancTrust did not have notice of the proposal at least 15 days before the date of this joint proxy statement and prospectus.

FINANCIAL INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER THAT MAY BE
DIFFERENT FROM YOURS (PAGES      )

     CommerceSouth's Board of Directors and certain officers may have interests in the merger that differ from the interests of CommerceSouth shareholders generally. Those interests include, among others, entitlement to cash only for shares acquired by the exercise of certain stock options held by certain officers, and provisions in the merger agreement regarding indemnification and continued service as a director or officer of BancTrust or one or more of its subsidiaries.


     Current CommerceSouth directors Greg Faison, James A. Faulkner, James R. Balkcom, Jr., Robert M. Dixon and Dennis A. Wallace will serve as directors of BancTrust following the merger. Greg Faison, Pete Knowles, Charles Schaeffer, Guy Davis and Deborah Wiltse all currently have written employment agreements with CommerceSouth which are for a term of one (1) year and which renew every day. Greg Faison's employment agreement grants him the option of electing to reduce his duties and salary over a period of three years beginning January 1, 2004 and to ultimately retire. In connection with the merger, Greg Faison has agreed to exercise this option.



     BancTrust does not have written employment agreements with its executive officers and employees as a general rule. However, in connection with the merger, it has offered Mr. Knowles, Mr. Schaeffer, and Mr. Davis employment agreements on the same terms and conditions as their current employment agreements, except that they are for a fixed term of one (1) year and do not renew every day. It has also offered Ms. Wiltse an employment agreement on the same terms and conditions as her current employment agreement, except that it is for a fixed term of two (2) years and does not renew every day. All of these executives, except Ms. Wiltse, have agreed, effective concurrently with the merger, to terminate their current employment agreements and to accept the form of agreement offered by BancTrust.


     The Board of Directors of CommerceSouth was aware of these interests and considered them in approving and recommending the merger.

     Certain members of BancTrust's Board of Directors and certain officers may have interests in the merger that differ from the interests of BancTrust shareholders generally. Those interests include, among others, provisions in the merger agreement regarding continued service as a director or officer of BancTrust or one or more of its subsidiaries. The Board of Directors of BancTrust was aware of these interests and considered them in approving and recommending the merger.

BANCTRUST ACQUIRES BOTH COMMERCESOUTH BANKS IN THE MERGER (PAGE      )

     CommerceSouth proposes to merge into BancTrust. BancTrust will be the surviving corporation in the merger. CommerceSouth Bank Alabama and CommerceSouth Bank Florida will continue to operate but will be owned by BancTrust instead of CommerceSouth. BancTrust plans to cause BancTrust's subsidiary banks to be merged over time into one or two banks.

COMMERCESOUTH SHAREHOLDERS WILL OWN ABOUT 20% OF BANCTRUST AFTER THE MERGER
(PAGE      )


     BancTrust will issue approximately 2,190,317 shares of its common stock to CommerceSouth shareholders in the merger. Based on that number, after the merger CommerceSouth shareholders will own 20.03% of the outstanding shares of BancTrust common stock. This number is based on the number of shares of CommerceSouth and BancTrust common stock outstanding on June 30, 2003. It assumes that the average market price for BancTrust common stock used to determine the exchange ratio is $15.95. It also assumes the exercise of all CommerceSouth stock options and no BancTrust stock options, and it assumes no one exercises dissenters' rights of appraisal.



WE EXPECT COMMERCESOUTH SHAREHOLDERS TO RECEIVE AN INCREASED DIVIDEND FOLLOWING
THE MERGER (PAGES      )



     BancTrust currently pays dividends at a rate of $.52 per share each year, and CommerceSouth currently pays dividends at a rate of $.22 per share each year. BancTrust's Board of Directors determines its dividend policy and will continue to do so following the merger. We expect that the initial annualized dividend rate will be at least $.52 per share. Given an assumed exchange ratio of .7994 shares of BancTrust common stock for each share of CommerceSouth common stock, using BancTrust's $15.95 October 3, 2003 closing price as the market price, BancTrust's dividend following the merger is expected to be 90.91% greater than the dividend CommerceSouth shareholders now receive. This percentage is calculated by multiplying the assumed exchange ratio of .7994 by BancTrust's dividend per share ($.52), which results in a product of $.42 per share, rounded. This is the pro forma dividend for CommerceSouth shares following the merger. CommerceSouth's current dividend amount of $.22 is then subtracted from $.42 to obtain an increase in per share dividends of $.20, which is divided by $.22 to obtain the percentage increase. As is the case with most corporate dividends, there can be no certainty the dividend will continue at that level or higher.



INFORMATION ABOUT BANCTRUST AND COMMERCESOUTH (SEE ITEMS 1-3 OF THE ENCLOSED BANCTRUST ANNUAL REPORT ON FORM 10-K FOR BANCTRUST, AND ITEMS 1-3 OF THE ENCLOSED COMMERCESOUTH ANNUAL REPORT ON FORM 10-KSB FOR COMMERCESOUTH)


BancTrust Financial Group, Inc.
100 St. Joseph Street
Mobile, Alabama 36602
(251) 431-7800

     BancTrust is an Alabama corporation that owns six banks and one trust company that conduct banking and related business in several cities and communities in Southwest Alabama and Northwest Florida. It currently owns all of the stock of, and conducts its business through, BankTrust, BankTrust of Brewton, The Monroe County Bank, The Commercial Bank of Demopolis, Sweet Water State Bank, BankTrust of Florida and South Alabama Trust Company, Inc. At June 30, 2003, BancTrust had total assets of approximately $713 million, total deposits of approximately $601 million, total net loans of approximately $436 million and total shareholders' equity of approximately $83 million.

CommerceSouth, Inc.
224 East Broad Street
Eufaula, Alabama 36027-1608
(334) 687-3581

     CommerceSouth is a Delaware corporation that owns all of the stock of CommerceSouth Bank Alabama and CommerceSouth Bank Florida. Through these subsidiaries, CommerceSouth provides a broad range of banking and financial services to customers in the commercial and retail banking fields and has 5 offices in Southeast Alabama and 6 offices in Northwest Florida. At June 30, 2003, CommerceSouth had total assets of approximately $321 million, total deposits of approximately $280 million, total net loans of approximately $239 million and total shareholders' equity of approximately $29 million.

THINGS THAT MAY PREVENT THE MERGER FROM HAPPENING (PAGES      AND      )

     The merger agreement contains numerous conditions to consummation of the merger, including, among others, approval of the shareholders of CommerceSouth and BancTrust, certain regulatory approvals, and the occurrence or non-occurrence of certain events which would have a material negative impact on BancTrust or CommerceSouth. Furthermore, in certain circumstances, either of them has the right to terminate the merger agreement and abandon the merger. If all of the conditions to consummation of the merger are not either fulfilled or waived, or if CommerceSouth or BancTrust terminates the merger agreement, the merger will not occur. The merger agreement provides that if either party terminates the agreement wrongfully, or otherwise fails to consummate the merger except for certain reasons set forth in the merger agreement, it will pay the other party a termination fee of $500,000 plus the other party's expenses incurred in connection with the merger, not to exceed $400,000, and that the payment of that fee plus expenses will be the full extent of the liability of a party who terminates the merger agreement.

PURCHASE ACCOUNTING TREATMENT (PAGE      )

     The merger will be accounted for as a purchase, meaning that the assets and liabilities of CommerceSouth will be recorded at their estimated fair values and added to those of BancTrust. To the extent the total purchase price exceeds the estimated fair value of tangible and identifiable intangible assets acquired over the liabilities assumed, BancTrust will record goodwill. Under accounting principles generally accepted in the United States, goodwill is measured periodically for impairment, with any resulting impairment losses taken into account in the operating income. BancTrust will include in its consolidated results of operations the results of CommerceSouth's operations after the merger is completed.

LISTING OF COMMON STOCK ON THE NASDAQ STOCK MARKET (PAGE      )

     We have agreed that BancTrust common stock will be listed on the Nasdaq Small Cap Stock Market after the merger, and listing approval is a condition to the merger. Shares of both CommerceSouth and BancTrust common stock are currently traded on the Nasdaq Small Cap Stock Market.

BOARD OF DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER (PAGE      )


     The Board of Directors and officers of BancTrust serving at the time of the merger will continue as directors and officers of BancTrust following the merger. In addition, five current CommerceSouth directors will become directors of BancTrust. Those five directors are Greg B. Faison, James A. Faulkner, James
R. Balkcom, Jr., Robert M. Dixon, and Dennis A. Wallace. At least one of these individuals will be selected to serve on the Executive Committee of BancTrust's Board of Directors following the merger. Also, Pete Knowles, who currently serves as President and CEO of CommerceSouth Bank Florida, will be appointed to serve as CEO, or its equivalent, of BancTrust's Florida subsidiaries following the merger. BancTrust intends to significantly reduce the size of its Board of Directors over the next two years; however, it has agreed, that such reduction would not reduce the number of CommerceSouth directors serving on BancTrust's board below four for a period of two years following the merger.

SELECTED HISTORICAL FINANCIAL INFORMATION


     We are providing the following selected historical information to aid you in evaluating the financial aspects of the merger. This information is only a summary and you should read it in conjunction with BancTrust's and CommerceSouth's historical financial statements (and related notes) contained in the reports that have been filed with the Securities and Exchange Commission. See "Chapter III -- Additional Shareholder Information -- Locating Additional
Information" on page      .


     Annual financial information for each of BancTrust and CommerceSouth was derived from audited financial statements. Financial information for interim periods for each of BancTrust and CommerceSouth was derived from unaudited financial statements.

              BANCTRUST SELECTED HISTORICAL FINANCIAL INFORMATION
                (Dollars In Thousands Except Per Share Amounts)

                                SIX MONTHS ENDED
                                    JUNE 30,                       YEAR ENDED DECEMBER 31,
                               -------------------   ----------------------------------------------------
                                 2003       2002       2002       2001       2000       1999       1998
                               --------   --------   --------   --------   --------   --------   --------
RESULTS OF OPERATIONS:
Interest revenue.............  $ 17,144   $ 17,639   $ 35,906   $ 40,317   $ 43,420   $ 40,230   $ 38,070
Interest expense.............     4,596      6,021     11,766     17,695     19,461     17,826     17,552
Net interest revenue.........    12,548     11,618     24,140     22,622     23,959     22,404     20,518
                               --------   --------   --------   --------   --------   --------   --------
Provision for loan losses....       907        417        961      1,787      1,235        827        571
Non-interest revenue.........     4,777      3,684      7,569      6,341      5,392      4,604      4,515
Non-interest expense.........    11,353      9,756     20,387     18,436     17,598     16,855     16,106
                               --------   --------   --------   --------   --------   --------   --------
Income before income taxes...     5,065      5,129     10,361      8,740     10,518      9,326      8,356
                               --------   --------   --------   --------   --------   --------   --------
Income taxes.................     1,495      1,492      3,038      2,514      3,071      2,621      2,267
                               --------   --------   --------   --------   --------   --------   --------
Net income...................  $  3,570   $  3,637   $  7,323   $  6,226   $  7,447   $  6,705   $  6,089
                               ========   ========   ========   ========   ========   ========   ========
Earnings per share:
  Basic net income per
    share....................  $   0.41   $   0.42   $   0.85   $   0.73   $   0.87   $   0.78   $   0.72
                               ========   ========   ========   ========   ========   ========   ========
  Diluted net income per
    share....................  $   0.40   $   0.42   $   0.84   $   0.73   $   0.87   $   0.77   $   0.71
                               ========   ========   ========   ========   ========   ========   ========


                                 AS OF JUNE 30,                       AS OF DECEMBER 31,
                               -------------------   ----------------------------------------------------
                                 2003       2002       2002       2001       2000       1999       1998
                               --------   --------   --------   --------   --------   --------   --------
PERIOD-END STATEMENT OF
  CONDITION
Total assets.................  $713,262   $645,355   $665,810   $592,372   $577,116   $556,858   $557,358
Loans........................   442,200    414,978    417,359    382,313    378,353    357,924    313,031
Deposits.....................   600,628    550,333    562,697    501,477    486,835    467,452    475,445
Shareholders' equity.........    82,937     79,015     80,904     73,914     70,835     64,082     64,648
AVERAGE BALANCES
Total assets.................  $676,574   $617,479   $636,318   $576,381   $555,507   $553,313   $514,438
Average earning assets.......   626,514    571,623    589,322    536,380    514,999    510,961    478,390
Loans........................   430,083    392,308    402,927    382,818    367,281    341,792    289,352
Deposits.....................   568,785    525,336    540,053    486,012    468,137    468,462    437,056
Shareholders' equity.........    82,290     75,972     78,658     73,204     66,604     64,696     61,385
PERFORMANCE RATIOS
Net income to:
  Average total assets.......     1.06%      1.19%      1.15%      1.08%      1.34%      1.21%      1.18%
  Average shareholders'
    equity...................     8.75%      9.65%      9.31%      8.50%     11.18%     10.36%      9.92%
Average shareholders' equity
  to average total assets....    12.16%     12.30%     12.36%     12.70%     11.99%     11.69%     11.93%
Dividend payout ratio........    63.67%     57.33%     56.66%     60.25%     46.05%     45.49%     44.70%

            COMMERCESOUTH SELECTED HISTORICAL FINANCIAL INFORMATION
                (Dollars in Thousands Except Per Share Amounts)

                                SIX MONTHS ENDED
                                    JUNE 30,                       YEAR ENDED DECEMBER 31,
                               -------------------   ----------------------------------------------------
                                 2003       2002       2002       2001       2000       1999       1998
                               --------   --------   --------   --------   --------   --------   --------
RESULTS OF OPERATIONS
Interest revenue.............  $  8,800   $  8,956   $ 17,847   $ 19,255   $ 22,031   $ 19,487   $ 12,961
Interest expense.............     2,617      3,078      6,138      8,896     11,268      9,238      5,933
                               --------   --------   --------   --------   --------   --------   --------
Net interest revenue.........     6,183      5,878     11,709     10,359     10,763     10,249      7,028
                               --------   --------   --------   --------   --------   --------   --------
Provision for loan losses....       349        686      1,265        585        989      1,251        717
Non-interest revenue.........     1,805      1,132      2,494      2,342      4,100      1,943      1,382
Non-interest expense.........     5,269      4,450      9,279      8,220      8,800      8,396      6,538
                               --------   --------   --------   --------   --------   --------   --------
Income before income taxes...     2,370      1,874      3,659      3,896      5,074      2,545      1,155
                               --------   --------   --------   --------   --------   --------   --------
Income taxes.................       646        485        755      1,111      1,578        872        290
                               --------   --------   --------   --------   --------   --------   --------
Net income...................  $  1,724   $  1,389   $  2,904   $  2,785   $  3,496   $  1,673   $    865
                               ========   ========   ========   ========   ========   ========   ========
Earnings per share:
  Basic net income per
    share....................  $   0.66   $   0.54   $   1.12   $   1.06   $   1.33   $   0.64   $   0.35
                               ========   ========   ========   ========   ========   ========   ========
  Diluted net income per
    share....................  $   0.62   $   0.51   $   1.06   $   1.01   $   1.28   $   0.60   $   0.33
                               ========   ========   ========   ========   ========   ========   ========


                                 AS OF JUNE 30,                       AS OF DECEMBER 31,
                               -------------------   ----------------------------------------------------
                                 2003       2002       2002       2001       2000       1999       1998
                               --------   --------   --------   --------   --------   --------   --------
PERIOD-END STATEMENT OF
  CONDITION:
Total assets.................  $321,481   $283,913   $296,778   $255,866   $237,700   $260,822   $202,056
Loans........................   247,181    223,522    238,874    198,553    175,296    205,945    155,122
Deposits.....................   279,694    244,087    249,344    213,396    195,820    226,185    176,441
Shareholders' equity.........    29,059     26,109     27,396     25,219     23,173     19,469     18,942
AVERAGE BALANCES
Total assets.................  $305,680   $268,553   $279,415   $243,717   $260,275   $243,425   $160,895
Average earning assets.......   278,956    247,347    256,886    225,877    241,676    223,243    143,956
Loans........................   242,086    214,642    221,674    186,908    198,044    190,921    112,931
Deposits.....................   263,032    223,835    235,497    204,410    223,363    211,476    139,594
Shareholders' equity.........    28,083     25,801     26,187     24,236     20,842     19,297     17,043
PERFORMANCE RATIOS
Net income to:
  Average total assets.......     1.14%      1.04%      1.04%      1.14%      1.34%      0.69%      0.54%
  Average shareholders'
    equity...................    12.38%     10.86%     11.09%     11.49%     16.77%      8.67%      5.08%
Average shareholders' equity
  to average total assets....     9.19%      9.61%      9.37%      9.94%      8.01%      7.93%     10.59%
Dividend payout ratio........    16.88%     19.87%     19.08%     18.89%     13.50%     26.66%     44.70%


UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


     We have presented the following unaudited pro forma combined condensed financial information for BancTrust and CommerceSouth with BancTrust as the surviving corporation in the merger. This pro forma financial information reflects the purchase method of accounting and is intended to show you how the merger might have affected historical financial statements if the merger had been consummated at an earlier time.



     The pro forma financial information is presented as if the merger had occurred on December 31, 2002 or June 30, 2003, as applicable, with respect to the statement of condition, as of January 1, 2003, with respect to the results of operations and average balances for the six months ended June 30, 2003, and as of January 1, 2002, with respect to the results of operations and average balances for the year ended December 31, 2002, in each case after providing the effect of the pro forma adjustments described in the "Notes to Pro Forma Financial Statements," included elsewhere in this joint proxy statement and prospectus on page .



     The pro forma adjustments are based on estimates made for the purposes of preparing these pro forma financial statements. Specifically, it is assumed that the proposed merger will involve the acquisition of 100% of the fully diluted shares of CommerceSouth in exchange for cash equal to approximately $40 million and approximately 2.3 million shares of BancTrust stock valued at $15.50 per share. The pro forma adjustments are also based on the assumption that BancTrust will issue $20 million in trust preferred securities and draw on a line of credit for $8 million to finance a substantial portion of the cash component of the merger consideration. BancTrust does not anticipate the issuance of trust preferred securities in excess of $20 million, and BancTrust may issue less than $20 million in trust preferred securities and rely more on long-term debt financing, which BancTrust expects to be less expensive. For a more detailed discussion of the financing of the merger, please see "The Merger
Transaction -- Financing" on page      .



     The actual adjustments to the accounts of BancTrust will be made based on the underlying historical financial data at the time of the transaction. BancTrust's management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.


     You should not rely on the pro forma financial information as indicating the historical results that we would have achieved or predicting the future results that we will experience after the merger. This pro forma financial information should be read in conjunction with the unaudited pro forma combined condensed consolidated financial statements, including the related notes, at the
section titled "Pro Forma Financial Information" on page      .

                    PRO FORMA SELECTED FINANCIAL INFORMATION
                (Dollars in Thousands Except Per Share Amounts)


                                                    SIX MONTHS ENDED           YEAR ENDED
                                                      JUNE 30, 2003         DECEMBER 31, 2002
                                                -------------------------   -----------------
RESULTS OF OPERATIONS
Interest revenue..............................           $25,757                 $53,379
Interest expense..............................             7,705                  18,888
                                                         -------                 -------
Net interest revenue..........................            18,052                  34,491
                                                         -------                 -------
Provision for loan losses.....................             1,256                   2,226
Non-interest revenue..........................             6,582                  10,063
Non-interest expense..........................            17,111                  30,643
                                                         -------                 -------
Income before income taxes....................             6,267                  11,685
Income taxes..................................            (1,703)                 (2,917)
                                                         -------                 -------
Net income....................................           $ 4,564                 $ 8,768
                                                         =======                 =======
Earnings per share:
  Basic net income per share..................           $  0.42                 $  0.80
                                                         =======                 =======
  Diluted net income per share................           $  0.41                 $  0.80
                                                         =======                 =======

                                                              AS OF             AS OF
                                                          JUNE 30, 2003   DECEMBER 31, 2002
                                                          -------------   -----------------
PERIOD-END STATEMENT OF CONDITION:
Total assets............................................   $1,068,892         $999,138
Loans...................................................      689,381          656,233
Deposits................................................      880,322          812,041
Shareholders' equity....................................      117,874          115,841
AVERAGE BALANCES
Total assets............................................   $1,016,403         $952,283
Average earning assets..................................      905,470          846,208
Loans...................................................      672,169          624,601
Deposits................................................      831,817          775,550
Shareholders' equity....................................      117,227          113,595
PERFORMANCE RATIOS
Net income to:
  Average total assets..................................         0.91%            0.92%
  Average shareholders' equity..........................         7.85%            7.72%
Average shareholders' equity to average total assets....        11.53%           11.93%
Dividend payout ratio...................................        56.18%           53.64%


COMPARATIVE PER SHARE INFORMATION


     The following table presents certain historical per share data of BancTrust and CommerceSouth and certain unaudited pro forma per share data for BancTrust as the surviving corporation in the merger using the purchase method of accounting. This information is presented: (i) on a historical basis for BancTrust and CommerceSouth; (ii) on a pro forma combined basis per share of BancTrust stock to reflect completion of the merger; and (iii) on an equivalent pro forma basis per share of CommerceSouth stock to reflect completion of the merger, assuming the merger was effective for the periods presented. The following equivalent per share data of CommerceSouth assumes an exchange ratio of .8226 shares of BancTrust stock for each share of CommerceSouth. The information listed as "equivalent pro forma" was computed by multiplying the pro forma combined amounts by an assumed exchange ratio of .8226. The exchange ratio of BancTrust stock for CommerceSouth stock will not be known until the time of the closing and depends on the market price of BancTrust stock prior to the merger. This information is intended to give you a better picture of what our businesses might have looked like had they always been combined. This information is presented as of June 30, 2003, June 30, 2002 and December 31, 2002. You should not rely on this pro forma financial information as indicating the historical results that we would have achieved or predicting the future results that we will experience after the merger. This pro forma financial information should be read in conjunction with the consolidated historical financial information included at the section titled "Selected Consolidated
Financial Information" on page      and the unaudited pro forma
combined condensed consolidated financial statements, including the related
notes, at the section titled "Pro Forma Financial Information" on page      .


                                                             FOR THE SIX     FOR THE YEAR
                                                            MONTHS ENDED        ENDED
                                                              JUNE 30,       DECEMBER 31,
                                                           ---------------   ------------
                                                            2003     2002        2002
                                                           ------   ------   ------------
Basic net income per share:
  BancTrust, historical..................................  $ 0.41   $ 0.42      $ 0.85
  BancTrust, pro forma combined(1).......................    0.42     0.40        0.80
  CommerceSouth, historical..............................    0.66     0.54        1.12
  CommerceSouth, equivalent pro forma(2).................    0.34     0.33        0.66
Diluted net income per share:
  BancTrust, historical..................................  $ 0.40   $ 0.42      $ 0.84
  BancTrust, pro forma combined(3).......................    0.41     0.40        0.80
  CommerceSouth, historical..............................    0.62     0.51        1.06
  CommerceSouth, equivalent pro forma(4).................    0.34     0.33        0.66
Cash dividends paid per share:
  BancTrust, historical..................................  $ 0.26   $ 0.24      $ 0.48
  BancTrust, pro forma combined(5).......................    0.26     0.24        0.48
  CommerceSouth, historical..............................    0.11     0.11        0.21
  CommerceSouth, equivalent pro forma(5).................    0.26     0.24        0.48
Book value per share (end of period):
  BancTrust, historical..................................  $ 9.49   $ 9.44      $ 9.27
  BancTrust, pro forma combined(6).......................   10.72    10.73       10.55
  CommerceSouth, historical..............................   11.16    10.22       10.60
  CommerceSouth, equivalent pro forma(7).................    8.82     8.83        8.68



NOTES TO COMPARATIVE PER SHARE INFORMATION


(Dollar amounts in thousands except for per share figures)



 (1) BancTrust pro forma combined basic net income per share is calculated as follows:



                                     JUNE 30, 2003   JUNE 30, 2002   DECEMBER 31, 2002
                                     -------------   -------------   -----------------
Pro Forma Combined Net Income......     $ 4,564         $ 4,296           $ 8,768
Divided by Pro Forma Combined
  Average Shares outstanding.......      10,991          10,822            10,912
Equals BancTrust pro forma combined
  basic net income per share.......     $  0.42         $  0.40           $  0.80



 (2) CommerceSouth equivalent pro forma combined basic net income per share is calculated as follows:



                                     JUNE 30, 2003   JUNE 30, 2002   DECEMBER 31, 2002
                                     -------------   -------------   -----------------
BancTrust pro forma combined basic
  net income per share.............     $  0.42         $  0.40           $  0.80
Times the exchange ratio...........      0.8226          0.8226            0.8226
Equals CommerceSouth equivalent pro
  forma combined basic net income
  per share........................     $  0.34         $  0.33           $  0.66

 (3) BancTrust pro forma combined diluted net income per share is calculated as follows:



                                     JUNE 30, 2003   JUNE 30, 2002   DECEMBER 31, 2002
                                     -------------   -------------   -----------------
Pro Forma Combined Net Income......     $ 4,564         $ 4,296           $ 8,768
Divided by Pro Forma Combined
  Diluted Average Shares
  outstanding......................      11,069          10,862            10,950
Equals BancTrust pro forma combined
  diluted net income per share.....     $  0.41         $  0.40           $  0.80



 (4) CommerceSouth equivalent pro forma combined diluted net income per share is calculated as follows:



                                     JUNE 30, 2003   JUNE 30, 2002   DECEMBER 31, 2002
                                     -------------   -------------   -----------------
BancTrust pro forma combined
  diluted net income per share.....     $0.41           $0.40             $  0.80
Times the exchange ratio...........      0.8226          0.8226            0.8226
Equals CommerceSouth equivalent pro
  forma combined diluted net income
  per share........................     $0.34           $0.33             $  0.66



 (5) Cash dividends paid per share for BancTrust, pro forma combined and CommerceSouth, equivalent pro forma are shown as the dividends per share as declared by BancTrust for all periods presented.



 (6) BancTrust, historical book value per share (end of period) is calculated as follows:



                                     JUNE 30, 2003   JUNE 30, 2002   DECEMBER 31, 2002
                                     -------------   -------------   -----------------
Pro Forma Combined Total
  Shareholders Equity..............    $117,874        $113,949          $115,841
Divided by Total shares outstanding
  (end of period)..................      10,995          10,621            10,983
Equals BancTrust, historical Book
  value per share (end of
  period)..........................    $  10.72        $  10.73          $  10.55



 (7) CommerceSouth, equivalent pro forma historical book value per share (end of period) is calculated as follows:



                                     JUNE 30, 2003   JUNE 30, 2002   DECEMBER 31, 2002
                                     -------------   -------------   -----------------
BancTrust, historical Book value
  per share (end of period)........    $10.72          $10.73            $10.55
Times the exchange ratio...........      0.8226          0.8226            0.8226
Equals CommerceSouth, equivalent
  pro forma historical book value
  per share (end of period)........    $ 8.82          $ 8.83            $ 8.68


SUMMARY CAPITAL RATIOS

     The following table sets forth the historical risk-based capital ratios for BancTrust and CommerceSouth, the pro forma ratios for BancTrust as the surviving corporation in the merger, and the minimum capital ratios required by the Federal Reserve Board. The information is presented as of June
30, 2003. See "Supervision and Regulation" on page      . Dollar amounts are in
thousands.


                                            BANCTRUST   COMMERCESOUTH   PRO FORMA COMBINED
                                            ---------   -------------   ------------------
Tier 1 capital............................  $ 73,386      $ 27,634           $ 87,016
Tier 2 capital............................  $  5,556      $  3,168           $  8,724
Total capital (Tier 1 and 2)..............  $ 78,942      $ 30,802           $ 95,740
Risk weighted assets......................  $510,619      $264,612           $777,355
Quarterly average assets..................  $680,338      $318,165           $992,583
Tier 1 ratio..............................     14.37%        10.44%             11.19%
Total capital (Tier 1 and 2) ratio........     15.46%        11.64%             12.32%
Leverage ratio............................     10.79%         8.69%              8.77%
Minimum Required Ratios
  Tier 1 ratio............................      4.00%         4.00%              4.00%
  Total capital (Tier 1 and 2) ratio......      8.00%         8.00%              8.00%
  Leverage ratio..........................      4.00%         4.00%              4.00%

                                  RISK FACTORS


     The merger involves a high degree of risk for CommerceSouth's shareholders and BancTrust's shareholders. Because a substantial portion of the merger consideration consists of BancTrust common stock, most CommerceSouth shareholders will become BancTrust shareholders after the merger. An investment in the combined company will include different risks than an investment in either constituent company. Moreover, by reason of the combination, the nature of the investment by each BancTrust shareholder will change significantly. In addition to the other information contained or incorporated by reference in this joint proxy statement and prospectus, both CommerceSouth shareholders and BancTrust shareholders should consider carefully the following risk factors, which include all risks that management of BancTrust and CommerceSouth consider material, in deciding how to vote for their respective merger proposals, and you should also refer to the matters discussed under the caption "A Warning About
Forward-Looking Statements" on page      of this joint proxy statement and
prospectus.


RISKS RELATED TO THE MERGER

 SHAREHOLDERS WILL NOT KNOW THE NUMBER OF SHARES OF BANCTRUST STOCK, OR IN CERTAIN CIRCUMSTANCES THE VALUE OF THE STOCK COMPONENT OF THE CONSIDERATION, THEY WILL RECEIVE IN THE MERGER WHEN THEY VOTE ON THE MERGER.

     If the average market price of BancTrust common stock immediately prior to the merger is not less than $14.00 or more than $17.00, each share of CommerceSouth common stock will be converted in the merger into $12.75 in cash and shares of BancTrust common stock having a market price of $12.75. In this case, the exchange ratio will fluctuate depending on the market price of BancTrust common stock prior to the merger, and the number of shares of BancTrust common stock CommerceSouth shareholders will receive in the merger will differ depending upon the market price of BancTrust's common stock.

     If the average market price of BancTrust common stock immediately prior to the merger is less than $14.00 or more than $17.00, then the stock component of the merger consideration will be a fixed fraction of a share of BancTrust common stock. It will be .9107 shares of BancTrust common stock if the average market price of BancTrust common stock is less than $14.00 and .7500 shares of BancTrust common stock if the average market price of BancTrust common stock is greater than $17.00. In either case, the exchange ratio will be fixed, and the value of the BancTrust common stock CommerceSouth shareholders will receive in the merger will change as the market price of BancTrust common stock changes.


     CommerceSouth and BancTrust both have the right to terminate the merger agreement if BancTrust's stock price falls below $13.00 or rises above $18.00 per share. From January 1, 2003 through October 3, 2003, the Nasdaq Stock Market bid price per share of BancTrust's common stock ranged from $10.90 to $18.01 and closed at $15.95 on October 3, 2003. The merger may not be completed for an indefinite time after the shareholders' meetings. Accordingly, when you vote on the merger, you will not know what the market price of BancTrust's common stock will be when the merger is completed. It is anticipated, however, that the merger will be completed within a short number of days following these meetings.


 REGULATORY AGENCIES MUST APPROVE THE MERGER AND COULD DELAY OR REFUSE TO APPROVE THE MERGER OR IMPOSE CONDITIONS THAT COULD ADVERSELY AFFECT OUR COMBINED BUSINESS OR FINANCIAL CONDITION.

     To complete the merger, we must obtain approvals or consents from certain regulatory agencies. These agencies may seek to impose conditions on us before giving their approval or consent, and those conditions could have a material adverse effect on our combined business or financial condition. If those regulatory conditions would cause a material adverse effect, either of us could choose to terminate the merger agreement.

     In addition, a delay in obtaining the requisite regulatory approvals will delay the completion of the merger. We cannot be certain that we will obtain required regulatory approvals, or obtain them within the time frame contemplated in the merger agreement. For additional information on the required regulatory
approvals, see "The Merger Transaction -- Regulatory Approvals" on page      .

 IF THE MERGER IS NOT COMPLETED, BANCTRUST'S AND COMMERCESOUTH'S STOCK PRICES AND FUTURE BUSINESS OPERATIONS COULD BE HARMED.

     If the merger is not completed, BancTrust and CommerceSouth may be subject to the following material risks, among others:

     - the prices of BancTrust and CommerceSouth common stock may decline to the extent that the current market prices of BancTrust and CommerceSouth common stock reflect an assumption that the merger will be completed;

     - BancTrust's and CommerceSouth's costs related to the merger, such as legal, accounting and some of the fees of their financial advisors, must be paid even if the merger is not completed;

     - BancTrust or CommerceSouth may be required to pay to the other a $500,000 termination fee, plus expenses of up to $400,000, as described under "Summary of the Merger Agreement -- Expenses; Termination Fee" on page
            .

Furthermore, with respect to CommerceSouth, if the merger is terminated and CommerceSouth's board of directors determines to seek another merger or business combination, it is not certain that CommerceSouth will be able to find another party willing to pay an equivalent or more attractive price than that which would be paid by BancTrust in the merger.

 COMMERCESOUTH AND BANCTRUST EXPECT TO INCUR SIGNIFICANT COSTS ASSOCIATED WITH THE MERGER.

     CommerceSouth estimates that it has incurred or will incur direct
transaction costs totaling approximately $          associated with the merger,
a portion of which will be incurred whether or not the merger closes. In addition, BancTrust estimates that it has incurred or will incur direct
transaction costs totaling approximately $          associated with the merger,
a portion of which will be incurred whether or not the merger closes. CommerceSouth and BancTrust believe the combined company may incur charges to operations, which we are not currently able to reasonably estimate, in the quarter in which the merger is completed or the subsequent quarters, to reflect costs associated with integrating the two companies. There is no assurance that BancTrust, as the surviving corporation in the merger, will not incur additional material charges in subsequent quarters to reflect additional costs associated with the merger.

  FUTURE OPERATING RESULTS OF THE COMBINED COMPANY COULD BE ADVERSELY AFFECTED AS A RESULT OF PURCHASE ACCOUNTING TREATMENT AND THE IMPACT OF AMORTIZATION AND IMPAIRMENT OF CERTAIN INTANGIBLE ASSETS AND STOCK COMPENSATION EXPENSE RELATING TO THE MERGER.

     In accordance with accounting principles generally accepted in the United States of America, BancTrust will account for the merger using the purchase method of accounting. Under the purchase method of accounting, BancTrust will record the estimated fair value of its common stock issued in connection with the merger, the cash portion of the consideration and the amount of direct transaction costs as the cost of acquiring CommerceSouth. BancTrust will allocate that cost to the individual assets acquired and liabilities assumed based on their respective estimated fair values. The amount allocated to certain intangible assets will be amortized prospectively over their estimated useful lives.

     Any excess of the purchase price over those estimated fair values will be accounted for as goodwill. BancTrust will not amortize goodwill against income but will test it for impairment on an annual basis or on an interim basis if an event or circumstance indicates that an impairment has been incurred. Any impairment losses could negatively impact reported earnings. See "The Merger
Transaction -- Accounting Treatment" on page      .

 THE IRS COULD SUCCESSFULLY CHALLENGE THE QUALIFICATION OF THIS MERGER AS A "REORGANIZATION" WITHIN THE MEANING OF SEC. 368(A) OF THE INTERNAL REVENUE CODE, WHICH WOULD RESULT IN THE MERGER BEING TREATED AS A TAXABLE SALE OR EXCHANGE AND REQUIRE THE RECOGNITION OF ALL GAIN (OR LOSS) IN THE MERGER BY COMMERCESOUTH AND ITS SHAREHOLDERS FOR FEDERAL INCOME TAX PURPOSES.



     BancTrust's counsel, Hand Arendall, L.L.C., is issuing an opinion in connection with the merger stating that, in its opinion, the merger qualifies as a "reorganization" within the meaning of sec. 368(a) of the Internal Revenue Code. See "The Merger Transaction -- Material Federal Income Tax Consequences"
at page      . Whether the merger qualifies as a "reorganization" within the meaning of sec. 368(a) of the Code will depend upon, among other requirements, whether the fair market value of the BancTrust common stock received by CommerceSouth shareholders pursuant to the merger represents a sufficient percentage of the total consideration received by CommerceSouth shareholders pursuant to the merger to satisfy the requirement that CommerceSouth shareholders as a group maintain a sufficient continuity of interest in their stock investment through their continued holding of shares in BancTrust.


     The opinion of Hand Arendall, L.L.C. will be conditioned upon the fair market value of the BancTrust common stock received by the CommerceSouth shareholders in the merger representing at least 44% of the total consideration in the merger. If the fair market value of the BancTrust common stock received by CommerceSouth shareholders represents less than 44% of the total consideration received by the CommerceSouth shareholders in the merger, then Hand Arendall, L.L.C. will not opine as to the federal income tax consequences of the merger. There is no fixed minimum percentage that must be met in determining whether the continuity of interest requirement has been met; all facts and circumstances must be considered. However, the Internal Revenue Service will not rule that a reorganization qualifies under sec. 368(a) unless the shareholders of the acquired corporation (here CommerceSouth) receive stock of the acquiring corporation (here BancTrust) equal in value, as of the effective date of the reorganization, to at least 50% of all of the formerly outstanding stock of the acquired corporation as of the same day. This is not to say that a lesser percentage, even an appreciably lesser percentage, will not meet the continuity of interest requirement; however, as there is no way to know the exact required percentage, Hand Arendall has declined to opine on tax implications of this merger where the fair market value of the BancTrust common stock is less than 44% of the total consideration in the merger.


     If the Internal Revenue Service were to successfully challenge the qualification of this merger as a "reorganization" within the meaning of sec. 368(a) of the Internal Revenue Code because of a lack of continuity of interest, all CommerceSouth shareholders would recognize all gain (or loss) on the exchange of their CommerceSouth stock for cash and BancTrust stock, and CommerceSouth would recognize gain (or loss) on the transfer of its assets.


 COMMERCESOUTH'S DIRECTORS AND EXECUTIVE OFFICERS MAY HAVE INTERESTS IN THE MERGER THAT DIFFER FROM INTERESTS OF COMMERCESOUTH SHAREHOLDERS.

     When considering the recommendation of CommerceSouth's board of directors, you should be aware that some of CommerceSouth's directors and executive officers have interests in the merger other than their interests as shareholders. These interests include (i) seats on the board of directors of BancTrust as the surviving corporation in the merger, (ii) continuing employment, and (iii) realization of benefits from stock options. These arrangements may create potential conflicts of interest and cause some CommerceSouth directors and executive officers to view the merger proposal differently from how you, as a CommerceSouth shareholder, may view it. CommerceSouth's directors, who collectively hold approximately 33% of the outstanding shares of CommerceSouth common stock, have agreed to vote their shares in favor of the CommerceSouth merger proposal.

 CUSTOMER AND EMPLOYEE UNCERTAINTY RELATED TO THE MERGER COULD HARM THE COMBINED COMPANY.

     Customers of CommerceSouth's and BancTrust's subsidiary banks may, in response to the announcement of the merger, elect to switch to other banking institutions. Similarly, employees of CommerceSouth, BancTrust and their respective subsidiaries may experience uncertainty about their future role with BancTrust as the surviving corporation in the merger. These uncertainties may adversely affect BancTrust's ability to retain customers and attract and retain key management and other personnel. Moreover, the loss of key customers or employees could harm BancTrust as the surviving corporation in the merger.

 THE FEDERAL RESERVE MAY ALTER THE ABILITY OF BANK HOLDING COMPANIES TO INCLUDE TRUST PREFERRED SECURITIES IN TIER 1 CAPITAL.


     BancTrust intends to finance a substantial portion of the cash component of the merger consideration by the issuance of up to $20 million of trust preferred securities. Currently the Federal Reserve System allows bank holding companies to include trust preferred securities in Tier 1 Capital up to a maximum of 25% of Tier 1 Capital. Based on the issuance of Financial Interpretation No. 46, Consolidation of Variable Interest Entities, SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and Federal Reserve SR Letter SR 03-13 dated July 2, 2003, some commentators have predicted that the Federal Reserve System may reduce or eliminate a bank holding company's ability to include trust preferred securities in the Tier 1 Capital calculation. If trust preferred securities are excluded from the Tier 1 Capital calculation, either altogether or to a greater extent than they are currently, and if that exclusion is retroactive or otherwise applies to BancTrust's issuance of trust preferred securities, then it would have the effect of reducing BancTrust's Tier 1 Capital Ratio. All of the $20 million in proceeds from BancTrust's anticipated issuance of trust preferred securities are expected to qualify as Tier 1 capital for BancTrust. If BancTrust issues $20 million in trust preferred securities and none of that amount is included in Tier 1 Capital, then BancTrust would expect its Tier 1 Capital Ratio to fall from 14.4% prior to the merger to 8.62% after the merger. If BancTrust issues trust preferred securities in an amount such that all $20 million of trust preferred securities is included in Tier 1 Capital, then BancTrust would expect its Tier 1 Capital Ratio to fall from 14.4% prior to the merger to 11.19% after the merger. Under all of the scenarios discussed above, BancTrust would exceed the required minimum Tier 1 Capital Ratio of 4.00% and would exceed the 6.00% Tier 1 Capital Ratio required for BancTrust to be considered well capitalized. However, if BancTrust's capital is materially reduced to a level near the threshold for being considered well capitalized, BancTrust may be limited in its ability to grow and to take actions that would further reduce its capital, such as share redemptions or dividend increases. For more information concerning capital ratios, please see "Supervision and Regulation -- Capital
Adequacy" on page      .


RISKS RELATED TO BANCTRUST FOLLOWING COMPLETION OF THE MERGER

     The use of the terms "we," "us" and "our" below in this section refer to the combined business of BancTrust and CommerceSouth and assumes that the merger will be completed, and that anyone who was formerly a shareholder of CommerceSouth and who receives shares of BancTrust common stock in the merger will be subject to these risks along with other shareholders of BancTrust.

 IF BANCTRUST AND COMMERCESOUTH ARE UNABLE TO SUCCESSFULLY INTEGRATE THEIR BUSINESSES, THE BUSINESS AND EARNINGS OF THE COMBINED COMPANY MAY BE NEGATIVELY AFFECTED.


     We cannot assure you that we will be able to integrate the operations of CommerceSouth without encountering difficulties, including the loss of key employees and customers, the disruption of our ongoing businesses and possible inconsistencies in corporate standards, controls, procedures and policies. The integration will be a complex, time-consuming and expensive process and may disrupt our business if not completed in a timely and efficient manner. If we have difficulties with the integration, we might not achieve the economic benefits and cost savings we expect to result from the merger, and this would likely hurt our business and financial results. In addition, we may experience greater than expected costs or difficulties relating to the integration of CommerceSouth or may not realize the cost savings we expect to result from the merger within the expected time frame.


 WE WILL FACE SUBSTANTIAL COMPETITION FROM LARGER COMPETITORS.

     We will face substantial competition for deposits and loans, as well as other banking services, throughout our market areas from the major banks and financial institutions that dominate the commercial banking industry. This may cause our cost of funds to exceed that of our competitors. Such banks and financial institutions have greater resources than we do, including the ability to finance advertising campaigns and allocate their investment assets to regions of higher yield and demand. By virtue of their larger capital bases, these institutions have substantially greater lending limits and offer other services not offered by us. We will also compete for loans and deposits, as well as other banking services, with savings and loan associations, finance companies, money market funds, brokerage houses, credit unions and non-financial institutions.


 OUR NEED TO CONTINUE TO ADAPT OUR INFORMATION TECHNOLOGY SYSTEMS TO ALLOW US TO PROVIDE NEW AND EXPANDED SERVICES COULD PRESENT OPERATIONAL ISSUES.

     As we continue to expand our existing conventional banking services and our internet banking and other on-line services to our customers, we will need to adapt our information technology systems to handle these changes in a way that meets constantly changing industry standards. Our success will depend, among other things, on our ability to provide secure and reliable services, anticipate changes in technology and efficiently develop and introduce services that are accepted by our customers and cost effective for us to provide. Systems failures, delays, breaches of confidentiality and other problems could harm our reputation and business.

 TERRORIST ATTACKS COULD ADVERSELY AFFECT US.

     Any terrorist attacks and responses to such activities could adversely affect us in a number of ways, including an increase in delinquencies, bankruptcies or defaults that could result in a higher level of non-performing assets, net charge-offs and provision for loan losses.


 THE CESSATION OF OPERATIONS OF ARTHUR ANDERSEN, LLP, BANCTRUST'S FORMER AUDITOR, MAKES THE POSSIBILITY OF ANY RECOVERY AGAINST ARTHUR ANDERSEN FOR LIABILITY ON ITS PART IN CONNECTION WITH THE BANCTRUST FINANCIAL STATEMENTS IT AUDITED EXTREMELY UNLIKELY.



     Section 11(a) of the Securities Act of 1933, as amended, provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.



     As a result of the Enron accounting scandal and Arthur Andersen's subsequent criminal prosecution in connection with that scandal, Arthur Andersen has for all practical purposes ceased to exist, and BancTrust has not been able to obtain Arthur Andersen's consent to its incorporation by reference into this joint proxy statement and prospectus of Arthur Andersen's report on BancTrust's financial statements for the year ended December 31, 2001. Those financial statements were audited by Arthur Andersen. As a result, Arthur Andersen may not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements it audited, and you may be unable to assert a claim against Arthur Andersen with respect to such financial statements. In addition, since Arthur Andersen has essentially ceased to function, even if liability could be successfully imposed on Arthur Andersen, recovery of any damages would be highly unlikely.



     You should note, however, that no question has been raised as to the material accuracy and completeness of BancTrust's financial statement and that BancTrust's management has, as required by applicable rules of the SEC, given certifications as to their accuracy and completeness.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     This joint proxy statement and prospectus contains "forward looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, about BancTrust and CommerceSouth and about BancTrust following the merger. These statements are made both in this joint proxy statement and prospectus and in other documents filed with the Securities and Exchange Commission by BancTrust and CommerceSouth and incorporated in this joint proxy statement and prospectus by reference. These statements can be identified by our use of words like "expect," "may," "could," "intend," "project," "estimate" or "anticipate." These forward-looking statements reflect our current views, but they are based on assumptions and are subject to risks, uncertainties and other variables which you should consider in voting on the merger, including, in addition to the items discussed under the caption "Risk Factors Relating to the Merger" above and elsewhere in this document, the following:

     - Expected cost savings from the merger (and other acquisitions) are less than anticipated;

     - Deposit attrition, customer loss, or revenue loss following the merger is greater than expected;

     - Competitive pressure in the banking industry increases significantly;

     - Costs or difficulties related to the integration of the businesses of BancTrust and CommerceSouth are greater than expected;

     - Changes in the interest rate environment reduce margins;

     - General economic conditions, either locally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality;

     - Changes occur in the regulatory environment;

     - Changes occur in business conditions and inflation; and

     - Changes occur in the securities markets.

     We caution you not to place undue reliance on the forward looking statements, which speak only as of the date of this joint proxy statement and prospectus in the case of forward looking statements contained herein, or the dates of the documents incorporated by reference in this joint proxy statement and prospectus in the case of forward looking statements made in those incorporated documents.


     For additional information about factors that could cause actual results to differ materially from those described in the forward looking statements, please see the discussion under the preceding heading "Risk Factors" and the annual reports that BancTrust and CommerceSouth have filed on Form 10-K and on Form 10-KSB, respectively, with the Securities and Exchange Commission as described in Chapter III under the caption "Locating Additional Information."


     WE EXPRESSLY QUALIFY IN THEIR ENTIRETY ALL FORWARD LOOKING STATEMENTS ATTRIBUTABLE TO EITHER OF US OR ANY PERSON ACTING ON OUR BEHALF BY THE CAUTIONARY STATEMENTS CONTAINED OR REFERRED TO IN THIS SECTION.

                             THE MERGER TRANSACTION

THE COMPANIES

 COMMERCESOUTH, INC.

     CommerceSouth is a Delaware corporation that was organized in 1988. It was formerly known as "Eufaula BancCorp, Inc." CommerceSouth owns all of the outstanding stock of two banks, CommerceSouth Bank Alabama formerly known as "Southern Bank of Commerce" and CommerceSouth Bank Florida, formerly known as "First American Bank of Walton County." CommerceSouth Bank Alabama operates branches in Eufaula, Montgomery and Prattville, Alabama, and CommerceSouth Bank Florida operates branches in Destin, Santa Rosa Beach, Freeport, Grayton Beach, Panama City Beach, and Lynn Haven, Florida. New branches are scheduled to open later in 2003 in Niceville and Crestview, Florida.

     The subsidiary banks offer customary services of banks of similar size and similar markets, including interest-bearing and non-interest-bearing deposit accounts, commercial, real estate and personal loans, correspondent banking services and safe deposit box activities.

     CommerceSouth's main office is located at 224 East Broad Street, Eufaula, Alabama 36027-1608, and its website address is www.commercesouth.net. Its telephone number is (334) 687-3581.

  BANCTRUST FINANCIAL GROUP, INC.

     BancTrust, an Alabama corporation, is the parent company and owner of 100% of BankTrust headquartered in Mobile, Alabama, BankTrust of Brewton, headquartered in Brewton, Alabama, The Monroe County Bank, headquartered in Monroeville, Alabama, The Commercial Bank of Demopolis, headquartered in Demopolis, Alabama, Sweet Water State Bank, headquartered in Sweetwater, Alabama, BankTrust of Florida, headquartered in Wewahitchka, Florida, and South Alabama Trust Company, Inc., headquartered in Mobile, Alabama. BancTrust is a registered bank holding company originally incorporated under Delaware law in 1985 under the name Mobile National Corporation.

     Through its subsidiaries, BancTrust offers customary banking and trust services, including business and personal checking accounts, money market accounts, savings accounts, certificates of deposit, overdraft protection, the extension of business and personal loans, mortgages on commercial and residential real estate, access to automatic teller machines through the CIRRUS System and Star Honor Technologies, Inc., retail repurchase agreements, safe deposit box facilities, credit card privileges, traveler's checks, letters of credit, foreign transfers and remittances, wire transfers, and general corporate and personal trust services. In addition, BancTrust offers mutual funds, annuities and certain insurance products and securities through BT Financial Services, Inc., a subsidiary of BankTrust. BancTrust's subsidiary banks also offer general banking advice and consultation to the public and other customer convenience and community oriented services. They also have relationships with correspondent banks to offer additional services which may be requested by customers. BancTrust currently does not offer international banking services.

     BancTrust's corporate headquarters are located at 100 St. Joseph Street, Mobile, Alabama 36602 and its website address is www.banctrustfinancialgroupinc.com. Its phone number is (251) 431-7800.

BACKGROUND OF THE MERGER

     From time to time, both CommerceSouth and BancTrust have reviewed their strategic alternatives for enhancing profitability and maximizing shareholder value. We have both pursued strategic plans that include the expansion of our existing and related businesses and the acquisition of smaller financial institutions or branch offices in, or contiguous to, our market areas.

     Since 1993, BancTrust has acquired through mergers five banks in southern Alabama and one bank in northwest Florida and has opened 6 new branches in Mobile and Baldwin Counties in Alabama.

     In August, 2002, the Board of Directors of CommerceSouth authorized the issuance of a press release announcing a succession plan. The plan called for Pete Knowles to become Chief Operating Officer in January,

2003, and for Greg Faison to retire as CEO in January, 2004. After the issuance of the press release, Steve Nelson, Chairman of BancTrust, called Charlie Schaeffer, President of CommerceSouth Bank Alabama, stating that he had seen the information about the succession plan and asking if there might be an opportunity for CommerceSouth to consider a merger with BancTrust. Mr. Schaeffer suggested that Mr. Nelson contact Greg Faison. Bibb Lamar, CEO of BancTrust, then called Greg Faison.

     In late August, Greg Faison met with Bibb Lamar and Steve Nelson, the Chairman of BancTrust's board, to discuss the possibility of a merger. After that initial meeting, approximately a month passed with no further discussions. On October 3, in a phone conversation, Mr. Faison and Mr. Lamar agreed that each would speak with their respective boards about the possibility of a merger.

     That same day, during a CommerceSouth executive committee meeting, Mr. Faison informed his committee about his discussions with Mr. Lamar. At this meeting, it was determined that CommerceSouth's board would be informed at a board meeting scheduled for October 16. At that October 16 meeting, the CommerceSouth board authorized Mr. Faison to continue discussions with BancTrust. Mr. Lamar briefed BancTrust's board of directors on his discussions with Mr. Faison at BancTrust's October 15, 2002 board meeting, and a business combination with CommerceSouth was discussed in general terms. BancTrust's board authorized Mr. Lamar to continue discussions with CommerceSouth.

     From late-October, 2002 through mid-November, 2002, representatives of BancTrust and CommerceSouth met on several occasions to discuss pricing and other features of a possible merger. During a meeting held on November 14 and 15, both sides decided to continue discussions and to seek outside advice as to price. On November 18, Mr. Lamar, Mr. Johnson, Mr. Faison, and a representative of Alex Sheshunoff & Co. Investment Banking, L.P. in Austin, Texas ("Sheshunoff") continued discussions by means of a conference call. BancTrust and CommerceSouth asked Sheshunoff to advise both sides as to a reasonable price for a merger of CommerceSouth with BancTrust.

     On December 10, another meeting was held among Greg Faison, Bibb Lamar, Steve Nelson, Steve Crawford (chairman of BancTrust's executive committee), and a representative of Sheshunoff. At that meeting, Sheshunoff presented some financial analysis and suggested $25 per CommerceSouth share as a reasonable price. After a lengthy discussion, the meeting adjourned with no agreement as to future meetings. On December 17, 2002, BancTrust's board met and received a report on the status of the merger discussions. Bibb Lamar and Greg Faison spoke on more than one occasion later in December, and then terminated discussions believing that an agreement could not be reached.

     On February 10, 2003, Bibb Lamar and Greg Faison resumed discussions and decided that the merger should be explored further. The CommerceSouth executive committee met on February 10 and determined that CommerceSouth should continue discussions with BancTrust if progress on an acceptable price could be made and if CommerceSouth would have a meaningful strategic voice in BancTrust post-merger.

     Both sides continued to meet through February, March and April to further negotiate the terms of a possible merger. On April 15, the executive committee of CommerceSouth, along with Pete Knowles and Jimmy Faulkner, met with Bibb Lamar, Mike Johnson, Steve Nelson, Steve Crawford, and a representative of Sheshunoff to try to reach an agreement on a price. At that meeting, there was a tentative agreement as to price, subject to further negotiations regarding details of a pricing formula. Subsequently, the CommerceSouth representatives and the BancTrust representatives met in Mobile on May 13, following frequent telephone conversations, and agreed to recommend to their respective boards a price of $25.50 per share, half to be paid in cash and half to be paid in BancTrust stock, except that certain shares resulting from the exercise of certain stock options held by four CommerceSouth executives would be purchased entirely for cash.


     At this point, Sheshunoff's only role was to provide input to both parties as a means of facilitating negotiations on price. The CommerceSouth board believes Sheshunoff's input at this time represented useful information, but it intended to retain, and did retain, its own financial advisor to provide an opinion to CommerceSouth shareholders about the fairness of the price from a financial point of view. BancTrust's board determined in connection with its subsequent engagement of Sheshunoff as its financial advisor that Sheshunoff's service as a facilitator in the early stages of negotiations did not call into question its independence or adversely affect its ability to render a reliable fairness opinion.


     On May 15, BancTrust's executive committee met, received an update on the ongoing discussions and considered the pricing structure and other matters resulting from the most recent talks held by the two companies' representatives. The executive committee authorized Mr. Lamar to negotiate and execute an agreement in principle to merge at a price of $25.50 per share and including other material terms, but subject to the negotiation and execution of a definitive agreement and other contingencies.

     On May 21, at a regularly scheduled board meeting of CommerceSouth, the $25.50 per share figure was presented to the board, and the board authorized Greg Faison to enter into a letter of intent with BancTrust at a price of $25.50 per share, half in cash and half in stock, and outlining an agreement in principle on certain strategic issues. On May 28, 2003, the letter of intent was signed and a joint press release was issued announcing that BancTrust and CommerceSouth had reached an agreement in principle regarding the merger of the two companies.


     At separate meetings held on July 22 and 23, the Boards of Directors of BancTrust and CommerceSouth reviewed with their executive officers and legal counsel the terms of the merger, the merger agreement, the voting agreements, the affiliate agreements and the transactions contemplated thereby, as well as the potential financial and strategic benefits of the combination. At the meeting of the CommerceSouth board, the board agreed to retain as its financial advisor T. Stephen Johnson & Associates, Inc. to render, as a condition to the merger, its opinion that the exchange ratio was fair, from a financial point of view, to holders of CommerceSouth common stock. At the meeting of the CommerceSouth board, all of the directors of CommerceSouth adopted and approved the merger, the merger agreement and the transactions contemplated thereby. At the meeting of the BancTrust Board, Sheshunoff rendered its oral opinion to the Board that the merger consideration to be paid was fair, from a financial point of view, to BancTrust's shareholders, BancTrust's management presented and discussed the financial terms of the merger, and BancTrust's counsel reviewed with the board the material terms and conditions of the merger agreement. BancTrust's board unanimously adopted and approved the merger, the merger agreement and all of the transactions contemplated thereby.


     The merger agreement was executed on July 23, 2003 and announced on July 24, 2003.

REASONS FOR THE MERGER; RECOMMENDATION OF YOUR BOARD OF DIRECTORS

     General. CommerceSouth and BancTrust have been subject to intensifying competition from other financial institutions and from non-bank financial services providers. While both companies have performed well during recent years, despite the economic and competitive pressures, we believe BancTrust, as the surviving corporation in the merger, should perform at an even higher level as a result of its enhanced competitive position. We expect BancTrust to achieve economies of scale by reason of its larger size, enhanced competitive position, and expanded market area. The CommerceSouth board and the BancTrust board have both determined that the merger is fair to, and in the best interests of, their respective companies and shareholders. BOTH THE BANCTRUST BOARD OF DIRECTORS AND THE COMMERCESOUTH BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THEIR SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER.

     CommerceSouth. The CommerceSouth Board of Directors also considered a number of additional factors in approving the merger agreement and concluding that the merger is in the best interests of CommerceSouth shareholders, including the following:

     - The price of $25.50 per share represents a price of approximately 2.2-2.3 times the book value per share as of CommerceSouth's April financial statements. It also represents 21-22 times the last 12 months' earnings as of that time. The CommerceSouth board considers these returns to be very favorable to shareholders.

     - On May 27, the day before the merger was announced, CommerceSouth stock closed at approximately $15.50. The price of $25.50, with $12.75 in cash and $12.75 in BancTrust stock, provides the CommerceSouth shareholders with 82% of the May 27 closing price in cash and another $12.75 in value of BancTrust stock. The board considers that the cash portion offers valuable liquidity while the stock portion provides a meaningful on-going ownership stake in a company that has substantial long-term potential for growth.

     - Based on asset size, CommerceSouth will comprise 30% of the combined company, thereby affording CommerceSouth senior management a meaningful voice in the combined company. Accordingly, the interests of the former shareholders of CommerceSouth will be better served, compared to a merger with a much larger company.

     - CommerceSouth will initially have 5 directors on the combined Board of BancTrust. The intention is to reduce the total number of directors over the next 2 years. CommerceSouth will have a minimum of 4 directors during that period. BancTrust will designate one of CommerceSouth's directors to be on the Executive Committee. Pete Knowles will be CEO, or its equivalent, of BancTrust's Florida operations following the merger.

     - The new company will be a $1 billion banking organization with offices from Mobile, Alabama across the Florida panhandle to Port St. Joe and will be a very attractive ongoing investment for shareholders. To that end, the merger will further CommerceSouth's business strategy of enhancing shareholder value by virtue of the improved competitive position. As a result of the merger, the ongoing company will enjoy greater financial and capital resources to better serve CommerceSouth's current market area and compete more effectively with larger nonregulated competitors.

     - BancTrust's current dividend rate of $.52 per share provides a substantial increase over CommerceSouth's current dividend and an enhanced return.

     - BancTrust provides trust services through a wholly-owned subsidiary trust company. BancTrust and CommerceSouth expect to add significantly to the income of the combined company by offering trust services to the expanded customer base in the Florida market.

     - CommerceSouth's board considered information concerning business, operations, earnings, asset quality, financial conditions, regulatory compliance, asset-liability management and prospects of BancTrust, both on a historical and pro forma basis. An integral component of this consideration was the determination that the operating philosophies and managements of the two companies were compatible and the conclusion that benefits could be realized by combining CommerceSouth's and BancTrust's retail networks, products, services and expertise.

     - BancTrust's retail branch network will complement CommerceSouth's existing operations and provide expansion opportunities in the combined market area.

     - The merger will create opportunities for growth through the implementation of improved and new products and services, including the sale to the combined customer base of BancTrust as the surviving corporation in the merger of additional depository and nondepository products and services that BancTrust and CommerceSouth do not currently provide to their customers.

     - CommerceSouth expects that the merger will be treated as a reorganization for federal income tax purposes.

     - CommerceSouth conditioned its board approval upon receipt of the opinion of CommerceSouth's financial advisor, T. Stephen Johnson & Associates, Inc., that the consideration to be paid pursuant to the terms of the merger agreement is fair to CommerceSouth shareholders from a financial point of view.

     The CommerceSouth Board also considered the proposed transaction in light of its business plan strategy. CommerceSouth has embarked on an effort to expand its branch network, and the CommerceSouth Board concluded that the merger would significantly accelerate that process while preserving CommerceSouth's existing momentum and capital growth opportunities.

     In reaching its determination to approve and recommend the merger, the CommerceSouth Board did not assign any specific or relative weights to the foregoing factors, and individual directors may have given different weights to different factors.

     Finally, the CommerceSouth Board considers the provision of the merger agreement stating that four CommerceSouth officers holding options under CommerceSouth's 1994 Stock Option Plan (the "1994 Plan") will receive all cash for their shares acquired pursuant to the exercise of options under the 1994 Plan to be consistent with its favorable recommendation regarding the consideration to be received in the merger by all shareholders of CommerceSouth. The holders of options under the 1994 Plan will receive cash and stock for CommerceSouth stock resulting from the exercise of all other options held by them under other plans and for any other CommerceSouth common stock they own, as will all other CommerceSouth shareholders. The options under the 1994 Plan are treated differently in the merger because the 1994 Plan is a nonqualified plan for tax purposes under federal law. Therefore, such holders will be subject to ordinary income taxation upon the exercise of all of such options. Because the shares covered in this plan will be subject to ordinary income tax treatment, payment for the shares resulting from the exercise of these options in cash carries no different tax treatment for holders, and, because no shares will be issued in the merger for shares acquired upon the exercise of such options, this provision results in less dilution to the remaining shareholders of CommerceSouth in the merger.



     By setting the price so that it is identical in value to the consideration to be received by all other shareholders, however, there is no difference between the value that the holders of options under the 1994 Plan will receive and the value that all other shareholders will receive in the merger. The holders of options under the 1994 Plan will receive $12.75 in cash for one-half of the shares acquired upon exercise of options in this plan and the same value in cash as all other shareholders will receive in BancTrust common stock for the other half of their stock. In other words, such holders will receive the same value in cash that all other shareholders will receive in cash and stock. The board considered all of the foregoing when it made its decision to approve the merger and to recommend the merger to the shareholders for an affirmative vote.


  BANCTRUST

     The BancTrust Board of Directors also considered a number of additional factors in approving the merger agreement, including the following:

     - Information concerning the business, operations, earnings, asset quality, financial condition, regulatory compliance, asset-liability management and prospects of CommerceSouth, both on a historical and pro forma basis. An integral component of this consideration was the determination that the operating philosophies and managements of the two companies were compatible and the conclusion that benefits could be realized by combining BancTrust's and CommerceSouth's retail networks, products, services and expertise.

     - The equitable ownership of BancTrust as the surviving corporation in the merger by shareholders of BancTrust and CommerceSouth.

     - The effectiveness of the merger in furthering BancTrust's business strategy of enhancing shareholder value by virtue of the improved competitive position of BancTrust and the greater financial and capital resources available to BancTrust to better serve BancTrust's current market area and compete more effectively against larger and nonregulated competitors.

     - The opportunities for cost savings and synergies that are expected to result from the combination.

     - The complementary nature of CommerceSouth's retail branch network with BancTrust's existing operations, and the attractiveness of the combined market area for further expansion by BancTrust following the merger.

     - The enhanced opportunities for growth through the implementation of improved and new products and services, including the sale to BancTrust's expanded customer base of additional depository and non-depository products and services that CommerceSouth and BancTrust do not currently provide to their customers.

     - The opportunity for BancTrust to utilize new technologies which may not be as affordable to institutions the size of BancTrust and CommerceSouth currently.

     - The expectation that the merger will be treated as a reorganization for federal income tax purposes.

     - The larger shareholder base and increased liquidity for BancTrust shareholders resulting from the merger.

     - The opinion of BancTrust's financial advisor, Alex Sheshunoff & Co. Investment Banking, L.P., that the consideration to be paid pursuant to the terms of the merger agreement is fair to BancTrust shareholders from a financial point of view.

     The BancTrust Board also considered the proposed transaction in light of its business plan strategy. BancTrust has embarked on an effort to expand its presence in the Florida panhandle, and the BancTrust Board concluded that the merger would significantly accelerate that process while preserving BancTrust's existing momentum and capital growth opportunities.

     In reaching its determination to approve and recommend the merger, the BancTrust Board did not assign any specific or relative weights to the foregoing factors, and individual directors may have given different weights to different factors.

OPINION OF COMMERCESOUTH'S FINANCIAL ADVISOR

     T. Stephen Johnson & Associates, Inc. ("TSJ&A") is an investment banking and financial services firm located in Atlanta, Georgia. As part of its investment banking business, TSJ&A engages in the review of the fairness of bank acquisition transactions from a financial perspective and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions and other transactions. Neither TSJ&A nor any of its affiliates has a material financial interest in CommerceSouth or BancTrust. TSJ&A was selected to advise CommerceSouth's board of directors based upon its familiarity with CommerceSouth, the regional community banking industry and its knowledge of the banking industry as a whole. No instructions were given or limitations imposed by CommerceSouth's board of directors upon TSJ&A regarding the scope of its investigation or the procedures it followed in rendering its opinion. CommerceSouth determined the consideration to be paid to CommerceSouth shareholders.

     TSJ&A has rendered its opinion (the "Fairness Opinion") to the board of directors of CommerceSouth that the consideration to be received by the holders of CommerceSouth common stock under the merger agreement is fair to such shareholders from a financial point of view. A copy of the Fairness Opinion, which sets forth certain assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix E to this joint proxy statement and prospectus and should be read in its entirety. The summary of the Fairness Opinion set forth herein is qualified in its entirety by reference to the text of the Fairness Opinion. TSJ&A has been paid a fee of $15,000 for rendering this opinion.

     In arriving at its Fairness Opinion, TSJ&A reviewed the merger as described below. TSJ&A also reviewed certain publicly available business and unaudited financial information relating to CommerceSouth and BancTrust. TSJ&A considered the financial terms of certain other recent comparable community bank acquisition transactions, as further discussed below. TSJ&A also considered such other information, analyses and financial, economic and market criteria that it deemed relevant. In connection with its review, TSJ&A did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. TSJ&A did not make an independent evaluation or appraisal of the assets of CommerceSouth or BancTrust.


     In connection with rendering the Fairness Opinion, TSJ&A performed a variety of financial analyses, including those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by TSJ&A in this regard. However, no separate analysis failed to support TSJ&A's opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, TSJ&A believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, TSJ&A made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond CommerceSouth's and BancTrust's control. The analyses performed by TSJ&A are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. No company or transaction considered as a comparison in the analyses is identical to CommerceSouth, BancTrust or the merger. Accordingly, an analysis of the results of such comparisons is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect the public trading value of the companies involved in such comparisons. In addition, the analyses do not purport to be appraisals or reflect the process by which or the prices at which businesses actually may be sold or the prices at which any securities may trade at the present time or at any time in the future.


     Summary of Analyses. The following table summarizes and compares the transaction value and pricing multiples associated with this transaction with the values and relevant multiples developed from the merger analysis, comparable transactions analysis and dividend analysis employed by TSJ&A. Each of the analyses is described in greater detail in the paragraphs that follow.



                                                  SOUTHEAST TRANSACTIONS
       SUMMARY TABLE                       -------------------------------------
---------------------------                                                                                 BANCTRUST
                                           ALL TRANSACTIONS    MIXED TRANS. ONLY   COMMERCE-           EQUIVALENT DIVIDEND
                                THIS       -----------------   -----------------     SOUTH     ------------------------------------
                             TRANSACTION   AVERAGE   MEDIAN    AVERAGE   MEDIAN      ALONE     $14 MARKET   $16 MARKET   $17 MARKET
                             -----------   -------   -------   -------   -------   ---------   ----------   ----------   ----------
Deal Value (millions)......    $ 73.1      $ 69.7    $ 73.0    $ 64.3    $ 59.1
Assets (millions)..........    $321.5      $301.5    $286.9    $286.0    $260.9
Equity (millions)..........    $ 29.1      $ 27.6    $ 27.7    $ 25.6    $ 25.5
Price to Book Value........     228.49%     244.89%   221.43%   243.77%   201.19%
Price to Tangible Book.....     237.87%     250.13%   222.38%   248.71%   204.98%
Price to Last Twelve Months
  Earnings.................      21.07x     22.57x    19.93x    21.89x    19.90x
Price to Assets............      22.74x     23.67x    22.07x    22.26x    20.01x
Price to Deposits..........      26.14x     28.11x    26.75x    26.55x    24.69x
Franchise Premium to Core
  Deposits.................      19.72x     21.09x    18.69x    19.82x    14.40x
Exchange Ratio.............                                                                      0.9107       0.7969       0.7500
Dividend (BancTrust current
  $0.52)...................                                                          $0.22      $0.47        $0.41        $0.39



     Merger Analysis: The merger consideration to be received by CommerceSouth shareholders is based on the conversion of each CommerceSouth common share into the right to receive $12.75 cash and a number of shares of BancTrust common stock having a market price equal to $12.75; provided that the market price of BancTrust common stock is between $14.00 and $17.00 per share, inclusive. If the market price of BancTrust common stock is below $14.00, then the CommerceSouth shareholders shall receive a set number of shares based on an exchange ratio of ..9107 shares of BancTrust common stock for each share of CommerceSouth common stock. If the market price of BancTrust common stock is greater than $17.00, then the CommerceSouth shareholders shall receive a set number of shares based on an exchange ratio of .7500 shares of BancTrust common stock for each CommerceSouth common stock. TSJ&A found the adjustment to the number of shares to be received if the market price of BancTrust common stock is greater than $17.00 to provide adequate protection to CommerceSouth shareholders on the downside by fixing the exchange ratio based of the market price of $17.00. To have this downside protection, it is appropriate for the CommerceSouth shareholders to provide protection to BancTrust on the upside. If the market price of BancTrust common stock is less than $13.00 or more than $18.00, then either CommerceSouth or BancTrust shall have the right to renegotiate the exchange ratio or terminate the merger agreement. TSJ&A reviewed the closing price for BancTrust common stock for each trading day over the last 90 days and found the closing price to be within the range of $13.00 to $18.00 for each trading day. The closing price for BancTrust common stock on August 5, 2003 was $16.00 per share. TSJ&A used this closing price in this analysis because it is typical of the closing prices experienced of the last 90 days. Assuming the exchange ratio used is $16.00 per share then the total merger consideration to be received by CommerceSouth Shareholders would be $25.50 per share. This transaction value equals 2.28 times June 30, 2003 book value and 21.07 times last twelve months earnings through June 30, 2003.

     Comparable Transactions Analysis: TSJ&A reviewed the merger as of August 5, 2003, for the purpose of determining purchase premiums that could be used in comparing the merger with other announced transactions. TSJ&A reviewed the purchase premiums paid in 61 U.S. transactions that were announced since January 1, 2002 involving selling institutions with total assets between $200 million and $500 million. Of these, 13 transactions involved selling institutions headquartered in the Southeastern United States. TSJ&A used this group as the peer group of comparable transactions. The table below includes information regarding these transactions. On average, the comparable transactions reported an announced deal price to book value of 2.449 times and announced deal price to LTM earnings of 22.57 times. The merger ranks well within the range of the comparable transactions.


     Dividends Analysis: TSJ&A compared the current dividend payout policies for CommerceSouth and BancTrust adjusted for the transaction. CommerceSouth currently pays an annual dividend equal to $.22 per share. Based on an exchange ratio calculated using a BancTrust common stock market price of $16.00, the CommerceSouth shareholders would receive an equivalent dividend of $.41 per share of CommerceSouth common stock. This represents a significant increase from the current dividend payout.

     Trading Volume Analysis: TSJ&A reviewed the trading volume of CommerceSouth and BancTrust from August 5, 2002 until May 27, 2003, the day before the transaction was announced. During that period, CommerceSouth reported trading activity on 125 days with a daily average volume of 1,482 shares. This compares to trading activity reported for BancTrust on 179 days with a daily average volume of 5,144 shares. Should this level of trading activity continue, it would represent increased liquidity for CommerceSouth shareholders.

     Therefore, based on these analyses, it is the opinion of TSJ&A that the consideration to be received by the CommerceSouth shareholders is fair from a financial point of view.

  S.E. TRANSACTIONS SINCE 01/01/2002 WITH ASSETS BETWEEN $200 MILLION AND $500
                               MILLION, SORTED BY


                 CONSIDERATION, EXCEPT FOR INSTANT TRANSACTION



                                                                                   PRICE/     PRICE/
                                                                 DEAL    PRICE/   TANGIBLE     LTM      PRICE/    PRICE/
BUYER/SELLER                           ANNOUNCE CONSIDERATION    VALUE    BOOK      BOOK     EARNINGS   ASSETS   DEPOSITS
------------                           ----------------------    -----   ------   --------   --------   ------   --------
                                                                  ($M)      (%)       ($)       (X)       (%)       (%)
BANCTRUST FINANCIAL GROUP
 INC...........................   AL   05/28/2003 MIXED           73.1   228.49    237.87     21.07     22.74     26.14
COMMERCESOUTH INC..............   AL
South Financial Group Inc......   SC   10/03/2002 Common Stock    68.0   236.77    237.50     16.76     31.68     39.49
 Central Bank of Tampa.........   FL
Colonial BancGroup Inc.........   AL   05/28/2002 Common Stock   105.5   318.28    318.39     33.31     31.16     35.22
 Palm Beach Natl Holding Co....   FL
Synovus Financial Corp.........   GA   04/30/2002 Common Stock    84.6   206.09    207.26     23.78     17.25     23.62
 Community Financial Group
   Inc.........................   TN
Synovus Financial Corp.........   GA   09/25/2002 Mixed           84.2   295.03    335.70     19.90     19.96     23.46
 United Financial Holdings
   Inc.........................   FL
SNB Bancshares Inc.............   GA   10/25/2002 Mixed           43.3   195.68    195.68     14.53     20.01     22.39
 Bank of Gray..................   GA
First Citizens Bancorp. of
 SC............................   SC   09/17/2002 Mixed           59.1   168.56    168.56     17.62     24.13     28.80
 First Banks, Inc..............   GA
Main Street Banks Inc..........   GA   12/11/2002 Mixed           96.0   399.65    399.65     19.95     30.57     35.50
 First Colony Bancshares
   Inc.........................   GA
United Community Banks Inc.....   GA   01/23/2003 Mixed           42.1   201.19    204.98     27.16     16.14     18.63
 First Georgia Holding Inc.....   GA
Synovus Financial Corp.........   GA   09/26/2002 Mixed           96.5   297.34    297.34     23.36     28.32     32.68
 FNB Newton Bankshares, Inc....   GA
IBERIABANK Corp................   LA   09/23/2002 Mixed           52.1   165.67    165.67     19.21     16.62     24.69
 Acadiana Bancshares, Inc......   LA
Southern Community Financial...   NC   07/30/2003 Mixed           78.0   302.92    302.92     18.76     32.26     38.88
 Community Bank................   NC
Yadkin Valley Bank and Trust...   NC   01/23/2002 Mixed           27.2   167.90    167.90     36.50     12.30     13.95
 Main Street BankShares Inc....   NC
                                       All Transactions
                                       Average                    69.7   244.89    250.13     22.57     23.37     28.11
                                       All Transactions
                                       Median                     73.0   221.43    222.38     19.93     22.07     26.75
                                       Mixed Average              64.3   243.77    248.71     21.89     22.26     26.55
                                       Mixed Median               59.1   201.19    204.98     19.90     20.01     24.69

                                 FRANCHISE
                                 PREMIUM/
                                   CORE
BUYER/SELLER                     DEPOSITS    ASSETS    EQUITY
------------                     ---------   -------   ------
                                     (%)      ($000)   ($000)
BANCTRUST FINANCIAL GROUP
 INC...........................    19.72     321,481   29,059
COMMERCESOUTH INC..............
South Financial Group Inc......    30.45     214,640   28,720
 Central Bank of Tampa.........
Colonial BancGroup Inc.........    27.24     338,598   33,147
 Palm Beach Natl Holding Co....
Synovus Financial Corp.........    16.96     490,547   38,375
 Community Financial Group
   Inc.........................
Synovus Financial Corp.........    20.41     421,799   27,755
 United Financial Holdings
   Inc.........................
SNB Bancshares Inc.............    13.94     216,362   22,128
 Bank of Gray..................
First Citizens Bancorp. of
 SC............................    14.18     244,933   35,061
 First Banks, Inc..............
Main Street Banks Inc..........    37.97     313,894   24,011
 First Colony Bancshares
   Inc.........................
United Community Banks Inc.....    11.84     260,873   20,918
 First Georgia Holding Inc.....
Synovus Financial Corp.........    26.04     340,793   32,454
 FNB Newton Bankshares, Inc....
IBERIABANK Corp................    14.40     312,915   27,728
 Acadiana Bancshares, Inc......
Southern Community Financial...    32.54     241,764   25,539
 Community Bank................
Yadkin Valley Bank and Trust...     7.06     221,077   14,838
 Main Street BankShares Inc....

All Transactions Average           21.09     301,516   27,556
All Transactions Median            18.69     286,894   27,742
Mixed Average                      19.82     286,046   25,604
Mixed Median                       14.40     260,873   25,539


OPINION OF BANCTRUST'S FINANCIAL ADVISOR


     BancTrust retained Alex Sheshunoff & Co. Investment Banking, L.P. ("Sheshunoff") to provide its opinion as to the fairness from a financial viewpoint of the merger consideration to the shareholders of BancTrust. As part of its investment banking business, Sheshunoff is regularly engaged in the valuation of securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. The Board of Directors of BancTrust retained Sheshunoff based upon its experience as a financial advisor in mergers and acquisitions of financial institutions and its knowledge of financial institutions. Pursuant to an engagement letter dated July 8, 2003 between BancTrust and Sheshunoff, BancTrust agreed to pay Sheshunoff a professional fee of $75,000 for its services rendered in connection with, and its issuance of, its fairness opinion. BancTrust also agreed to indemnify and hold harmless Sheshunoff and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the negligence, violation of law or regulation or bad faith of Sheshunoff or any matter for which Sheshunoff may have strict liability.

     On July 22, 2003, Sheshunoff rendered its oral opinion to BancTrust's board of directors that, as of such date, the merger consideration was fair, from a financial point of view, to the shareholders of BancTrust. Sheshunoff rendered its written fairness opinion as of August 6, 2003.

     The full text of the fairness opinion which sets forth, among other things, assumptions made, procedures followed, matters considered, and limitations on the review undertaken, is attached as Appendix D to this joint proxy statement and prospectus. The shareholders of BancTrust are urged to read Sheshunoff's fairness opinion carefully and in its entirety. The fairness opinion is addressed to the Board of Directors of BancTrust and does not constitute a recommendation to any shareholder of BancTrust as to how such shareholder should vote at BancTrust's special meeting.

     In connection with the fairness opinion, Sheshunoff:

          1. Reviewed the merger agreement;

          2. Reviewed certain publicly available financial statements and other information about BancTrust and CommerceSouth;

          3. Reviewed internal financial statements, operating data, and financial forecasts for each company;

          4. Conducted conversations with executive management of BancTrust and CommerceSouth regarding recent and projected financial performance;

          5. Analyzed the present value of the after-tax cash flows BancTrust could produce on an independent basis through the year 2007, based on assumptions provided by management;

          6. Reviewed the pro forma impact of the merger on the earnings per share and capitalization of BancTrust, based on the projections of assets, earnings, cash flows and dividends for the combined entity subsequent to the merger after giving effect to estimated synergies;

          7. Analyzed the present value of the after-tax cash flows that the combined company could produce, based on the projections of assets, earnings, cash flows and dividends for the combined entity subsequent to the merger after giving effect to estimated synergies;

          8. Compared the proposed financial terms of the merger with the financial terms of certain other transactions that Sheshunoff deemed to be relevant;


          9. Compared the historical stock price data and trading volume of BancTrust common stock and CommerceSouth common stock with that of certain other comparable publicly traded companies; and



          10. Compared certain financial characteristics and performance measures of BancTrust and CommerceSouth with that of certain other comparable publicly traded companies.


     In connection with its review, Sheshunoff relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or made publicly available, and Sheshunoff did not assume any responsibility for independent verification of such information. Sheshunoff assumed that internal confidential financial projections provided by BancTrust and CommerceSouth were reasonably prepared reflecting the best currently available estimates and judgments of the future financial performance of BancTrust and CommerceSouth, and of the estimated synergies and did not independently verify the validity of such assumptions.

     Sheshunoff did not make any independent evaluation or appraisal of the assets or liabilities of BancTrust or CommerceSouth nor was Sheshunoff furnished with any such appraisals. Sheshunoff did not examine any individual loan files of BancTrust or CommerceSouth. Sheshunoff is not an expert in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for losses with respect thereto and has assumed that such allowances were, in the aggregate, adequate to cover such losses.

     The fairness opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Sheshunoff as of August 5, 2003.

     In rendering the fairness opinion, Sheshunoff performed a variety of financial analyses. The preparation of an opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Consequently, the fairness opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of fairness, from a financial point of view, of the merger consideration is to some extent subjective, based on the experience and judgment of Sheshunoff, and not merely the result of mathematical analysis of financial data. Sheshunoff did not attribute particular weight to any analysis or factor considered by it. Accordingly, notwithstanding the separate factors summarized below, Sheshunoff believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Sheshunoff's view of the actual value of BancTrust, CommerceSouth, or the combined entity.

     In performing its analyses, Sheshunoff made numerous assumptions with respect to industry performance, business, and economic conditions and other matters, many of which are beyond the control of BancTrust or CommerceSouth. The analyses performed by Sheshunoff are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses, nor are they appraisals. In addition, Sheshunoff's analyses should not be viewed as determinative of the opinion of the Board of Directors or the management of BancTrust with respect to the value of BancTrust or CommerceSouth or to the fairness of the merger consideration.

     The following is a summary of the analyses performed by Sheshunoff in connection with its opinion. The following discussion contains financial information concerning BancTrust and CommerceSouth as of June 30, 2003 and market information as of August 5, 2003.


     The following table summarizes and compares the transaction value and pricing multiples associated with BancTrust's acquisition of CommerceSouth with the values developed from each of the material valuation methodologies employed by Sheshunoff. Each of the valuation methodologies and comparisons are described in greater detail in the paragraphs that follow.


                                                                                PRESENT VALUE OF COMBINED
                                                 PRESENT VALUE OF BANCTRUST      COMPANY ATTRIBUTABLE TO
                                     BANCTRUST        STAND-ALONE BASIS                 BANCTRUST
                                      TRADING    ---------------------------   ---------------------------
                                       PRICE       12%       13%       14%       12%       13%       14%
                                     ---------   -------   -------   -------   -------   -------   -------
Price per share....................   $14.40     $14.04    $12.50    $11.27    $16.68    $14.36    $12.56
Price to Tangible Book Value.......     1.67x      1.63x     1.45x     1.31x     1.93x     1.66x     1.46x
Price to Last Twelve Months
  Earnings.........................     17.4x      16.7x     14.9x     13.4x     19.9x     17.1x     15.0x
Price to Estimated 2003 Earnings...     21.9x      21.4x     19.0x     17.1x     25.4x     21.8x     19.1x
Price to Assets....................     18.3%      17.8%     15.9%     14.3%     21.2%     18.2%     15.9%
Price to Deposits..................     21.7%      21.1%     18.8%     17.0%     25.1%     21.6%     18.9%
Accretion (Dilution) Per BancTrust
  Share
Estimated 2004 Earnings Per
  Share............................      5.9%
Estimated 2005 Earnings Per
  Share............................      7.1%
Estimated 2005 Book Value Per
  Share............................     14.2%

                                             COMMERCESOUTH
                                     ------------------------------
                                                SOUTHEAST    U.S.
                                      VALUE       COMPS      COMPS
                                     RECEIVED    200-400    200-400
                                     --------   ---------   -------
Price per share....................   $25.50     Medians    Medians
Price to Tangible Book Value.......      2.4x        2.2x       2.2x
Price to Last Twelve Months
  Earnings.........................     23.1x       21.7x      20.2x
Price to Estimated 2003 Earnings...     20.4x         NA         NA
Price to Assets....................     21.0%       23.8%      19.4%
Price to Deposits..................     24.1%       27.9%      22.8%
Accretion (Dilution) Per BancTrust
  Share
Estimated 2004 Earnings Per
  Share............................
Estimated 2005 Earnings Per
  Share............................
Estimated 2005 Book Value Per
  Share............................



     For the purposes of the following analysis, Sheshunoff utilized a value of the merger consideration of $25.50 per share and assumed BancTrust's twenty-day average stock price was $15.50 per share. The merger consideration may have a higher or lower value depending on BancTrust's stock price at the time of the merger. Based on the information available at the time of its opinion, the merger consideration to be paid to CommerceSouth shareholders within the $13 to $18 range for BancTrust's stock price would be fair to BancTrust's shareholders, from a financial point of view. Outside this range, the fairness of the merger consideration to BancTrust's shareholders would be dependent on the decisions made by the respective boards of directors, the financial condition and future prospects of the respective companies, and the economic and market conditions then existing.


     BancTrust Discounted Cash Flow Analysis: Using discounted cash flow analysis, Sheshunoff estimated the present value of the future after-tax cash flow streams that BancTrust could produce on a stand-alone basis through the year 2007, under various circumstances, assuming that it performed in accordance with the projections provided by BancTrust management.


     Sheshunoff estimated the terminal value for BancTrust at the end of 2007 by capitalizing the final period projected earnings using a discount rate that is the quotient of (i) the assumed annual long-term growth rate of the earnings of BancTrust of 4% plus one and (ii) the difference between a range of required rates of return and the assumed annual long-term growth rate of earnings in (i) above. Sheshunoff discounted the annual cash flow streams (defined as all earnings in excess of that required to maintain a tangible equity to asset ratio of 7.0%) and the terminal values using discount rates ranging from 12% to 14%. The discount range was chosen to reflect different assumptions regarding the required rates of return of BancTrust and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of values per share of $11.27 to $14.04 as shown in the table below.



                                                                      DISCOUNT RATE
                                                              -----------------------------
                                                               14.0%     13.0%      12.0%
                                                              -------   --------   --------
BancTrust Present Value (in millions).......................  $98,496   $109,276   $122,757
BancTrust Present Value (per share).........................  $ 11.27   $  12.50   $  14.04



     Pro Forma Discounted Cash Flow Analysis: Using discounted cash flow analysis, Sheshunoff estimated the present value of the future after-tax cash flow streams that the combined company could produce after the merger through the year 2007, under various circumstances, assuming that it performed in accordance with the projections provided by the managements of BancTrust and CommerceSouth. For the purposes of this analysis, Sheshunoff increased the cash available by the estimated amount of trust preferred securities to be issued and included the increased interest expense in the cash flow projections.



     Sheshunoff estimated the terminal value for BancTrust as the surviving corporation in the merger at the end of 2007 by capitalizing the final period projected earnings using a discount rate that is the quotient of (i) the assumed annual long-term growth rate of the earnings of the combined company of 5% plus one and (ii) the difference between a range of required rates of return and the assumed annual long-term growth rate of earnings in (i) above. Sheshunoff discounted the annual cash flow streams (defined as all earnings in excess of that required to maintain a tangible equity to asset ratio of 7.0%) and the terminal values using discount rates ranging from 12% to 14%. The discount range was chosen to reflect different assumptions regarding the required rates of return of BancTrust and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of values per share of $12.56 to $16.68 as shown in the table below.



                                                                      DISCOUNT RATE
                                                              ------------------------------
                                                               14.0%      13.0%      12.0%
                                                              --------   --------   --------
Combined Company Present Value (in millions)................  $139,823   $109,276   $122,757
BancTrust Ownership of Combined Company.....................      78.5%      78.5%      78.5%
Present Value Attributable to BancTrust (in millions).......  $109,808   $125,485   $145,766
Combined Present Value to BancTrust (per share).............  $  12.56   $  14.36   $  16.68



     The two preceding analyses indicate that the present value of the combined company attributable to BancTrust's shareholders is greater than the present value of BancTrust on a stand-alone basis.



     Pro Forma Financial Impact: Sheshunoff analyzed the pro forma impact of the merger on earnings per share for the calendar years 2004 and 2005 and the book value for calendar year 2004, based on the projections provided by BancTrust management for BancTrust on a stand-alone basis and the estimated synergies resulting from the merger. The analysis indicated that the earnings per share accretion (on a cash basis) to estimated earnings per share on a stand-alone basis was 5.9% in 2004 and 7.1% in 2005 for BancTrust shareholders. The analysis further indicated the accretion to book value to be 14.2% for BancTrust shareholders.


     Analysis of Selected Transactions: Sheshunoff performed an analysis of premiums paid in selected recently completed acquisitions of banking organizations with comparable characteristics to the merger. Two sets of comparable transactions were selected to ensure a thorough analysis.

     The first set of comparable transactions consisted of a group of transactions for banks in the Southeast Region (as defined by SNL Financial) of the United States for which pricing data were available. These comparable transactions consisted of twelve mergers and acquisitions of banks with assets between $200 million and $400 million that were announced between January 1, 2002 and August 5, 2003. The analysis yielded multiples of the purchase prices in these transactions relative to:

          1. Tangible book value ranging from 1.6 times to 4.0 times with an average of 2.4 times and a median of 2.2 times compared with the multiples implied in the merger of 2.4 times June 30, 2003 tangible book value for CommerceSouth;

          2. Last twelve months earnings ranging from 13.7 times to 44.7 times with an average of 24.1 times and a median of 21.7 times compared with the multiples implied in the merger of 23.1 times last twelve months earnings as of June 30, 2003 for CommerceSouth;

          3. Total assets ranging between 12.3% and 32.3% with an average of 23.2% and a median of 23.8% compared with the multiples implied in the merger of 21.0% of June 30, 2003 total assets for CommerceSouth; and

          4. Total deposits ranging from 14.0% to 39.5% with an average of 27.2% and a median of 27.9% compared with the multiples implied in the merger of 24.1% of deposits as of June 30, 2003 for CommerceSouth.

     The second set of comparable transactions consisted of banks in the United States with asset size and characteristics similar to CommerceSouth for which pricing data were available. These comparable transactions consisted of sixteen mergers and acquisitions of banks in the United States with total assets between $200 million and $400 million that were announced between January 1, 2003 and August 5, 2003. The analysis yielded multiples of the purchase prices in these transactions relative to:

          1. Tangible book value ranging from 1.3 times to 3.1 times with an average of 2.3 times and a median of 2.2 times compared with the multiples implied in the merger of 2.4 times June 30, 2003 tangible book value for CommerceSouth;

          2. Last twelve months earnings ranging from 6.9 times to 44.7 times with an average of 18.7 times and a median of 20.2 times compared with the multiples implied in the merger of 23.1 times last twelve months earnings as of June 30, 2003 for CommerceSouth;

          3. Total assets ranging between 11.6% and 32.3% with an average of 19.3% and a median of 19.4% compared with the multiples implied in the merger of 21.0% of June 30, 2003 total assets for CommerceSouth; and

          4. Total deposits ranging from 14.2% to 38.9% with an average of 22.8% and a median of 22.8% compared with the multiples implied in the merger of 24.1% of deposits as of June 30, 2003 for CommerceSouth.


     Contribution Analysis: Sheshunoff reviewed the relative contributions of BancTrust and CommerceSouth to the combined company based on the June 30, 2003 financial data. Sheshunoff compared the pro forma ownership interests of BancTrust and CommerceSouth of 78.5% and 21.5%, respectively, to: (i) total assets of 68.9% and 31.1%, respectively; (ii) total loans of 64.1% and 35.9%, respectively; (iii) total deposits of 68.2% and 31.8%, respectively; (iv) total equity of 74.1% and 25.9%, respectively; (v) net interest income of 67.0% and 33.0%, respectively; (vi) non-interest income of 67.7% and 32.3%, respectively;
(vii) non-interest expense of 68.3% and 31.7%, respectively; and (viii) earnings of 67.4% and 32.6%, respectively. The cash consideration paid by BancTrust to CommerceSouth shareholders reduces the equity position of CommerceSouth shareholders in the combined company relative to their proportional contribution of the other criteria compared. The effect of the cash consideration paid is to increase the proportional ownership by BancTrust's shareholders of the criteria compared.


     Comparable Company Analysis: Sheshunoff compared the operating and market results of BancTrust and CommerceSouth to the results of other publicly traded companies. The comparable publicly traded companies were selected primarily on the basis of two criteria: geographic location and total asset size. The geographic location of the banks and, therefore, of the comparables was the Southeast Region of the United States. Within the selected region, the banks were compared to publicly traded banks of representative asset sizes. BancTrust was compared to companies with total assets between $500 million and $1 billion ("BancTrust Peer Group"), and CommerceSouth was compared to companies with total assets between $100 million and $400 million ("CommerceSouth Peer Group").


     The companies' respective operating results were compared. The assessment was based on the March 31, 2003 financial information. The comparison is shown in the following tables.



                                                                          BANCTRUST PEER
                                                              BANCTRUST     GROUP MEAN
                                                              ---------   --------------
Net Interest Margin.........................................     4.21%         4.12%
Efficiency Ratio............................................     68.1%         61.6%
Return on Average Assets....................................     1.03%         1.18%
Return on Average Equity....................................     8.39%        13.78%
Equity to Asset Ratio.......................................    11.79%         8.86%
Tangible Equity to Tangible Asset Ratio.....................    11.02%         8.25%
Tier 1 Capital Ratio........................................    14.35%        11.82%
Total Capital Ratio.........................................    15.47%        13.17%
Ratio of Non-performing Assets to Total Assets..............     0.68%         0.74%
Ratio of Non-performing Loans to Total Loans................     0.93%         0.80%
Ratio of Loan Loss Reserves to Non-performing Loans.........      156%          231%
Ratio of Loan Loss Reserves to Non-performing Assets........      135%          237%



     Generally, BancTrust's performance as measured by its return on average assets, net interest margin, efficiency ratio, and return on average equity was somewhat lower than the BancTrust Peer Group Mean. Its capital levels were higher as shown in the equity to asset ratio, the tangible equity to tangible asset ratio, the Tier 1 capital ratio and the total capital ratio. BancTrust's asset quality as measured by its ratio of non-performing assets to total assets and its ratio of non-performing loans to total loans were generally similar to the BancTrust Peer Group Mean; and its coverage levels were lower as shown by the ratio of loan loss reserves to non-performing loans and ratio of loan loss reserves to non-performing assets.



                                                                              COMMERCESOUTH PEER
                                                              COMMERCESOUTH       GROUP MEAN
                                                              -------------   ------------------
Net Interest Margin.........................................       4.59%             3.88%
Efficiency Ratio............................................       67.1%             70.6%
Return on Average Assets....................................       1.12%             0.80%
Return on Average Equity....................................      11.96%             9.02%
Equity to Asset Ratio.......................................       9.05%             9.40%
Tangible Equity to Tangible Asset Ratio.....................       8.72%             9.14%
Tier 1 Capital Ratio........................................      10.24%            13.10%
Total Capital Ratio.........................................      11.38%            14.30%
Ratio of Non-performing Assets to Total Assets..............       0.54%             0.59%
Ratio of Non-performing Loans to Total Loans................       0.44%             0.69%
Ratio of Loan Loss Reserves to Non-performing Loans.........        287%              309%
Ratio of Loan Loss Reserves to Non-performing Assets........        179%              298%



     Generally, CommerceSouth's performance as measured by its return on average assets, net interest margin, efficiency ratio, and return on average equity was higher than the CommerceSouth Peer Group Mean. Its capital levels were similar as shown in the equity to asset ratio and the tangible equity to tangible asset ratio, while its Tier 1 capital ratio and the total capital ratio were lower. CommerceSouth's asset quality as measured by its ratio of non-performing assets to total assets and its ratio of non-performing loans to total loans were generally somewhat better than the CommerceSouth Peer Group Mean. Its coverage of non-performing loans as shown by the ratio of loan loss reserves to non-performing loans was similar, while its coverage of non-performing assets measured by the ratio of loan loss reserves to non-performing assets was lower.



     The companies' market results based on market data as of March 31, 2003 are contained in the following tables.



                                                                          BANCTRUST PEER
                                                              BANCTRUST     GROUP MEAN
                                                              ---------   --------------
Market Price as a Multiple of Stated Book Value.............     1.55x         1.84x
Market Price as a Multiple of Stated Tangible Book Value....     1.67x         1.99x
Price as a Multiple of 2003 Estimated EPS...................     21.9x         15.7x
Price as a Multiple of 2004 Estimated EPS...................     19.5x         13.9x
Dividend Yield per Share....................................     3.25%         1.75%
Dividend Payout per Share...................................     68.4%         25.8%



     BancTrust's price to book multiples as measured by its market price as a multiple of stated book value and market price as a multiple of stated tangible book value were lower than its peer group; while its price to earnings multiples were higher as shown in the price as a multiple of 2003 estimated EPS and price as a multiple of 2004 estimated EPS. BancTrust's dividend yield and dividend payout were above the respective multiples for its peer group.



                                                                                COMMERCESOUTH
                                                              COMMERCE SOUTH   PEER GROUP MEAN
                                                              --------------   ---------------
Market Price as a Multiple of Stated Book Value.............       1.33x             1.44x
Market Price as a Multiple of Stated Tangible Book Value....       1.39x             1.48x
Price as a Multiple of 2003 Estimated EPS...................       20.9x             23.1x
Price as a Multiple of 2004 Estimated EPS...................       19.0x             18.1x
Dividend Yield per Share....................................       0.88%             1.25%
Dividend Payout per Share...................................       18.3%             24.1%



     CommerceSouth's price to book multiples as measured by its market price as a multiple of stated book value and market price as a multiple of stated tangible book value were lower than its peer group. Its price to earnings multiple as shown in the price as a multiple of 2003 estimated EPS was lower while its price to 2004 estimated EPS was higher than the price as a multiple of 2004 estimated EPS for the CommerceSouth Peer Group. CommerceSouth's dividend yield and dividend payout were below the respective multiples for its peer group.


     No company or transaction used in the comparable company and comparable transaction analyses is identical to BancTrust, CommerceSouth, or BancTrust as the surviving corporation in the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of BancTrust and CommerceSouth and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.


     In the initial stages of negotiation between BancTrust and CommerceSouth, Sheshunoff was engaged by both parties to act in a financial advisory capacity. During this early phase of the negotiation process, Sheshunoff was provided financial forecasts for CommerceSouth contained in its strategic plan. The projections for CommerceSouth were based on these forecasts, but reflected somewhat lower growth assumptions than those in CommerceSouth's strategic plan. These projections for CommerceSouth formed the basis of the negotiations from which the contemplated merger arose. Subsequently, BancTrust and CommerceSouth negotiated the final merger agreement between themselves.

     Subsequent to the rendering of its fairness opinion, Sheshunoff was made aware of potential changes in the manner in which BancTrust intends to raise the cash consideration contemplated by the merger. Based on a review of the revised plans with BancTrust's management without performing detailed analyses of the changes, the proposed revisions do not materially affect the fairness of the merger to BancTrust's shareholders.



     Sheshunoff's fairness opinion is directed only to the question of whether the merger consideration is fair from a financial perspective and does not constitute a recommendation to any BancTrust shareholder to vote in favor of the merger. No limitations were imposed on Sheshunoff regarding the scope of its investigation or otherwise by BancTrust. Based on the results of the various analyses described above, Sheshunoff concluded that the merger consideration to be paid by BancTrust pursuant to the merger is fair to the BancTrust shareholders, from a financial point of view.


FINANCING


     BancTrust intends to finance a substantial portion of the cash component of the merger consideration by the issuance of up to $20 million of trust preferred securities. We expect the cash portion of the merger consideration to be approximately $40 million, based on 2,940,000 shares as the projected number of outstanding shares of CommerceSouth common stock assuming the exercise of all options. Under current regulatory guidelines, the proceeds of the issuance of trust preferred securities qualify as Tier 1 capital, up to a maximum of 25% of an institution's Tier 1 capital. All of the $20 million in proceeds from BancTrust's anticipated issuance of trust preferred securities are expected to qualify as Tier 1 capital for BancTrust. BancTrust has received a commitment from a reputable financial institution to purchase or arrange for the purchase of its trust preferred securities, which will bear interest at a variable rate of three-month LIBOR plus 2.90%, and will require the payment of interest only during a thirty year term, with the unpaid principal due at the end of such term. BancTrust will not have the right to call or prepay these trust preferred securities until at least 5 years from the date of their issuance. BancTrust intends to issue $20 million of trust preferred securities, draw up to $10 million from a credit facility it expects to obtain from an unaffiliated bank and generate the balance of the required funds internally. BancTrust will, however, continue to evaluate the appropriate mix of funding sources, and these numbers could change, but at this time BancTrust expects no changes to this mix.



     It is a condition to BancTrust's obligation to consummate the merger that BancTrust has successfully completed an offering of at least $20,000,000 of trust preferred securities at an effective cost of funds no less favorable than the market conditions as of the date of the merger agreement for similar transactions for well-capitalized community banking institutions. There is a risk that BancTrust may not be able to raise this capital on such terms, if at all. However, BancTrust believes this risk is minimal, since it has obtained a commitment with respect to the issuance of a sufficient offering of trust preferred securities on terms it finds acceptable, and it has received oral assurances from a reputable bank that it will be able to borrow up to $10 million on acceptable terms. If BancTrust terminates the merger agreement based on its inability to satisfy this financing condition, then it will be obligated to pay CommerceSouth's reasonable expenses incurred in connection with the merger agreement, not to exceed $400,000.


ACCOUNTING TREATMENT

     The merger will be accounted for as a "purchase," as that term is used pursuant to generally accepted accounting principles in the United States of America, for accounting and financial reporting purposes. Under the purchase method of accounting, the assets and liabilities of CommerceSouth as of the effective time of the merger will be recorded at their estimated respective fair values and added to those of BancTrust. Financial statements of BancTrust issued after the effective time will reflect such values and will not be restated retroactively to reflect the historical financial position or results of operations of CommerceSouth. Any excess of the purchase price of CommerceSouth over the sum of the estimated fair values of tangible and identifiable intangible assets less liabilities assumed would be recorded as goodwill. Under accounting standard SFAS No. 141, a core deposit intangible is separated from goodwill and amortized over its remaining useful life. The remaining goodwill intangible is not subject to amortization and will be periodically evaluated for possible impairment, with any resulting impairment losses included in operating income. BancTrust will include in its consolidated results of operations the results of CommerceSouth's operations after the merger is completed.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES


     The following is a summary of the material United States federal income tax consequences of the merger that generally are applicable to CommerceSouth shareholders. This summary is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial decisions, and administrative rulings and practice as of the date of this joint proxy statement and prospectus, all of which are subject to change. Any such change could be applied to transactions that were completed before the change and could affect the accuracy of the statements and conclusions in this discussion and the tax consequences of the merger to CommerceSouth shareholders. Also, legislation may be proposed in Congress pending the consummation of the merger which, if adopted, could affect the conclusions discussed below. Neither BancTrust nor CommerceSouth has requested or will request a ruling from the Internal Revenue Service with regard to any of the tax consequences of the merger. Hand Arendall, L.L.C., counsel to BancTrust, has rendered its opinion, subject to certain qualifications and limitations, and subject to reliance on certain customary factual assumptions, to BancTrust and CommerceSouth that, among other things, the merger will constitute a reorganization under sec. 368(a) of the Internal Revenue Code. Based on the assumption that the merger will take place as described in the Merger Agreement, that certain factual matters represented by BancTrust and CommerceSouth (including the representation that CommerceSouth shareholders will maintain sufficient equity ownership interests in BancTrust after the merger) are true and correct at the time of consummation of the merger, and that the merger will constitute a reorganization, and subject to the limitations and qualifications referred to in this discussion, the following United States federal income tax consequences will result from the merger:

  RECOGNITION OF GAIN OR LOSS

     Exchange of CommerceSouth Shares for Cash and BancTrust Stock. A CommerceSouth shareholder who exchanges CommerceSouth shares for cash and BancTrust stock in the merger generally will recognize gain (but not loss) in an amount equal to the lesser of:

     - the excess (if any) of (a) the amount of cash and the fair market value of the BancTrust common stock received in the exchange over (b) the shareholder's adjusted tax basis in the CommerceSouth shares; or

     - the amount of cash received in the exchange.

     Although this gain will typically be capital gain, it is possible, depending on the circumstances of a particular CommerceSouth shareholder, that some or all of the cash received could be subject to ordinary income tax treatment as a dividend. You should consult your own tax advisor regarding specific tax consequences to you of the merger in this regard.

     Except as otherwise noted, any gain recognized under the rules described above generally will be capital gain, and will be long term capital gain with respect to any CommerceSouth shares that have been held by the CommerceSouth shareholder for more than one year as of the time of the exchange. A CommerceSouth shareholder who exchanges CommerceSouth shares for cash and BancTrust stock pursuant to the merger, should be aware that he or she will not be permitted to recognize a loss in the exchange, except with respect to cash received in lieu of fractional shares, as discussed below.

  ADJUSTED TAX BASIS IN THE BANCTRUST COMMON STOCK

     The aggregate adjusted tax basis of the BancTrust stock received by CommerceSouth shareholders in the merger (including any fractional shares of BancTrust common stock for which cash is received) will generally be equal to the aggregate tax basis of the CommerceSouth shares exchanged for BancTrust common stock, decreased by the amount of cash (other than cash in lieu of fractional shares or cash subject to ordinary income taxation as a dividend as noted above) received in the exchange, and increased by the aggregate amount of gain (if any) recognized in the exchange (other than with respect to gain or loss realized as a result of cash received in lieu of fractional shares).

  HOLDING PERIOD FOR THE BANCTRUST SHARES

     The holding period for the BancTrust common stock received by a CommerceSouth shareholder in the merger will include the holding period of the CommerceSouth shares that were exchanged for the BancTrust shares.

  CASH RECEIVED IN LIEU OF FRACTIONAL SHARES

     A CommerceSouth shareholder who receives cash in lieu of a fractional share of BancTrust common stock will be treated as if the fractional share were received pursuant to the merger and as if the fractional share were redeemed by BancTrust for cash. A CommerceSouth shareholder who receives cash in lieu of a fractional share of BancTrust common stock generally will recognize gain or loss in an amount equal to the difference between (i) the amount of cash received in lieu of fractional shares, and (ii) the portion of the shareholder's adjusted tax basis in its CommerceSouth shares that is allocated to the fractional share. Such gain or loss will be capital gain or loss, and will be long term capital gain or loss with respect to any CommerceSouth shares that have been held by the CommerceSouth shareholder for more than one year as of the time of the exchange.

  LIMITATIONS ON TAX OPINION


     The opinion of Hand Arendall, L.L.C., will assume the truth and accuracy of certain factual representations made by CommerceSouth and BancTrust, all of which are customarily given in transactions of this kind. Whether the merger qualifies as a "reorganization" within the meaning of sec. 368(a) of the Code will depend, among other requirements, upon whether the fair market value of the BancTrust common stock received by CommerceSouth shareholders pursuant to the merger represents a sufficient percentage of the total consideration received by CommerceSouth shareholders pursuant to the merger to satisfy the requirement that CommerceSouth shareholders as a group maintain a sufficient continuity of interest in their stock investment through their continued holding of shares in BancTrust. The opinion of Hand Arendall, L.L.C. will be conditioned upon the assumption that the fair market value of the BancTrust common stock received by the CommerceSouth shareholders will represent at least 44% of the total consideration received by the CommerceSouth shareholders in the merger. If the fair market value of the BancTrust common stock received by CommerceSouth shareholders represents less than 44% of the total consideration in the merger, then Hand Arendall, L.L.C. will not opine as to the federal income tax consequences of the merger. The CommerceSouth shareholders should also be aware that the IRS refuses to approve in advance transactions in which less than 50% of the total consideration is stock of the surviving entity. Both Hand Arendall's 44% requirement and the IRS's 50% requirement are arbitrary, and meeting or not meeting those percentage tests will not necessarily determine whether or not there is "continuity of interest" or whether or not the merger will be held to be a taxable sale or exchange. In addition, the CommerceSouth shareholders should be aware that an opinion of counsel is not binding on the IRS, and there can be no assurance that the IRS will not successfully challenge the qualification of the merger as a "reorganization" within the meaning of sec. 368(a) of the Code.



     If the Internal Revenue Service were to successfully challenge the qualification of this merger as a "reorganization" within the meaning of sec. 368(a) of the Internal Revenue Code because of a lack of continuity of interest, all CommerceSouth shareholders would recognize all gain (or loss) on the exchange of their CommerceSouth stock for cash and BancTrust stock, and CommerceSouth would recognize gain (or loss) on the transfer of its assets.


  BACKUP WITHHOLDING

     Cash payments made to CommerceSouth shareholders pursuant to the merger may, under certain circumstances, be subject to backup withholding at a rate of 30%. However, backup withholding will not apply to a CommerceSouth shareholder who either (i) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the requisite forms that will be included as part of the transmittal materials sent by BancTrust following the merger, or (ii) otherwise proves to BancTrust and the exchange agent (if any) that the CommerceSouth shareholder is exempt from backup withholding.

     THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON THE OPINION OF HAND ARENDALL, L.L.C., AND APPLIES ONLY TO COMMERCESOUTH SHAREHOLDERS WHO HOLD COMMERCESOUTH COMMON STOCK AS A CAPITAL ASSET, AND MAY NOT APPLY TO SPECIAL SITUATIONS, SUCH AS COMMERCESOUTH SHAREHOLDERS WHO RECEIVED THEIR COMMERCESOUTH COMMON STOCK UPON EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION, COMMERCESOUTH SHAREHOLDERS WHO HOLD THEIR SHARES AS PART OF A "HEDGE," "STRADDLE" OR "CONVERSION TRANSACTION" OR COMMERCESOUTH SHAREHOLDERS THAT ARE CORPORATIONS, INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL INSTITUTIONS, TAX-EXEMPT ORGANIZATIONS, SUBJECT TO ALTERNATIVE MINIMUM TAX, OR FOREIGN PERSONS. IT DOES NOT APPLY TO SHAREHOLDERS OF EITHER COMMERCESOUTH OR BANCTRUST WHO EXERCISE DISSENTERS' APPRAISAL RIGHTS IN THE MERGER. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER OR ANY TAX CONSEQUENCES OF A SUBSEQUENT TRANSACTION INVOLVING COMMON STOCK OF BANCTRUST, INCLUDING ANY REDEMPTION OR TRANSFER OF BANCTRUST COMMON STOCK. THIS DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER, AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH COMMERCESOUTH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

     CommerceSouth shareholders who receive cash proceeds upon the surrender of all their shares of CommerceSouth common stock, whether held directly or indirectly within the meaning of section 302 of the Internal Revenue Code, pursuant to the exercise of dissenters' rights of appraisal will be treated as having effected a taxable sale or exchange of their shares, and these shareholders will recognize gain or loss equal to the difference between the amount received for their shares and the tax basis for their shares. Subject to the limitations imposed by section 302 of the Internal Revenue Code, this gain or loss will constitute a capital gain or loss if these shares are held as a capital asset at the time of the merger.

REGULATORY APPROVALS

     The merger will not proceed in the absence of receipt of the requisite regulatory approvals. Applications for approvals described below have been submitted to the appropriate regulatory agencies.

     BancTrust and CommerceSouth are not aware of any material government approvals or actions that are required for consummation of the merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

     The merger requires the prior approval of the Federal Reserve, pursuant to
Section 3 of the Bank Holding Company Act. In granting its approval, the Federal Reserve must take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve from approving the merger (i) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States, or (ii) if its effect in any section of the country may be to lessen substantially competition or to tend to create a monopoly, or (iii) if it would be a restraint of trade in any manner, unless the Federal Reserve finds that any anti-competitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. Under the Bank Holding Company Act, the merger generally may not be consummated until the 30th day (which may be shortened by the Federal Reserve Board to the 15th day with the concurrence of the U.S. Attorney General) following the date of Federal Reserve approval, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the Federal Reserve's approval, unless a court specifically orders otherwise.

     The merger is also subject to approval by the Florida Department of Financial Institutions and Securities Regulation.

     The Federal Reserve approved the merger on           , 2003, and the
               -day waiting period expired [will expire] on           , 2003.
The Florida Department of Financial Institutions and Securities Regulation
approved the merger on           , 2003.

DISSENTERS' RIGHTS

  BANCTRUST

     If the merger is consummated, holders of record of BancTrust common stock who follow the procedures specified by Article 13 of the Alabama Business Corporation Act will be entitled to determination and payment in cash of the "fair value" of their stock immediately before the effective time of the merger, excluding value resulting from the anticipation of the merger but including "a fair and equitable" rate of interest thereon. BancTrust Shareholders who elect to follow these procedures are referred to herein as "Dissenting BancTrust Shareholders."

     A VOTE IN FAVOR OF THE MERGER AGREEMENT BY A HOLDER OF BANCTRUST COMMON STOCK WILL RESULT IN THE WAIVER OF THE SHAREHOLDER'S RIGHT TO DEMAND PAYMENT FOR HIS OR HER SHARES.

     The following summary of the provisions of Article 13 of the Alabama Business Corporation Act is not intended to be a complete statement of such provisions, the full text of which is attached as Appendix B to this joint proxy statement and prospectus, and is qualified in its entirety by reference thereto.

     A holder of BancTrust common stock electing to exercise dissenters' rights
(1) must deliver to BancTrust, before the vote at the BancTrust special meeting, written notice of his or her intent to demand payment for his or her shares if the merger is effectuated, and (2) must not vote in favor of the merger agreement. The requirement of written notice is in addition to and separate from the requirement that such shares not be voted in favor of the merger agreement, and the requirement of written notice is not satisfied by voting against the merger agreement either in person or by proxy. The requirement that shares not be voted in favor of the merger agreement will be satisfied if no proxy is returned and the shares are not voted in person. Because a properly executed and delivered proxy which is left blank will, unless revoked, be voted FOR approval of the merger agreement, in order to be assured that his or her shares are not voted in favor of the merger agreement, a Dissenting BancTrust Shareholder who votes by proxy must not leave the proxy blank but must (i) vote AGAINST the approval of the merger agreement or (ii) affirmatively ABSTAIN from voting. NEITHER A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT NOR AN ABSTENTION WILL SATISFY THE REQUIREMENT THAT A WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT BE DELIVERED TO BANCTRUST BEFORE THE VOTE ON THE MERGER AGREEMENT.

     Holders of record and beneficial owners of BancTrust common stock are entitled to assert dissenters' rights for the shares registered in the name of or held for the benefit of that holder or owner. Dissenters' rights may be asserted with respect to less than all shares of common stock held of record by such holder only if such holder dissents with respect to all shares beneficially owned by any one person and notifies BancTrust in writing of the name and address of each person on whose behalf such record holder is asserting dissenters' rights. A beneficial shareholder, in order to assert his or her dissenters' rights, must submit to BancTrust the record shareholder's written consent to the dissent prior to or contemporaneously with such assertion and must dissent with respect to all shares of which he or she is the beneficial shareholder or over which he or she has the power to vote. WHERE NO NUMBER OF SHARES IS EXPRESSLY MENTIONED, THE NOTICE OF INTENT TO DEMAND PAYMENT WILL BE PRESUMED TO COVER ALL SHARES HELD IN THE NAME OF THE RECORD HOLDER.

     No later than 10 days after the merger, BancTrust will send a written dissenters' notice to each Dissenting BancTrust Shareholder who did not vote in favor of the merger and who duly filed a written notice of intent to demand payment in accordance with the foregoing. The dissenters' notice will specify the deadline by which time BancTrust must receive a payment demand from such Dissenting BancTrust Shareholder and will include a form for demanding payment. The deadline will be no fewer than 30 days or more than 60 days after the date the dissenters' notice is delivered. IT IS THE OBLIGATION OF ANY DISSENTING BANCTRUST SHAREHOLDER TO INITIATE ALL NECESSARY ACTION TO PERFECT HIS OR HER DISSENTERS' RIGHTS WITHIN THE TIME PERIODS PRESCRIBED IN ARTICLE 13 OF THE ALABAMA BUSINESS CORPORATION ACT AND THE DISSENTERS' NOTICE. IF NO PAYMENT DEMAND IS TIMELY RECEIVED FROM A DISSENTING BANCTRUST SHAREHOLDER, ALL DISSENTERS' RIGHTS WILL BE LOST, NOTWITHSTANDING ANY PREVIOUSLY SUBMITTED WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT. Each Dissenting BancTrust Shareholder who demands payment retains all other rights of a shareholder unless and until those rights are cancelled or modified by the merger. A Dissenting BancTrust Shareholder who demands payment in accordance with the foregoing may not thereafter withdraw that demand and accept the terms offered under the merger agreement unless BancTrust consents thereto.

     Within 20 days of the formal payment demand, a Dissenting BancTrust Shareholder who has made a demand must submit his or her share certificate or certificates to BancTrust so that a notation to that effect may be placed on such certificate or certificates and the shares returned to the Dissenting BancTrust Shareholder with the notation thereon. A SHAREHOLDER'S FAILURE TO SUBMIT SHARES FOR NOTATION WILL, AT BANCTRUST'S OPTION, TERMINATE THE HOLDER'S RIGHTS AS A DISSENTER, UNLESS A COURT OF COMPETENT JURISDICTION DETERMINES OTHERWISE.

     Promptly after the merger, or upon receipt of a payment demand, BancTrust shall offer to pay each Dissenting BancTrust Shareholder who complied with
Article 13 of the Alabama Business Corporation Act the amount BancTrust estimates to be the fair value of such Dissenting BancTrust Shareholder's shares, plus accrued interest. Each Dissenting BancTrust Shareholder who agrees to accept the offer of payment in full satisfaction of his or her demand must surrender to BancTrust the certificate or certificates representing his or her shares in accordance with the terms of the dissenters' notice. Upon receiving the certificate or certificates, BancTrust shall pay each Dissenting BancTrust Shareholder the fair value of his or her shares, plus accrued interest. Upon receiving payment, a Dissenting BancTrust Shareholder ceases to have any interest in the shares.

     A Dissenting BancTrust Shareholder who has made a payment demand may notify BancTrust in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate, or reject the offer made to such shareholder and demand payment of the fair value of his or her shares and interest due, if: (i) the Dissenting BancTrust Shareholder believes that the amount offered him or her is less than the fair value of his or her shares or that the interest due is incorrectly calculated; (ii) BancTrust fails to make an offer as required by Article 13 of the Alabama Business Corporation Act within 60 days after the date set for demanding payment; or (iii) BancTrust, having failed to consummate the merger, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment; provided, however, that a Dissenting BancTrust Shareholder waives his or her right to demand payment different from that offered unless he or she notifies BancTrust of his or her demand in writing within 30 days after BancTrust offered payment for his or her shares.

     If a demand for payment remains unsettled, BancTrust shall commence a proceeding within 60 days after receiving the second payment demand and petition the court to determine the fair value of the shares and accrued interest. If the proceeding is not commenced within the 60 day period, each Dissenting BancTrust Shareholder whose demand remains unsettled shall be entitled to receive the amount demanded. Such a proceeding will be filed in the Circuit Court of Mobile County, Alabama. Each Dissenting BancTrust Shareholder made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. Upon payment of the judgment and surrender to BancTrust of the certificate or certificates representing the judicially appraised shares, a Dissenting BancTrust Shareholder will cease to have any interest in the shares. The Court may assess costs incurred in such a proceeding against all or some of the Dissenting BancTrust Shareholders, in amounts the court finds equitable, to the extent the Court finds that such Dissenting BancTrust Shareholders acted arbitrarily, vexatiously, or not in good faith in demanding payment different from that initially offered by BancTrust. The Court may also assess the reasonable fees and expenses of counsel and experts against all or some of the Dissenting BancTrust Shareholders if the Court finds that such Dissenting BancTrust Shareholders acted arbitrarily, vexatiously or not in good faith with respect to the rights provided in Article 13 of the Alabama Business Corporation Act.

  COMMERCESOUTH

     Holders of record of CommerceSouth common stock who follow the procedures specified by Section 262 of the Delaware General Corporation Law ("Section 262") will be entitled to appraisal by the Delaware Court of Chancery and payment of the "fair value" of their CommerceSouth common stock at the consummation of the merger, excluding value resulting from the accomplishment or expectation of the merger but including "a fair rate of interest" thereon.

     THE FOLLOWING SUMMARY OF THE PROVISIONS OF SECTION 262 IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS, THE FULL TEXT OF WHICH FOLLOWS IN APPENDIX C AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE THERETO.

     A holder of record of CommerceSouth common stock electing to exercise appraisal rights (1) must deliver to CommerceSouth before the vote at the CommerceSouth special meeting, a written demand for appraisal of such shares of common stock made by or on behalf of the record holder reasonably informing CommerceSouth of the identity of such holder and of such holder's intention to demand the appraisal of such holder's CommerceSouth common stock and (2) must not vote in favor of the merger agreement. The requirement of such written demand is in addition to and separate from the requirement that such shares not be voted in favor of the merger agreement, and the requirement of such written demand is not satisfied by voting against the merger agreement either in person or by proxy. The requirement that such shares not be voted in favor of the merger agreement will be satisfied if no proxy is returned and such shares are not voted in person. Because a properly executed and delivered proxy which is left blank will, unless revoked, be voted FOR approval of the merger agreement, in order to be assured that such holder's CommerceSouth common stock is not voted in favor of the merger agreement, a holder of CommerceSouth common stock electing to exercise appraisal rights who votes by proxy must not leave the proxy blank but must (i) vote AGAINST the approval of the merger agreement or
(ii) ABSTAIN from voting. NEITHER A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT NOR AN ABSTENTION WILL SATISFY THE REQUIREMENT THAT A WRITTEN DEMAND FOR APPRAISAL BE DELIVERED TO COMMERCESOUTH BEFORE THE VOTE ON THE MERGER AGREEMENT AT THE SPECIAL MEETING.

     Only a holder of record of CommerceSouth is entitled to assert appraisal rights for the shares registered in the holder's name. The appraisal rights may be asserted with respect to all or less than all of the CommerceSouth common stock held by such holder. The demand should be executed by or for the holder of record, fully and correctly, as the holder's name appears on the holder's CommerceSouth common stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the record holder or holders and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record holder. A record holder, such as a broker, who holds CommerceSouth common stock as nominee for the beneficial owner may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights for other beneficial owners. In such case, the written demand should set forth the number of shares covered by it. WHERE NO NUMBER OF SHARES OF COMMERCESOUTH COMMON STOCK IS EXPRESSLY MENTIONED, THE DEMAND WILL BE PRESUMED TO COVER ALL SHARES HELD IN THE NAME OF THE HOLDER.

     Within 10 days after the consummation of the merger, BancTrust as the surviving corporation in the merger, will send notice of the effectiveness of the merger to each holder of record of CommerceSouth common stock at the consummation of the merger who duly filed with CommerceSouth a written demand for appraisal in accordance with the foregoing. Within 120 days after the consummation of the merger, BancTrust or any former holder of CommerceSouth common stock who has satisfied the foregoing provisions may file a petition in the Delaware Court of Chancery demanding a determination of the "fair value" of the CommerceSouth common stock at the date of consummation of the merger. Shareholders seeking to exercise appraisal rights should not assume that BancTrust will file a petition with respect to the appraisal of the value of their shares of CommerceSouth common stock or that BancTrust will initiate any negotiations with respect to the "fair value" of such CommerceSouth common stock. IT IS THE OBLIGATION OF THE HOLDERS OF COMMERCESOUTH COMMON STOCK TO INITIATE ALL NECESSARY ACTION TO PERFECT THEIR APPRAISAL RIGHTS WITHIN THE TIME PERIODS PRESCRIBED IN SECTION 262. IF NO PETITION IS TIMELY FILED BY EITHER BANCTRUST OR A HOLDER OF COMMERCESOUTH COMMON STOCK, ALL APPRAISAL RIGHTS WILL BE LOST, NOTWITHSTANDING ANY PREVIOUSLY SUBMITTED WRITTEN DEMAND FOR APPRAISAL.

     Within 120 days after the consummation of the merger, any former holder of CommerceSouth common stock who has complied with the requirements for the exercise of appraisal rights, as discussed above, is entitled, upon written request, to receive from BancTrust a statement setting forth the aggregate number of shares of

CommerceSouth common stock not voted in favor of the merger and with respect to which demands for appraisal have been made and the aggregate number of holders of such dissenting shares. Such statement must be mailed within 10 days after the written request therefor has been received by CommerceSouth.

     If a petition for appraisal is timely filed, at the hearing of such petition the Court will determine the stockholders who have become entitled to appraisal rights and will appraise the CommerceSouth common stock owned by such stockholders, determining the fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Court will take into account all relevant factors. The costs of the appraisal proceeding may be assessed against one or more parties to the proceeding as the court may consider equitable. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding (including, without limitation, reasonable attorney's fees and the fees and expenses of experts) to be charged pro rata against the value of all CommerceSouth common stock entitled to an appraisal.

     From and after the consummation of the merger, any holder of CommerceSouth common stock who has properly demanded an appraisal in compliance with Section 262 will not thereafter be entitled to vote his or her shares for any purpose or to receive payment of dividends or other distributions on his or her shares (other than those payable to stockholders of record as of a date prior to the consummation of the merger). If no petition for an appraisal is filed within the time provided by Section 262, or if a stockholder delivers to BancTrust a written withdrawal of his or her demand for an appraisal and an acceptance of the merger, either within 60 days after the consummation of the merger or thereafter with the written approval of BancTrust, then the right of such stockholder to an appraisal will cease.

     FAILURE TO FOLLOW PROPERLY ALL PROCEDURES SPECIFIED IN SECTION 262 WILL RESULT IN A LOSS OF A STOCKHOLDER'S APPRAISAL RIGHTS.


     For a discussion of the Federal income tax consequences of the receipt of cash for shares of CommerceSouth stock, see "The Merger Transaction -- Material
Federal Income Tax Consequences" on page   .

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     We are providing you with the reported high and low bid prices of CommerceSouth common stock and BancTrust common stock as reported on the Nasdaq Small Cap Stock Market for each calendar quarter during the last three years. CommerceSouth common stock and BancTrust common stock are listed on the Nasdaq Small Cap Stock Market. The CommerceSouth ticker symbol is "COSO." The BancTrust ticker symbol is "BTFG."


                                 COMMERCESOUTH COMMON STOCK               BANCTRUST COMMON STOCK
                            ------------------------------------   ------------------------------------
                               BID PRICE                              BID PRICE
                            ---------------     CASH DIVIDENDS     ---------------     CASH DIVIDENDS
                             HIGH     LOW          DECLARED         HIGH     LOW          DECLARED
                            ------   ------   ------------------   ------   ------   ------------------
2001
  First Quarter...........  $ 9.88   $ 7.50        $0.05           $15.00   $ 8.31         $0.11
  Second Quarter..........   10.00     8.50         0.05            14.75    10.20          0.11
  Third Quarter...........   14.95     9.45         0.05            11.31     9.50          0.11
  Fourth Quarter..........   14.25    11.50         0.05            10.50     9.00          0.11
2002
  First Quarter...........   12.75    10.05         0.0525          10.76     9.45          0.12
  Second Quarter..........   15.40    12.75         0.0525          12.40    10.35          0.12
  Third Quarter...........   14.95    12.00         0.0525          12.26    10.30          0.12
  Fourth Quarter..........   15.00    13.46         0.0525          11.10    10.01          0.12
2003
  First Quarter...........   15.09    13.00         0.055           14.99    10.90          0.13
  Second Quarter..........   25.51    13.75         0.055           18.01    13.75          0.13
  Third Quarter...........   25.14    24.00         0.055           16.39    14.87          0.13


     The following table presents closing bid prices for CommerceSouth common stock and BancTrust common stock on the Nasdaq Small Cap Stock Market on May 27, 2003, the last full trading day prior to the public announcement of the proposed merger.

                                                       CLOSING BID PRICES PER SHARE
                                                             ON MAY 27, 2003
                                                       ----------------------------
CommerceSouth........................................             $15.50
BancTrust............................................             $14.51

     We urge you to obtain current market quotations before voting your shares. Because the exchange ratio is the average market value of a share of BancTrust common stock during a twenty trading day period preceding the merger, the number of shares of BancTrust common stock a CommerceSouth shareholder will receive on the date the merger becomes effective may vary significantly from the number of shares of BancTrust common stock that holders of CommerceSouth common stock would receive if the merger were completed on the date of this joint proxy statement and prospectus. Similarly, the aggregate market value of the shares of CommerceSouth common stock that BancTrust will acquire on the date the merger is effective may vary significantly from the aggregate market value of the shares of CommerceSouth common stock on the date of this joint proxy statement and prospectus.


     BancTrust currently pays dividends at a rate of $.52 per share each year, and CommerceSouth currently pays dividends at a rate of $.22 per share each year. The dividend policy of BancTrust following the merger will be determined by its board of directors. We expect the initial annualized dividend rate to be at least $.52 per share each year. Based on BancTrust's October 3, 2003 closing price, assuming CommerceSouth shareholders will receive .7994 shares of BancTrust common stock in the merger for each share of CommerceSouth common stock they own, this dividend would be 90.91% greater than the dividend that CommerceSouth shareholders now receive.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated statement of condition as of June 30, 2003, and the unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2003, and for the year ended December 31, 2002, have been prepared to reflect the proposed merger of CommerceSouth into BancTrust. BancTrust's proposed merger with CommerceSouth is presented as if it had occurred on June 30, 2003, with respect to the condensed consolidated statement of condition, as of January 1, 2003, with respect to the condensed consolidated statement of income for the six months ended June 30, 2003, and as of January 1, 2002, with respect to the condensed consolidated statement of income for the year ended December 31, 2002, in each case after providing the effect of the pro forma adjustments described in the accompanying notes.


     The pro forma adjustments are based on estimates made for the purposes of preparing these pro forma financial statements. Specifically, it is assumed that the proposed merger will involve the acquisition of 100% of the fully diluted shares of CommerceSouth in exchange for cash equal to approximately $40 million and approximately 2.3 million shares of BancTrust stock valued at $15.50 per share. The pro forma adjustments are also based on the assumption that BancTrust will issue $20 million in trust preferred securities and borrow $8 million under a $10 million line of credit to finance a substantial portion of the cash component of the merger consideration. BancTrust does not anticipate the issuance of trust preferred securities in excess of $20 million, and BancTrust may issue less than $20 million in trust preferred securities and rely more on long-term debt financing, which BancTrust expects to be less expensive. For a more detailed discussion of the financing of the merger, please see "The Merger
Transaction -- Financing" on page   .


     The actual adjustments to the accounts of BancTrust will be made based on the underlying historical financial data at the time of the transaction. BancTrust's management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances. The pro forma information gives effect to the proposed merger of BancTrust and CommerceSouth under the purchase method of accounting.


     The following equivalent per share data of CommerceSouth assumes an exchange ratio of .8226 shares of BancTrust stock for each share of CommerceSouth. The information listed as "equivalent pro forma" was computed by multiplying the pro forma combined amounts by the assumed exchange ratio of ..8226. The exchange ratio of BancTrust stock for CommerceSouth stock will not be known until the time of the closing and depends on the market price of BancTrust stock prior to the merger.


     These pro forma financial statements should be read in conjunction with the historical financial statements and related notes presented elsewhere or incorporated by reference in this joint proxy statement and prospectus. The unaudited pro forma condensed consolidated statement of condition as of June 30, 2003 is not necessarily indicative of the combined financial position had the transaction been effective at that date. The unaudited pro forma condensed consolidated statements of income are not necessarily indicative of the results of operations that would have occurred had the merger with CommerceSouth been effective at the beginning of the periods indicated, or of the future results of operations of BancTrust.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONDITION
                             (Dollars in thousands)
                                  (Unaudited)
                              As of June 30, 2003


                                                 HISTORICAL
                                                 ----------            PRO FORMA    PRO FORMA
                                          BANCTRUST   COMMERCESOUTH   ADJUSTMENTS    COMBINED
                                          ---------   -------------   -----------   ----------
ASSETS
Cash and due from banks.................  $ 49,536      $ 11,481       $(10,055)(1) $   50,962
Interest-bearing deposits...............     1,017            45                         1,062
Federal funds sold......................    24,343        10,359                        34,702
Securities available-for-sale...........   172,190        14,988                       187,178
Securities held-to-maturity.............         0        17,219          2,007(2)      19,226
Restricted equity securities............         0           896                           896
Loans, net..............................   436,106       244,013                       680,119
Premises and equipment, net.............    16,161        12,872          2,128(3)      31,161
Goodwill................................     4,137         1,155         34,532(4)      38,669
                                                                         (1,155)(5)
Other Intangible Assets.................     1,799             0          6,692(6)       8,491
Other assets............................     7,973         8,453              0         16,426
                                          --------      --------       --------     ----------
     Total..............................  $713,262      $321,481       $ 34,149     $1,068,892
                                          ========      ========       ========     ==========
LIABILITIES:
Deposits................................  $600,628      $279,694                    $  880,322
Short-term borrowings...................    10,550        10,000                        20,550
Federal Home Loan Bank Borrowings.......    14,000             0                        14,000
Other Long Term Debt....................                                  8,000(7)       8,000
Trust preferred securities..............         0             0         20,000(8)      20,000
ESOP note payable.......................         0           481           (481)(9)          0
Other liabilities.......................     5,147         2,247            752(10)      8,146
                                          --------      --------       --------     ----------
     Total liabilities..................   630,325       292,422         28,271        951,018
                                          --------      --------       --------     ----------
SHAREHOLDERS' EQUITY:
Common stock............................        90         2,641         (2,641)(11)        113
                                                                             23(12)
Capital surplus.........................    42,048         6,132         (6,132)(13)     76,962
                                                                         34,914(14)
Accumulated other comprehensive
  income................................     3,122           270           (270)(15)      3,122
Deferred compensation payable in C/S....         0           436                           436
Retained earnings.......................    40,085        20,497        (20,497)(16)     40,085
                                          --------      --------       --------     ----------
                                          $ 85,345      $ 29,976       $  5,397     $  120,718
                                          --------      --------       --------     ----------
Unearned ESOP compensation..............         0          (481)           481(17)          0
Treasury stock held in grantor trust....         0          (436)                         (436)(18)
Treasury stock..........................    (2,408)            0             --         (2,408)
                                          --------      --------       --------     ----------
       Total Treasury stock.............  $ (2,408)     $   (917)      $    481     $   (2,844)
                                          --------      --------       --------     ----------
  Total shareholders' equity............    82,937        29,059          5,878        117,874
                                          --------      --------       --------     ----------
     Total..............................  $713,262      $321,481       $ 34,149     $1,068,892
                                          ========      ========       ========     ==========

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)
                (Dollars in thousands expect per share amounts)
                         Six Months Ended June 30, 2003


                                                                       PRO FORMA    PRO FORMA
                                          BANCTRUST   COMMERCESOUTH   ADJUSTMENTS   COMBINED
                                          ---------   -------------   -----------   ---------
Interest Revenue
  Loans.................................   $13,221       $7,995                      $21,216
  Federal funds sold....................        74           24                           98
  Interest on deposits in other
     financial institutions.............        17            0                           17
Investments:
     taxable............................     2,605          357            (187)(19)    2,775
     non-taxable........................     1,227          424                        1,651
                                           -------       ------         -------      -------
     Total interest revenue.............    17,144        8,800            (187)      25,757
                                           -------       ------         -------      -------
Interest expense
  Deposits..............................     4,383        2,459                        6,842
  Short-term borrowing..................        38          158                          196
  Long-term debt........................       175            0              89(20)      264
  Interest on trust preferred
     securities.........................         0            0             403(21)      403
                                           -------       ------         -------      -------
  Total interest expense................     4,596        2,617             492        7,705
                                           -------       ------         -------      -------
  Net interest revenue..................    12,548        6,183            (679)      18,052
                                           -------       ------         -------      -------
Provision for loan losses...............       907          349                        1,256
                                           -------       ------         -------      -------
  Net interest revenue after provision
     for loan losses....................    11,641        5,834            (679)      16,796
                                           -------       ------         -------      -------
Non-Interest Revenue:
  Trust department revenue..............       988            0                          988
  Service charges on deposit accounts...     1,644          840                        2,484
  Securities gains......................       529            0                          529
  Gain on sale of credit cards..........       471            0                          471
  Other income, charges and fees........     1,145          965                        2,110
                                           -------       ------         -------      -------
  Total non-interest revenue............     4,777        1,805                        6,582
                                           -------       ------         -------      -------
Non-Interest Expense:
  Salaries and employee benefits........     6,437        2,855                        9,292
  Furniture and equipment expense.......       869          381                        1,250
  Net occupancy expense.................       807          364              11(22)    1,182
  Intangible amortization...............         6            0             478(23)      484
  Other.................................     3,234        1,669                        4,903
                                           -------       ------         -------      -------
  Total non-interest expense............    11,353        5,269             489       17,111
                                           -------       ------         -------      -------
Income before income taxes..............     5,065        2,370          (1,168)       6,267
Income tax expense......................    (1,495)        (646)            438(24)   (1,703)
                                           -------       ------         -------      -------
Net income..............................   $ 3,570       $1,724         $  (730)     $ 4,564
                                           =======       ======         =======      =======
Earnings per share:
  Basic earnings per share..............   $  0.41       $ 0.66                      $  0.42
  Diluted earnings per share............   $  0.40       $ 0.62                      $  0.41
  Weighted Average Shares Outstanding --
     Basic..............................     8,737        2,603           2,254       10,991
  Dilutive effect of stock options......        78          183               0           78
                                           -------       ------         -------      -------
  Weighted Average Shares Outstanding --
     Diluted............................     8,815        2,786           2,254       11,069
                                           =======       ======         =======      =======

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                  (Unaudited)
                (Dollars in thousands expect per share amounts)
                          Year Ended December 31, 2002


                                                                       PRO FORMA    PRO FORMA
                                          BANCTRUST   COMMERCESOUTH   ADJUSTMENTS   COMBINED
                                          ---------   -------------   -----------   ---------
Interest Revenue
  Loans.................................   $27,093       $16,053                     $43,146
  Federal funds sold....................       332            57                         389
  Interest on deposits in other
     financial institutions.............        33             0                          33
  Investments:
     taxable............................     5,983           839           (374)(25)    6,448
     non-taxable........................     2,465           898                       3,363
                                           -------       -------        -------      -------
  Total interest revenue................    35,906        17,847           (374)      53,379
                                           -------       -------        -------      -------
Interest expense
  Deposits..............................    11,345         5,772                      17,117
  Short-term borrowing..................        91           366                         457
  Long-term debt........................       330                          178(26)      508
  Interest on trust preferred
     securities.........................                                    806(27)      806
                                           -------       -------        -------      -------
  Total interest expense................    11,766         6,138            984       18,888
                                           -------       -------        -------      -------
  Net interest revenue..................    24,140        11,709         (1,358)      34,491
                                           -------       -------        -------      -------
Provision for loan losses...............       961         1,265                       2,226
                                           -------       -------        -------      -------
  Net interest revenue after provision
     for loan losses....................    23,179        10,444         (1,358)      32,265
                                           -------       -------        -------      -------
Non-Interest Revenue:
  Trust department revenue..............     1,898             0                       1,898
  Service charges on deposit accounts...     3,137         1,258                       4,395
  Securities gains......................       889             0                         889
  Other income, charges and fees........     1,645         1,236                       2,881
                                           -------       -------        -------      -------
  Total non-interest revenue............     7,569         2,494                      10,063
                                           -------       -------        -------      -------
Non-Interest Expense:
  Salaries and employee benefits........    11,324         4,898                      16,222
  Furniture and equipment expense.......     1,722           718                       2,440
  Net occupancy expense.................     1,446           486             21(28)    1,953
  Intangible amortization...............         9             0            956(29)      965
  Other.................................     5,886         3,177                       9,063
                                           -------       -------        -------      -------
  Total non-interest expense............    20,387         9,279            977       30,643
                                           -------       -------        -------      -------
  Income before income taxes............    10,361         3,659         (2,335)      11,685
  Income tax expense....................    (3,038)         (755)           876(30)   (2,917)
                                           -------       -------        -------      -------
  Net income............................   $ 7,323       $ 2,904        $(1,459)     $ 8,768
                                           =======       =======        =======      =======
Earnings per share:
  Basic earnings per share..............   $  0.85       $  1.12                     $  0.80
  Diluted earnings per share............   $  0.84       $  1.06                     $  0.80
  Weighted Average Shares Outstanding --
     Basic..............................     8,658         2,586          2,254       10,912
  Dilutive effect of stock options......        38           156              0           38
                                           -------       -------        -------      -------
  Weighted Average Shares Outstanding --
     Diluted............................     8,696         2,742          2,254       10,950
                                           =======       =======        =======      =======

                PRO FORMA CONDENSED CONSOLIDATED PER SHARE DATA
                                  (Unaudited)


                                                    FOR THE SIX MONTHS    FOR THE YEAR ENDED
                                                    ENDED JUNE 30, 2003   DECEMBER 31, 2002
                                                    -------------------   ------------------
Basic net income per share:
  BancTrust, historical...........................        $ 0.41                $ 0.85
  BancTrust, pro forma combined(31)...............          0.42                  0.80
  CommerceSouth, historical.......................          0.66                  1.12
  CommerceSouth, equivalent pro forma(32).........          0.34                  0.66
Diluted net income per share:
  BancTrust, historical...........................        $ 0.40                $ 0.84
  BancTrust, pro forma combined(33)...............          0.41                  0.80
  CommerceSouth, historical.......................          0.62                  1.06
  CommerceSouth, equivalent pro forma(34).........          0.34                  0.66
Cash dividends paid per share:
  BancTrust, historical...........................        $ 0.26                $ 0.48
  BancTrust, pro forma combined(35)...............          0.26                  0.48
  CommerceSouth, historical.......................          0.11                  0.21
  CommerceSouth, equivalent pro forma(35).........          0.26                  0.48
Book value per share (end of period):
  BancTrust, historical...........................        $ 9.49                $ 9.27
  BancTrust, pro forma combined(36)...............         10.72                 10.55
  CommerceSouth, historical.......................         11.16                 10.60
  CommerceSouth, equivalent pro forma(37).........          8.82                  8.68


NOTES TO PRO FORMA FINANCIAL STATEMENTS

(Dollars and shares in thousands except for per share amounts)



 (1) Cash receipt of $1,968 from the exercise of stock options for CommerceSouth common stock, cash receipt of $20,000 from the issuance by BancTrust of trust preferred securities, cash receipt of $8,000 from a line of credit and cash payment of $40,023 to shareholders of CommerceSouth.


 (2) Adjustment of securities held-to-maturity to estimated fair value.

 (3) Adjustment of premises and equipment to estimated fair value.


 (4) Excess of total cash and BancTrust common stock issued to acquire CommerceSouth plus transaction costs of BancTrust over the net book value of CommerceSouth at June 30, 2003 as follows (assumes the exchange of 2,740 shares of CommerceSouth stock for 2,254 shares of BancTrust stock at an exchange ratio of .8226 and cash of 34,936 and the exchange of 200 shares of CommerceSouth for cash of 5,087):



Cash........................................................  $40,023
BancTrust shares (at $15.50/share)..........................  $34,937*
Transaction Costs...........................................  $   500
                                                              -------
  Total.....................................................  $75,460
                                                              =======
Net book value of CommerceSouth.............................  $33,057**
Estimated fair value adjustment.............................  $ 1,179
Core Deposit Intangible.....................................  $ 6,692
Goodwill....................................................  $34,532

---------------

      * Following the assumption that the BancTrust stock is valued at $15.50 per share, the total merger consideration would be $74,960 ($40,023 in cash plus 2,254 BancTrust shares at $15.50 per share). At $15.50 per share, the value of the stock consideration would be $34,937.


     ** CommerceSouth's actual book value at June 30, 2003, $29,059, would be increased by $3,998 immediately before the consummation of the merger by virtue of the conversion of 299 options into CommerceSouth common stock and by the change in status of unallocated shares held in the ESOP to issued and outstanding. The resulting book value would be $32,576. All options exercised were already vested or became vested upon execution of the merger agreement. All CommerceSouth options, vested or unvested, not exercised prior to the merger will be cancelled. No CommerceSouth options will be exchanged for options of BancTrust although following the merger 40 BancTrust options will be issued to officers of CommerceSouth. Of the 299 options that will be exercised, 200 have an option price of $4.85 per share. These shares issued by CommerceSouth will be fully cashed out at a price equal to the value of stock and cash consideration given to other CommerceSouth shareholders. The remaining 99 options have an option price of $10.08 per share. Each of these shares will receive the amount of cash and number of shares of common stock of BancTrust that all other shares (excluding the shares issued due to the exercise of the $4.85 per share options) receive. In determining the purchase price, the 299 options were considered as having been exercised in all calculations, increasing the total consideration paid by BancTrust by $7,625 (299 option shares times $25.50 per share).



 (5) This adjustment reflects the elimination of CommerceSouth's historical goodwill balance.



 (6) This adjustment records the core deposit intangible.



 (7) This adjustment reflects BancTrust's borrowing of $8,000 using a line of credit to pay part of the cash component of the merger consideration.



 (8) This adjustment reflects BancTrust's issuance of $20,000 in trust preferred securities to pay part of the cash component of the merger consideration.



 (9) This adjustment reflects the pay off of the $481 loan secured by CommerceSouth shares. The loan will be paid off prior to the merger and all unallocated shares held in the ESOP will be allocated to participants.



(10) These adjustments reflect accruals for contractually required payments under an employee contract for which no future service is required of $250, tax effects for estimated fair value adjustments, accrual for payment of transaction costs and tax adjustments for exercise of non-qualified stock options.



(11) This adjustment records the par value from the issuance of 299 shares of CommerceSouth common stock for the exercise of 299 stock options. This adjustment also eliminates the historical par value of common stock of CommerceSouth and the par value of the common stock created by the exercise of the options.



CommerceSouth common stock (par value $1.00 per share)
Adjustments:
299 Stock options exercised.................................   $   299
Less: entry to eliminate the par value of CommerceSouth
  common stock (historical 2,641 plus 299 from exercise of
  stock options)............................................   $(2,940)
Net Adjustment..............................................   $(2,641)



(12) This adjustment records the common stock issued by BancTrust to CommerceSouth shareholders (2,254 shares times par value of $.01 per share).



(13) This adjustment records the capital surplus from the issuance of 299 shares of CommerceSouth common stock for the exercise of 299 stock options. This adjustment also eliminates the historical capital surplus of common stock of CommerceSouth and the capital surplus created by the exercise of the options.

Adjustments:
Stock options exercised -- 200 at $4.85 per share -- Capital surplus is increased by the difference in cash received
  ($970) and the par value of common stock issued ($200)....   $   770
Tax benefit to CommerceSouth of the exercise of the
  non-qualified options.....................................     1,549
Stock options exercised -- 99 at $10.08 per share -- Capital surplus is increased by the difference in cash received
  ($998) and the par value of common stock issued ($99).....       899
Less: entry to eliminate the par value of CommerceSouth
  common stock (historical 6,132 plus 3,218 from exercise of
  stock options)............................................    (9,350)
Net Adjustment..............................................    (6,132)



(14) This adjustment records the capital surplus of the shares issued by BancTrust to CommerceSouth shareholders (2,254 shares times value of one BancTrust share ($15.50) less par value per share ($0.01)).



(15) This adjustment eliminates the accumulated other comprehensive income of CommerceSouth.



(16) This adjustment eliminates the retained earnings of CommerceSouth.



(17) This adjustment reflects the sale of unallocated shares held by the ESOP to pay off the ESOP note payable and the issuance off all remaining unallocated shares by the ESOP to its participants in connection with the termination of the ESOP.



(18) The grantor trust will continue after the merger.



(19) Represents lost interest on cash used to pay the portion of cash consideration ($40,023) not paid with the proceeds of the issuance of trust preferred securities ($20,000), the borrowings under a line of credit ($8,000), and the proceeds from exercise of stock options ($1,968) in acquisition of CommerceSouth for the six months ended June 30, 2003 ($40,023 - $20,000 - $8,000 - $1,968 = $10,055 at 1.5% for 6 months) of $75 and the amortization of the adjustment to held-to-maturity securities to market value of $112.



(20) Represents interest expense on the line of credit ($8,000 at an assumed rate of 2.22% for six months ended June 30, 2003). We expect the interest rate on the line of credit to be 30 day LIBOR plus 1.10%. Actual interest rates may differ from those presented in this pro forma condensed consolidated statement of income. If the actual interest rates were 1/8 of one percent higher/lower than those presented, the effect would be to lower/raise income by $5.



(21) Represents interest expense on trust preferred securities ($20,000 at an assumed rate of 4.03% for six months ended June 30, 2003). The trust preferred securities will bear interest at a floating rate of three-month LIBOR plus 2.90%. Actual interest rates may differ from those presented in this pro forma condensed consolidated statement of income. If the actual interest rates were 1/8 of one percent higher/lower than those presented, the effect would be to lower/raise income by $13.



(22) Represents depreciation expense on the adjustment to estimated fair value of CommerceSouth bank buildings ($426) with an estimated remaining useful life of 20 years for 6 months.



(23) Represents core deposit amortization ($6,692 over seven years) for six months.



(24) Represents tax benefit of pro forma adjustments (using tax rate of 37.5%).



(25) Represents lost interest on cash used to pay the portion of cash consideration ($40,023) not paid with the proceeds of the issuance of trust preferred securities ($20,000), the borrowings under a line of credit ($8,000), and the proceeds from exercise of stock options ($1,968) in acquisition of CommerceSouth for the six months ended June 30, 2003 ($40,023 - $20,000 - $8,000 - $1,968 = $10,055 at 1.5% for 1 year) of $150 and the amortization of the adjustment to held-to-maturity securities to market value of $223.



(26) Represents interest expense on the line of credit ($8,000 at an assumed rate of 2.22%). We expect the interest rate on the line of credit to be 30 day LIBOR plus 1.10%. Actual interest rates may differ from those presented in this pro forma condensed consolidated statement of income. If the actual interest rates were 1/8 of one percent higher/lower than those presented, the effect would be to lower/raise income by $10.

(27) Represents interest expense on trust preferred securities ($20,000 at an assumed rate of 4.03%). The trust preferred securities will bear interest at a floating rate of three-month LIBOR plus 2.90%. Actual interest rates may differ from those presented in this pro forma condensed consolidated statement of income. If the actual interest rates were 1/8 of one percent higher/lower than those presented, the effect would be to lower/raise income by $25.



(28) Represents depreciation expense on the adjustment to estimated fair value of CommerceSouth bank buildings ($426) with an estimated remaining useful life of 20 years.



(29) Represents core deposit amortization ($6,692 over seven years).



(30) Represents tax benefit of pro forma adjustments (using tax rate of 37.5%).



(31) BancTrust pro forma combined basic net income per share is calculated as follows:



                                                  JUNE 30, 2003   DECEMBER 31, 2002
                                                  -------------   -----------------
Pro Forma Combined Net Income...................     $ 4,564           $ 8,768
Divided by Pro Forma Combined Average Shares
  outstanding...................................      10,991            10,912
Equals BancTrust pro forma combined basic net
  income per share..............................     $  0.42           $  0.80



(32) CommerceSouth equivalent pro forma combined basic net income per share is calculated as follows:



                                                  JUNE 30, 2003   DECEMBER 31, 2002
                                                  -------------   -----------------
BancTrust pro forma combined basic net income
  per share.....................................     $  0.42           $  0.80
Times the exchange ratio........................      0.8226            0.8226
Equals CommerceSouth equivalent pro forma
  combined basic net income per share...........     $  0.34           $  0.66



(33) BancTrust pro forma combined diluted net income per share is calculated as follows:



                                                  JUNE 30, 2003   DECEMBER 31, 2002
                                                  -------------   -----------------
Pro Forma Combined Net Income...................     $ 4,564           $ 8,768
Divided by Pro Forma Combined Diluted Average
  Shares outstanding............................      11,069            10,950
Equals BancTrust pro forma combined diluted net
  income per share..............................     $  0.41           $  0.80



(34) CommerceSouth equivalent pro forma combined diluted net income per share is calculated as follows:



                                                  JUNE 30, 2003   DECEMBER 31, 2002
                                                  -------------   -----------------
BancTrust pro forma combined diluted net income
  per share.....................................     $  0.41           $  0.80
Times the exchange ratio........................      0.8226            0.8226
Equals CommerceSouth equivalent pro forma
  combined diluted net income per share.........     $  0.34           $  0.66



(35) Cash dividends paid per share for BancTrust pro forma combined and CommerceSouth equivalent pro forma are shown as the dividends per share as declared by BancTrust for all periods presented.



(36) BancTrust historical book value per share (end of period) is calculated as follows:



                                                  JUNE 30, 2003   DECEMBER 31, 2002
                                                  -------------   -----------------
Pro Forma Combined Total Shareholders Equity....    $117,874          $115,841
Divided by total shares outstanding (end of
  period).......................................      10,995            10,983
Equals BancTrust historical Book value per share
  (end of period)...............................    $  10.72          $  10.55

(37) CommerceSouth equivalent pro forma historical book value per share (end of period) is calculated as follows:



                                                  JUNE 30, 2003   DECEMBER 31, 2002
                                                  -------------   -----------------
BancTrust historical Book value per share (end
  of period)....................................     $ 10.72           $ 10.55
Times the exchange ratio........................      0.8226            0.8226
Equals CommerceSouth equivalent pro forma
  historical book value per share (end of
  period).......................................     $  8.82           $  8.68

                        SUMMARY OF THE MERGER AGREEMENT

     We believe this Summary describes all material terms of the merger agreement. However, we recommend that you read carefully the complete text of the merger agreement for the precise legal terms of the merger agreement and other information that may be important to you. The merger agreement is included in this joint proxy statement and prospectus as Appendix A.

FORM OF MERGER

     If all of the conditions of the merger are satisfied or waived in accordance with the merger agreement, CommerceSouth will be merged with and into BancTrust, with BancTrust as the surviving corporation.

CONSIDERATION TO BE RECEIVED IN THE MERGER

     On and after the date the merger becomes effective, each issued and outstanding share of BancTrust common stock shall remain issued and outstanding. On the date the merger becomes effective, each issued and outstanding share of CommerceSouth common stock, except for 199,500 shares resulting from the exercise of certain options, and all rights in respect of those shares will be converted into and exchanged for $12.75 in cash and the right to receive the number of shares of BancTrust common stock having a market price equal to $12.75. However, if the market price of BancTrust common stock is greater than $17.00 or less than $14.00, the stock portion of the consideration to be received by CommerceSouth shareholders shall be determined as follows:

     - If the market price of BancTrust common stock is below $14.00, the exchange ratio will be .9107 shares of BancTrust common stock for each share of CommerceSouth common stock.

     - If the market price of BancTrust common stock is above $17.00, the exchange ratio will be .7500 shares of BancTrust common stock for each share of CommerceSouth common stock.

     If the market price of BancTrust common stock is less than $13.00 or more than $18.00, then either BancTrust or CommerceSouth shall have the right to renegotiate the exchange ratio. If the parties are unable to agree on an alternative exchange ratio within thirty (30) days of notice of the exercise of this right, either party shall have the right to terminate the merger agreement. If neither party chooses to renegotiate the exchange ratio, then the exchange ratio will be established in the manner set forth above.


     If the market price of BancTrust common stock is below $14.00, the value of the merger consideration for a share of CommerceSouth common stock will fall below $25.50. If the market price of BancTrust common stock is above $18.00, the value of the per share merger consideration to CommerceSouth shareholders will be greater than $25.50. In either case, BancTrust or CommerceSouth could seek to renegotiate the exchange ratio. If they were unable to agree on an alternate exchange ratio, they could terminate the merger agreement. If they agreed on an alternate exchange ratio, BancTrust and CommerceSouth would resubmit the merger agreement, as amended, to their shareholders for approval of the modified exchange ratio. Neither the board of directors of BancTrust nor the board of directors of CommerceSouth has established any threshold at which they would seek to renegotiate the exchange ratio or terminate the merger agreement, and, if the market price of BancTrust common stock were below $13.00 or above $18.00, each board of directors would evaluate the resulting exchange ratio, taking into consideration its fiduciary duty to its shareholders.


     Four CommerceSouth shareholders hold nonqualified options to purchase 199,500 shares of CommerceSouth common stock. Each share of CommerceSouth common stock resulting from the exercise of one of these options and owned by the shareholder who exercised the related option on the date of the merger shall be converted into and exchanged for an amount of cash per share equal to $12.75 plus cash equal in amount to the cash value of the BancTrust common stock to be received with respect to other CommerceSouth shares in accordance with the above described exchange ratios.

     The market price of BancTrust common stock that will be used to calculate the exchange ratios described above will be based on a twenty trading day average of the closing bid and closing asked price during a period ending two trading days prior to the effective time of the merger.

DISSENTERS' RIGHTS

     Any holder of shares of CommerceSouth common stock or BancTrust common stock who perfects his or her dissenters' rights of appraisal in accordance with and as contemplated by applicable law shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of law; provided, however, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with applicable law and surrendered to BancTrust the certificate or certificates representing the shares for which payment is being made. If after the consummation of the merger a dissenting shareholder of CommerceSouth fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, BancTrust shall issue and deliver the consideration to which such holder of shares of CommerceSouth common stock is entitled, as described above but without interest, upon surrender by such holder of the certificate or certificates representing shares of CommerceSouth common stock held by such holder.

EXCHANGE OF SHARES

     Promptly after the merger becomes effective, BancTrust's transfer agent will mail to each record holder of CommerceSouth common stock, other than a record holder of CommerceSouth common stock who has previously exercised dissenters' rights of appraisal as discussed above, a form letter of transmittal and instructions for the exchange of certificates representing shares of CommerceSouth common stock for cash and certificates representing BancTrust common stock. In the case of lost or stolen certificates, BancTrust may require a bond to indemnify it against all claims, expenses and liabilities which may arise out of the issuance of a replacement certificate.

     BancTrust will not issue any fractions of a share resulting from the merger. Instead, CommerceSouth shareholders will receive in cash the value of any fractions of a share to which they would otherwise have been entitled to receive due to the merger.

     If prior to the date that the merger becomes effective there is a change in the number of shares of outstanding common stock of either CommerceSouth or BancTrust, by virtue of any reorganization, recapitalization, reclassification, stock dividend, stock split or other like change in capitalization, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of BancTrust common stock that shareholders of CommerceSouth will receive pursuant to the merger agreement.

TREATMENT OF COMMERCESOUTH STOCK OPTIONS


     No later than the date that the merger becomes effective, each outstanding and unexercised option to purchase shares of CommerceSouth's common stock shall be cancelled. Three executive officers of CommerceSouth, Greg Faison, Pete Knowles and Charles Schaeffer, hold, in the aggregate, options to acquire 195,000 shares of common stock under CommerceSouth's 1994 Stock Option Plan (the "1994 Plan"), and they, together with Debbie Wiltse, hold options to acquire 60,000 shares of common stock under CommerceSouth's 1999 Stock Option Plan (the "1999 Plan") and 265,450 shares of common stock under CommerceSouth's 2001 Senior Executive Performance Enhancement Plan (the "2001 Plan"). In addition, other non-executive officers and employees hold options to acquire 4,500 shares under the 1994 Plan, 39,750 shares under the 1999 Plan and 78,637 shares under the 2001 Plan. All options outstanding under the 1994 Plan and the 1999 Plan may be exercised prior to the merger. Assuming all options are exercised, a total of 199,500 shares of CommerceSouth common stock acquired upon the exercise of such options under the 1994 Plan may only be exchanged in the merger for cash equal to $12.75 plus the value of the BancTrust common stock issued with respect to each other share in the merger. Assuming all options are exercised, 99,150 shares acquired upon exercise of options under the 1999 Plan will be exchanged in the merger for cash and BancTrust shares as will all other shares of CommerceSouth common stock outstanding. All options outstanding under the 2001 Plan will be cancelled. BancTrust will, promptly after the merger, grant incentive stock options pursuant to its 2001 Incentive Compensation Plan to purchase a total of 40,000 shares of BancTrust common stock to the participants, other than Greg Faison, in the 2001 Plan, with such options to be allocated as determined by CommerceSouth.



     A table showing a breakdown of the foregoing option treatment can be found
on page   under the caption "Interests of Certain Persons in the Merger."

DIRECTORS AND MANAGEMENT OF BANCTRUST AFTER THE MERGER

     The directors of BancTrust in office immediately prior to the date that the merger becomes effective together with five current directors of CommerceSouth shall serve as the directors of BancTrust from and after the date the merger becomes effective in accordance with BancTrust's Bylaws. The five CommerceSouth directors who are to become BancTrust directors after the merger becomes effective are Greg B. Faison, James A. Faulkner, James R. Balkcom, Jr., Robert
M. Dixon, and Dennis A. Wallace. At least one of these individuals will be selected to serve on the executive committee of BancTrust's Board of Directors after the merger becomes effective. BancTrust's current intention is to significantly reduce the size of its Board of Directors over the next twenty-four (24) months; however, any such reduction will not reduce the number of current CommerceSouth directors serving on BancTrust's Board below four (4) during the twenty-four (24) month period following the date of the merger. The officers of BancTrust in office immediately prior to the date that the merger becomes effective shall serve as the officers of BancTrust from and after the date that the merger becomes effective in accordance with BancTrust's Bylaws. Pete Knowles shall be appointed to serve as CEO, or its equivalent, of BancTrust's Florida subsidiaries.

REPRESENTATIONS AND WARRANTIES IN THE MERGER AGREEMENT

     In the merger agreement, CommerceSouth makes representations and warranties to BancTrust with respect to, among other things:

     - capital structure;

     - organization, standing and authority;

     - subsidiaries;

     - authorization and effectiveness of the merger agreement;

     - reports filed with the appropriate bank regulatory agencies;

     - accuracy of filings with the Securities and Exchange Commission and financial statements;

     - lack of material adverse changes and the absence of undisclosed liabilities;

     - compliance with tax laws;

     - allowance for loan losses;

     - accuracy of filings with federal, state, and local tax agencies and other tax-related matters;

     - title and condition of material assets;

     - any environmental matters that could result in liability;

     - legal proceedings against CommerceSouth;

     - compliance with all applicable laws;

     - labor relations matters and employee benefit plans;

     - material contracts; and

     - the accuracy of all writings furnished for inclusion in this proxy statement.

     In the merger agreement, BancTrust makes representations and warranties to CommerceSouth with respect to, among other things:

     - capital structure;

     - organization, standing and authority;

     - subsidiaries;

     - authorization and effectiveness of the merger agreement;

     - reports filed with the appropriate bank regulatory agencies;

     - accuracy of filings with the Securities and Exchange Commission and financial statements;

     - lack of material adverse changes and the absence of undisclosed liabilities;

     - any environmental matters that could result in liability;

     - accuracy of filings with federal, state, and local tax agencies and other tax-related matters;

     - title and condition of material assets;

     - legal proceedings against BancTrust;

     - compliance with all applicable laws;

     - employee benefit plans;

     - material contracts; and

     - the accuracy of all writings furnished for inclusion in this proxy statement.

CONDITIONS OF THE MERGER AGREEMENT

     The merger agreement contains conditions to our respective obligations to complete the merger. We will not be obligated to complete the merger unless:

     - Corporate action. Both companies have taken all corporate action necessary to authorize the execution and delivery of the merger agreement and consummation of the transactions contemplated by the merger agreement, including without limitation, the approval of the merger agreement by the requisite vote of the shareholders of BancTrust and CommerceSouth.

     - Regulatory Matters. We have obtained all necessary state and federal approvals to complete the merger. We will not consider that an approval has been obtained if there is any condition related to such approval that would reasonably be expected to have a material adverse effect on the merger.

     - Consents and Approvals. We have obtained any and all consents required for consummation of the merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on the merger.

     - Court Proceedings. Neither company is subject to any order, decree or injunction of a court or agency of competent jurisdiction enjoining or prohibiting consummation of the merger.

     - Registration Statement. The registration statement relating to this joint proxy statement and prospectus is effective, and no stop order suspending effectiveness is in effect.

     - Tax Opinion. We have received an opinion of Hand Arendall, L.L.C. to the effect that the merger constitutes a reorganization under section 368 of the Internal Revenue Code.

     BancTrust will not be required to complete the merger unless:

     - Representations and Warranties. The representations and warranties made by CommerceSouth in the merger agreement are true and correct on the date that the merger is completed;

     - Obligations and Covenants. CommerceSouth has in all material respects performed all material obligations and complied with all material covenants required to be performed by it on or prior to the consummation of the merger;

     - Certificates and Other Matters. CommerceSouth has delivered to BancTrust dated as of the closing date of the merger (1) a certificate signed by CommerceSouth's chief executive officer and chief financial officer to the effect that the conditions regarding representations and warranties and performance of all material obligations and covenants, to the extent applicable to CommerceSouth, have been satisfied, and (2) certified copies of all director and shareholder resolutions necessary to consummate the merger;

     - Legal Opinion. BancTrust has received an opinion from Balch & Bingham, LLP covering matters related to the validity of the organization and operation of CommerceSouth and its execution and delivery of the merger agreement;

     - Affiliate Agreements. BancTrust has received the agreements required to be delivered by the persons who are considered "affiliates" of CommerceSouth. The terms of these agreements generally limit affiliates from transferring shares of CommerceSouth's common stock for a period of time before and after the merger. These restrictions are required because of the possible adverse effect the transfers would have on the accounting treatment of the merger;

     - Fairness Opinion. BancTrust has received an opinion from Alex Sheshunoff & Co. Investment Banking, L.P. prior to the date of the mailing of this joint proxy statement and prospectus, and not subsequently withdrawn at or prior to the closing date of the merger, to the effect that the exchange ratio is fair to BancTrust's shareholders from a financial point of view; and


     - Trust Preferred Securities Issuance. BancTrust has successfully completed an offering of at least $35,000,000 of trust preferred securities at an effective cost of funds no less favorable than the market conditions as of the date of the merger agreement for similar transactions for well-capitalized community banking institutions. However, BancTrust has partially waived this condition, reducing the $35,000,000 threshold amount to $20,000,000.


     CommerceSouth will not be required to complete the merger unless:

     - Representations and Warranties. The representations and warranties made by BancTrust in the merger agreement are true and correct on the date that the merger is completed;

     - Obligations and Covenants. BancTrust has in all material respects performed all material obligations and complied with all material covenants required to be performed by it on or prior to the consummation of the merger;

     - Certificates and Other Matters. BancTrust has delivered to CommerceSouth dated as of the closing date of the merger (1) a certificate signed by BancTrust's chief executive officer and chief financial officer to the effect that the conditions regarding representations and warranties and performance of all material obligations and covenants, to the extent applicable to BancTrust, have been satisfied, and (2) certified copies of all director and shareholder resolutions necessary to consummate the merger;

     - Legal Opinion. CommerceSouth has received an opinion from Hand Arendall, L.L.C. covering matters related to the validity of the organization and operation of BancTrust;

     - Exchange Listing. The shares of BancTrust common stock issuable in the merger have been approved for listing on the Nasdaq Small Cap Market; and

     - Fairness Opinion. CommerceSouth has received an opinion from T. Stephen Johnson & Associates, Inc. prior to the date of the mailing of this joint proxy statement and prospectus, and not subsequently withdrawn at or prior to the closing date of the merger, to the effect that the exchange ratio is fair to CommerceSouth's shareholders from a financial point of view.

COVENANTS IN THE MERGER AGREEMENT

     The merger agreement contains various covenants or promises which both of our companies have agreed to keep. More specifically, we have agreed:

     - Registration Statement; Shareholder Meetings. We will cooperate in the timely preparation and filing of the registration statement with the Securities and Exchange Commission, and BancTrust will use its best efforts to cause such registration statement to be declared effective under the Securities Act of 1933. The registration statement will include the form of this joint proxy statement and prospectus. We will take all action necessary to properly call and convene meetings of our shareholders as soon as reasonably practical, including without limitation the preparation of proxy materials for such meeting of shareholders, and to submit for shareholder approval the merger agreement at such meetings. Furthermore, we each agree that, subject to compliance with the legal and fiduciary duties of directors, the Boards of Directors of both companies shall recommend that their respective shareholders approve the merger agreement.

     - Approval for Listing. BancTrust will use all reasonable efforts to cause the shares of BancTrust common stock to be issued in the merger to be approved for listing on the Nasdaq Small Cap Stock Market. CommerceSouth will use all reasonable efforts to cause the delisting of CommerceSouth common stock from the Nasdaq Small Cap Stock Market upon the consummation of the merger.

     - Applications. BancTrust, with the assistance and cooperation of CommerceSouth, will prepare and file applications with all regulatory authorities having jurisdiction over the merger seeking the requisite consents necessary to consummate the merger.

     - Investigation and Confidentiality. CommerceSouth has agreed to keep BancTrust advised of all material developments that are relevant to CommerceSouth's business and to consummation of the merger, including any material adverse change or material development that is likely adversely to affect consummation of the merger. CommerceSouth will permit BancTrust to make a reasonable investigation of the financial and legal condition of CommerceSouth, and CommerceSouth will provide BancTrust with such financial data and other information as BancTrust or its representatives shall from time to time reasonably request. We will cause our respective directors, officers, attorneys, and advisors to maintain the confidentiality of all information obtained which is not otherwise publicly disclosed by the other party, and to continue to maintain such confidentiality should the merger agreement be terminated. We will give each other notice as soon as practicable after any determination of any fact or occurrence relating to the other party is made which either of us has discovered through the course of our respective investigations or otherwise and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other party or which has had or is reasonably likely to have a material adverse effect on the other party.

     - Employee Benefits Generally. Following the consummation of the merger, BancTrust shall provide generally to officers and employees of the CommerceSouth subsidiaries, who at or after the consummation of the merger become employees of BancTrust or any of its subsidiaries, employee benefits under the employee benefit plans and programs maintained for employees of BancTrust or any of its subsidiaries (other than stock option or other plans involving the potential issuance of BancTrust common stock, which shall be solely at BancTrust's discretion, and any defined benefit pension plans, which have been closed to new participants), on terms and conditions which when taken as a whole are substantially similar to those currently provided by BancTrust or any of its subsidiaries to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under BancTrust's benefit plans, CommerceSouth's employees would be entitled to credit for prior service with CommerceSouth. The merger agreement also provides that BancTrust would cause its applicable plans to waive any waiting period and restrictions and limitations for pre-existing conditions or insurability, and cause any deductible, co-insurance or maximum out-of-pocket payments made by the CommerceSouth employees under CommerceSouth's welfare benefit plans to be credited to those employees under BancTrust's plans.

     - Eufaula Bancorp, Inc. Retirement Plan. BancTrust intends to terminate the Eufaula Bancorp, Inc. Retirement Plan and allow its eligible participants to participate in the BancTrust Financial Group, Inc. Employee Savings and Profit Sharing Plan. In connection therewith, CommerceSouth will take all actions reasonably requested by BancTrust (any of which actions may be taken subject to the effectiveness of the merger) and not inconsistent with CommerceSouth's obligations under ERISA, to terminate the Eufaula Bancorp, Inc. Retirement Plan and to properly unwind the Employee Stock Ownership Plan feature of said plan, including, if requested, redemption of all or a portion of the unallocated shares of CommerceSouth common stock held in the suspense account of the Employee Stock Ownership Plan and payment of the Employee Stock Ownership Plan's loan with the proceeds of said redemption.

     - Indemnification. For a period of six years from and after the consummation of the merger, BancTrust will indemnify and hold harmless each present and former director and/or officer of CommerceSouth determined as of the date of the consummation of the merger, against any costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages, settlements or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the date of the consummation of the merger, whether asserted or claimed prior to, at or after the consummation of the merger to the fullest extent that CommerceSouth would have been permitted to indemnify such person under Federal Law and regulations, Delaware Law or CommerceSouth's Certificate of Incorporation and Bylaws in effect on the date of the merger agreement. BancTrust will purchase or cause to be purchased such "tail" or extended reporting period insurance coverage as it deems advisable to insure the obligations for which it is providing indemnification hereunder, which coverage shall be in an amount and for a term deemed appropriate by BancTrust.


     - Adverse Change in Condition. We agree to give one another written notice promptly upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to either of us or any of our respective subsidiaries which (1) is reasonably likely to have, individually or in the aggregate, a material adverse effect on such entity, or (2) would cause or constitute a material breach of any of such entity's representations, warranties, or covenants contained in the merger agreement, and to use our reasonable efforts to prevent or promptly to remedy the same.

     - Reports. We shall deliver to one another copies of all reports filed with regulatory authorities promptly after the same are filed; provided, however, that if such reports are available on the World Wide Web, then only notice of such filing, and not delivery of the report, shall be required.

     We have agreed that we will, and we will cause each of our respective subsidiaries to, (a) preserve intact its respective business organizations, goodwill, relationships with depositors, customers and employees, and assets and maintain its rights and franchises, and (b) take no action which would (i) adversely affect the ability of any party to obtain any consents required for the consummation of the merger, or (ii) adversely affect the ability of any party to perform its covenants and agreements under the merger agreement.

     During the interim period between the date of the merger agreement and the merger, CommerceSouth has agreed that it will not take certain actions without the consent of BancTrust. More specifically, CommerceSouth has agreed:

     - Articles and Bylaws. CommerceSouth will not amend the Certificate or Articles of Incorporation, Bylaws or equivalent documents of CommerceSouth or any of its subsidiaries.

     - Additional Debt; Liens. CommerceSouth will not incur, guarantee, or otherwise become responsible for, any additional debt obligation or other obligation for borrowed money except in the ordinary course of its business, or impose, or suffer the imposition, on any share of stock held by CommerceSouth or any of its subsidiaries of any lien or permit any such lien to exist.

     - Dividends. Neither CommerceSouth nor any of its subsidiaries will declare, set aside, make or pay any dividend or other distribution in respect of its capital stock except for the payment of any regular dividends.

     - Issuance of stock. In general, CommerceSouth will preserve its existing capital structure and the existing capital structure of each of its subsidiaries, thus refraining from issuing, selling, purchasing, redeeming, splitting, etc. any stock of CommerceSouth or its subsidiaries.

     - Compensation and benefits. CommerceSouth will not (1) grant any increase in compensation or benefits to its employees or officers or any of the employees or officers of any of its subsidiaries, except in accordance with past practice previously disclosed to BancTrust or as required by law; (2) pay any bonus except in accordance with past practice previously disclosed to BancTrust or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of the merger agreement; (3) enter into or amend any severance agreements with officers of CommerceSouth or any of its subsidiaries; (4) grant any material increase in fees or other increases in compensation or other benefits to directors of CommerceSouth or any of its subsidiaries except in accordance with past practice previously disclosed to BancTrust; or (5) adopt any new employee benefit plan of CommerceSouth or any of its subsidiaries or make any material change in or to any existing employee benefit plans of CommerceSouth or any of its subsidiaries other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan.

     - Employment Contracts. CommerceSouth will not enter into or amend any employment contract between CommerceSouth or any of its subsidiaries and any third-party (unless such amendment is required by law) that CommerceSouth or such subsidiary does not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the date of the consummation of the merger.

     - Accounting. CommerceSouth will not make any change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or generally accepted accounting principles.

     - Litigation. CommerceSouth will not commence any litigation other than in accordance with past practice, settle any litigation involving any liability of CommerceSouth or any of its subsidiaries for material money damages or restrictions upon the operations of CommerceSouth or any of its subsidiaries, or modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims.

     - Operation of Business. CommerceSouth will not operate its business otherwise than in the ordinary course of business.

     - Filing of Reports. CommerceSouth will not fail to file timely any report required to be filed by it with any regulatory authority.

     During the interim period between the date of the merger agreement and the merger, BancTrust has agreed that it will not take certain actions without the consent of CommerceSouth. More specifically, BancTrust has agreed:

     - Filing of Reports. BancTrust will not fail to file timely any report required to be filed by it with any regulatory authorities.

     - Market Trading. BancTrust will not take any action which would cause BancTrust common stock to cease to be traded on the Nasdaq Small Cap Market.

     - Consents. BancTrust will not take any action which would materially adversely affect the ability of either CommerceSouth or BancTrust to obtain any consents required for the consummation of the merger.

     - Covenants. BancTrust will not take any action which would materially adversely affect the ability of either CommerceSouth or BancTrust to perform their respective covenants and agreements under the merger agreement.

     - Articles and Bylaws. BancTrust will not amend its Articles of Incorporation or Bylaws, in each case, in any manner which is adverse to, and discriminates against, the holders of CommerceSouth common stock.

     - Dividends. BancTrust will not declare or pay any dividend or make any other distribution in respect of BancTrust's capital stock, except that BancTrust may, without the need for obtaining such consent, continue to pay a quarterly cash dividend not to exceed $.13.

OTHER

     The merger agreement contains other covenants relating to preparation and distribution of this joint proxy statement and prospectus, public announcements, mutual notification of certain matters, access to information, and cooperation regarding certain filings with governmental and other agencies and organizations.

TERMINATION

     The merger agreement may be terminated at any time before the date the merger becomes effective in any of the following circumstances:

     - by our mutual consent;

     - by either of us in writing if the other party has in any material respect, breached (1) any covenant or undertaking contained in the merger agreement or (2) any representation or warranty contained in the merger agreement; however, such right of termination may not be exercised unless such breach cannot be or has not been cured within thirty (30) days after the giving of written notice of such breach to the breaching party;

     - by either of us (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the merger agreement) in the event (1) any consent of any regulatory authority required for consummation of the merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (2) if the shareholders of either CommerceSouth or BancTrust fail to vote their approval of the merger agreement and the merger as required by applicable law, at our respective shareholders' meetings where the merger is presented to such shareholders for approval and voted upon;

     - by either of us in the event the market price of BancTrust common stock as used in the exchange of CommerceSouth common stock is less than $13.00 per share or more than $18.00 and the parties are unable to agree on an alternate exchange ratio within thirty (30) days of notice of the exercise of the right of renegotiation given by either of us; however, we agree to negotiate in good faith in an attempt to agree on an alternative exchange ratio;

     - by either of us in the event that the merger shall not have been consummated by February 28, 2004, if the failure to consummate the merger on or before such date is not caused by any breach of the merger agreement by the party electing to so terminate; or

     - by either of us in the event that any of the conditions precedent to the obligations of such terminating party to consummate the merger cannot be satisfied or fulfilled by February 28, 2004.

     If the merger agreement is terminated, the merger agreement shall become void and have no effect, except that the provisions relating to confidentiality and expenses shall survive any such termination.

WAIVERS

     Either CommerceSouth or BancTrust, by written instrument signed by an executive officer of such corporation, may at any time extend the time for the performance of any of the obligations or other acts required of the other party under the merger agreement and may waive any performance, compliance, or inaccuracies of the other party with respect to the representations, warranties, covenants, undertakings or other agreements or obligations required by the merger agreement.

AMENDMENT OR SUPPLEMENT OF MERGER AGREEMENT

     The merger agreement may be amended or supplemented at any time by mutual agreement of CommerceSouth and BancTrust. Any such amendment or supplement must be in writing and approved by the respective Boards of Directors of CommerceSouth and BancTrust.

EXPENSES; TERMINATION FEE

     CommerceSouth and BancTrust shall be individually responsible for their respective costs and expenses incurred by them and on their behalf in connection with the transactions contemplated by the merger agreement. The expenses arising from the work performed by BancTrust to prepare and file the registration statement and print this joint proxy statement and prospectus are the responsibility of BancTrust. However, if either BancTrust or CommerceSouth terminates the merger agreement due to the breach of any representation, warranty or covenant contained in the merger agreement, as described above, then the party whose breach gave rise to such right of termination or who has failed to otherwise consummate the merger, except for certain reasons specified in the merger agreement, shall pay to the other party $500,000 plus such party's reasonable expenses incurred in connection with the merger agreement, such expenses not to exceed $400,000, as liquidated damages for said breach. In addition, if BancTrust terminates the merger agreement due to its inability to complete a trust preferred securities issuance of at least $20,000,000 on favorable terms, then it will be required to pay CommerceSouth's reasonable expenses incurred in connection with the merger agreement, not to exceed $400,000.


EFFECTIVE TIME

     Articles of Merger will be filed with the Secretary of State of the State of Alabama and a Certificate of Merger will be filed with the Secretary of State of the State of Delaware as soon as practicable after all conditions contained in the merger agreement have been satisfied or lawfully waived, including receipt of all regulatory approvals and expiration of all statutory waiting periods, and the approval of the merger agreement by the shareholders of both CommerceSouth and BancTrust. The effective time of the merger will be the time both the Articles of Merger become effective with the Alabama Secretary of State and the Certificate of Merger becomes effective with the Secretary of State of the State of Delaware.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain information regarding stock ownership, biographies, compensation and transactions of CommerceSouth management is included in CommerceSouth's annual report on Form 10-KSB at Items 9, 10, 11 and 12 and is incorporated herein by reference.

     Certain information regarding stock ownership, biographies, compensation and transactions of BancTrust management is included in BancTrust's annual report on Form 10-K at Items 10, 11, 12 and 13 and is incorporated herein by reference.


     BancTrust has agreed in the merger agreement to indemnify directors and officers of CommerceSouth for liabilities arising out of actions or omissions occurring at or prior to the effective time of the merger to the same extent they would be indemnified by CommerceSouth or its subsidiaries under the applicable federal and state law, CommerceSouth articles or certificate of incorporation and bylaws.



     In the normal course of business, BankTrust, The Monroe County Bank, BankTrust of Brewton, The Commercial Bank of Demopolis, Sweet Water State Bank and BankTrust of Florida make loans to their directors and officers and to directors and officers of BancTrust, and CommerceSouth Bank Alabama and CommerceSouth Bank Florida make loans to their directors and officers and to directors and officers of CommerceSouth, including loans to certain related persons and entities. Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and, in the opinion of management of both BancTrust and CommerceSouth, do not involve more than the normal risk of collectibility. The amount of these loans by BankTrust, The Monroe County Bank, BankTrust of Brewton, The Commercial Bank of Demopolis, Sweet Water State Bank and BankTrust of Florida to their and BancTrust's directors and officers was 60% of shareholders' equity for BancTrust, and the amount of loans by CommerceSouth Bank Alabama and CommerceSouth Bank Florida to their and CommerceSouth's directors and officers was 1.3% of shareholders' equity for CommerceSouth, both as of June 30, 2003.



     Greg Faison, Pete Knowles, Charles Schaeffer, Guy Davis, and Deborah Wiltse all currently have written employment agreements with CommerceSouth, which are for a term of one year and which renew every day. Greg Faison's employment agreement grants him the option of electing to reduce his duties and salary over a period of three years beginning January 1, 2004, and to ultimately retire. In connection with the merger, Greg Faison has agreed to exercise this option.



     As a general rule, BancTrust does not have written employment agreements with its executive officers and employees. However, in connection with the merger, it has offered Mr. Knowles, Mr. Schaeffer and Mr. Davis employment agreements on the same terms and conditions as their current employment agreements except that they are for a fixed term of one year and do not renew every day. It has also offered Ms. Wiltse an employment agreement on the same terms and conditions as her current employment agreement, except that it is for a fixed term of two years and does not renew every day. All of these executives, except Ms. Wiltse, have agreed, effective concurrently with the merger, to terminate their current employment agreements with CommerceSouth and to accept the form of agreement offered by BancTrust.



     Pursuant to the merger agreement, five of the current directors of CommerceSouth are to serve as directors of BancTrust from and after the date the merger becomes effective. The five CommerceSouth directors who are to become BancTrust directors after the merger becomes effective are Greg Faison, James A. Faulkner, James R. Balkcom, Jr., Robert M. Dixon, and Dennis A. Wallace. At least one of these individuals will be selected to serve on the Executive Committee of BancTrust's board of directors after the merger becomes effective. While BancTrust's current intention is to significantly reduce the size of its board of directors over the next twenty-four months, no such reduction will reduce the number of current CommerceSouth directors serving on BancTrust's board below four during the twenty-four month period following the date of the merger.



     The officers of BancTrust in office immediately prior to the date that the merger becomes effective shall continue to serve as the officers of BancTrust from and after the date that the merger becomes effective in accordance with BancTrust's Bylaws. Pete Knowles shall be appointed to serve as CEO, or its equivalent, of BancTrust's Florida subsidiaries.



     Directors, officers and other employees of CommerceSouth have received grants of stock options under CommerceSouth stock option plans, with vesting to occur over a period of years. CommerceSouth has options outstanding under three plans, the 1994 Stock Option Plan (the "1994 Plan"), the 1999 Stock Option Plan (the "1999 Plan") and the 2001 Senior Performance Enhancement Plan (the "2001 Plan"). Certain options outstanding under the 1994 and 1999 Plans have not vested, but such options will vest as a result of the merger and all options under such plans may be exercised prior to the closing of the merger. If any option outstanding under either the 1994 Plan or the 1999 Plan is not exercised prior to the merger, it will be forfeited.



     No options have vested under the 2001 Plan, and all options outstanding under the 2001 Plan will be cancelled prior to the merger. Except for Greg Faison, persons holding options under the 2001 Plan will receive options from BancTrust following the merger.



     The following table shows for each executive officer, and all other officers or employees of CommerceSouth as a group, the number of options held under the 1994 plan, the 1999 Plan and the 2001 Plan, the treatment to be given to such options in the merger and the number of BancTrust options to be issued:



                       TREATMENT OF COMMERCESOUTH OPTIONS



                             1994 PLAN(1)          1999 PLAN(2)       2001 PLAN(3)    BANCTRUST OPTIONS(4)
COMMERCESOUTH            --------------------   -------------------   -------------   --------------------
EXECUTIVE OFFICERS       VESTED    NOT VESTED   VESTED   NOT VESTED
------------------       -------   ----------   ------   ----------
Greg Faison............  120,000          0     12,000     18,000         91,025                  0
Debbie Wiltse..........        0          0      2,000      8,000         44,429              7,026
Pete Knowles...........   18,000     12,000      7,500     12,500         68,269             10,786
Charles R. Schaeffer...   40,500      4,500          0          0         61,767              9,756
                         -------     ------     ------     ------        -------             ------
  Total................  178,500     16,500     21,500     38,500        265,490             27,568
                         -------     ------     ------     ------        -------             ------
Other Officers and
  Employees............        0      4,500     14,100     25,650         78,637             12,432
                         -------     ------     ------     ------        -------             ------
Total all Executive
  Officers and Other
  Officers and
  Employees............  178,500     21,000     35,000     64,150        344,127             40,000
                         =======     ======     ======     ======        =======             ======


---------------


(1) All options not vested will vest prior to the merger, and all options under this plan must be exercised prior to the merger or be forfeited. Shares acquired upon exercise will be exchanged only for cash in the merger.

(2) All options not vested will vest prior to the merger, and all options under this plan must be exercised prior to the merger or be forfeited. Shares acquired upon exercise will be exchanged for cash and stock in the merger.



(3) All options under this plan, none of which have vested, will be cancelled prior to the merger.



(4) Options respecting BancTrust Common Stock to be issued by BancTrust following the merger.


                NASDAQ LISTING; DELISTING AND DEREGISTRATION OF
                           COMMERCESOUTH COMMON STOCK

     It is a condition to the merger that the shares of BancTrust common stock to be issued in the merger be approved for listing on the Nasdaq Small Cap Stock Market. Once the merger is completed, CommerceSouth common stock will no longer be listed on the Nasdaq Small Cap Stock Market and will be deregistered under the Securities Exchange Act of 1934.

              FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER
                             RESTRICTION AGREEMENTS

     This joint proxy statement and prospectus does not cover any resales of shares of BancTrust common stock received by CommerceSouth shareholders, and no person is authorized to use this joint proxy statement and prospectus in connection with any such resale.

     All shares of BancTrust common stock received by CommerceSouth shareholders in the merger will be freely transferable, except that, shares of BancTrust common stock received by people who are considered to be "affiliates" (as that term is defined under the Securities Act of 1933) of CommerceSouth prior to the merger may be resold by them only in transactions permitted by the resale provisions of Rule 144 or 145 promulgated under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933. Generally, people who may be deemed to be affiliates of CommerceSouth include individuals or entities that control, are controlled by, or are under common control with, CommerceSouth and may include officers, directors and principal shareholders of CommerceSouth. The merger agreement requires CommerceSouth to use reasonable efforts to cause its affiliates to execute a written agreement to the effect that such people will not offer or sell or otherwise dispose of any of the shares of BancTrust common stock issued to such people in the merger in violation of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

     The receipt of these agreements by BancTrust from all affiliates is a condition to the merger, and, as of the date of this joint proxy statement and prospectus, all persons thought by CommerceSouth and BancTrust to be CommerceSouth affiliates had delivered the required agreements.

                     DESCRIPTION OF BANCTRUST CAPITAL STOCK

     BancTrust's Articles of Incorporation currently authorize the issuance of 20,000,000 shares of common stock, $0.01 par value, and up to 500,000 shares of preferred stock. As of the date of this joint proxy statement and prospectus, shares of BancTrust common stock are issued and outstanding, and no
preferred stock has been issued. In addition, approximately        shares of
BancTrust common stock are subject to acquisition through the exercise of options under BancTrust's stock option plans. The capital stock of BancTrust does not represent or constitute a deposit account and is not insured by the FDIC, the Bank Insurance Fund, the Savings Association Insurance Fund or any governmental agency.


     All of BancTrust's common stock outstanding is, and all BancTrust common stock to be issued in connection with the merger will be, fully paid and non-assessable. No BancTrust common stock is subject to call. BancTrust common stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the BancTrust Board of Directors may deem advisable, subject to such limitations as may be set forth in the law of the State of Alabama or in regulations or orders applicable to BancTrust and its subsidiaries. Registrar and Transfer Company is the registrar and transfer agent for shares of BancTrust common stock.

     Holders of BancTrust common stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by BancTrust's Board of Directors. BancTrust has the right to, and may, from time to time, enter into borrowing arrangements or issue debt instruments the provisions of which may contain restrictions on payment of dividends or other distributions on BancTrust common stock. As of the date of this joint proxy statement and prospectus, no such restrictions are in effect.

     In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of BancTrust, after distribution in full of the preferential amounts, if any, to be distributed to holders of BancTrust's preferred stock, should any be issued, holders of BancTrust common stock will be entitled to receive all of the remaining assets of BancTrust of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of BancTrust common stock held. The BancTrust Board of Directors may distribute in kind to the holders of BancTrust common stock such remaining assets of BancTrust or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of BancTrust common stock. Neither the merger or consolidation of BancTrust into or with any other corporation, nor the merger of any other corporation into it, nor any purchase or redemption of shares of stock of BancTrust of any class, shall be deemed to be a dissolution, liquidation or a winding-up of BancTrust for purposes of this paragraph.

     Because BancTrust is a holding company, its rights and the rights of its creditors and shareholders, including the holders of BancTrust common stock, to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that BancTrust itself may be a creditor having recognized claims against such subsidiary.

     Except as provided by law, each holder of BancTrust common stock shall have one vote on all matters voted upon by shareholders with respect to each share of BancTrust common stock held. Holders of BancTrust common stock do not have cumulative voting rights in the election of directors. Holders of BancTrust common stock are not entitled to preemptive rights with respect to any shares or other securities of BancTrust which may be issued. BancTrust's articles of incorporation permit the issuance of preferred stock in one or more series having such voting powers and other terms and conditions as may be determined in the discretion of the BancTrust Board of Directors.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

     BancTrust is incorporated under the laws of the State of Alabama. The rights of BancTrust's shareholders are governed by and subject to the provisions of the Alabama Business Corporation Act and BancTrust's articles of incorporation and bylaws. CommerceSouth is incorporated under the laws of the State of Delaware. The rights of CommerceSouth's shareholders are governed by and subject to the provisions of the Delaware General Corporation Law and CommerceSouth's certificate of incorporation and bylaws. In accordance with the merger agreement, at the date the merger becomes effective, CommerceSouth shareholders will become BancTrust shareholders and consequently will then be governed by the Alabama Business Corporation Act and BancTrust's articles of incorporation and bylaws.


     The following is a summary of the material differences in the rights of holders of CommerceSouth and BancTrust stock. The following summary is not intended to be complete and is qualified by reference to the Alabama Business Corporation Act, BancTrust's articles of incorporation, BancTrust's bylaws, CommerceSouth's certificate of incorporation, CommerceSouth's bylaws, and the Delaware General Corporation Law. See "Chapter III--Additional Shareholder
Information" on page   .


AUTHORIZED CAPITAL

     CommerceSouth's certificate of incorporation authorizes the issuance of up to 5,000,000 shares of common stock ($1.00 par), and 50,000 shares of preferred
stock ($0.10 par). As of           , 2003,                shares of
CommerceSouth common stock were issued and outstanding.

     BancTrust's articles of incorporation authorize the issuance of up to 20,000,000 shares of BancTrust common stock ($0.01 par), and 500,000 shares of
preferred stock (no par). As of           , 2003,                shares of
BancTrust common stock were issued and outstanding.

COMPOSITION OF THE BOARD OF DIRECTORS

     CommerceSouth's certificate of incorporation provides that there will be not less than 3 nor more than 15 directors. The exact number of directors is determined by a resolution adopted by a majority vote of the directors then in office. Currently, CommerceSouth's Board of Directors consists of 8 members. CommerceSouth's directors are elected annually for one year terms.

     BancTrust's articles of incorporation provide that there will be not less than 3 nor more than 30 directors. The exact number of directors is determined by resolution of BancTrust's Board of Directors, subject to the limitations of sec. 10-2B-8.03(b) of the Alabama Business Corporation Act, which provides that the directors may not increase or decrease the number of directors by more than 30% of the number of directors last approved by the shareholders. Currently, BancTrust's Board of Directors consists of 18 members. The members of BancTrust's Board of Directors are elected annually to serve until the next annual meeting of the shareholders of BancTrust.

NOMINATION AND REPLACEMENT OF DIRECTORS

     CommerceSouth's certificate of incorporation provides that nominations of persons for election to CommerceSouth's Board of Directors may be made at an annual meeting of shareholders by either the Board of Directors or any shareholder entitled to vote at that meeting so long as such shareholder is present in person or by proxy at such meeting. However, if nomination is by a shareholder, such shareholder must give CommerceSouth's Secretary notice of such nomination no less than 14 and no more than 50 days prior to such meeting. CommerceSouth's certificate of incorporation permits the Board of Directors to fill vacancies and newly created board seats by a majority vote of those directors then in office, and directors so chosen shall hold office until the next annual meeting of stockholders of CommerceSouth. If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to the increase), CommerceSouth's bylaws provide that the Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any vacancies or newly created directorships or to replace the directors chosen by the directors then in office. If there are no directors then in office, CommerceSouth's bylaws provide that an election of directors is to be held in accordance with the Delaware General Corporation Law, which states that any officer or shareholder of the corporation may call for a special meeting of shareholders for purposes of holding an election.

     BancTrust's articles of incorporation provide that in order for a shareholder to nominate a director for election at an annual shareholders' meeting, the shareholder must give BancTrust's Secretary notice of such nomination no less than 30 and no more than 60 days prior to such meeting. BancTrust's articles of incorporation permit the Board of Directors to fill vacancies and newly created board seats by a majority vote of those directors then in office, even though less than a quorum, and directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then the Alabama Business Corporation Act provides that a vacancy may be filled by the shareholders.

SPECIAL MEETINGS OF SHAREHOLDERS

     CommerceSouth's certificate of incorporation provides that special meetings of the shareholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Written notice of any such meeting must be given to the shareholders not less than 10 days and no more than 50 days prior to such meeting.

     BancTrust's articles of incorporation provide that special meetings of shareholders may be called for any purpose at any time by (i) the Board of Directors; (ii) a majority of the members of the Board of Directors; (iii) a committee of the Board which has been given such authority by the Board; or (iv) in the manner specified in sections 10-2B-7.02(a)(2) and 7.02(a)(3) of the Alabama Business Corporation Act, both of which allow shareholders who hold, in the aggregate, at least 10% of the votes entitled to be cast at any such special meeting to call such a special meeting. Written notice of any such meeting must be given to the shareholders not less than 10 days and no more than 60 days prior to such meeting.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     CommerceSouth's bylaws provide that written notice of an annual meeting of shareholders must be given not less than 10 days and no more than 50 days prior to such meeting. BancTrust's bylaws provide that written notice of an annual meeting of shareholders must be given not less than 10 days and no more than 60 days prior to such meeting.

PROPOSAL OF NEW BUSINESS AT ANNUAL OR SPECIAL MEETING

     Neither CommerceSouth's certificate of incorporation nor CommerceSouth's bylaws discuss the proposal of new business at an annual or special meeting of shareholders.

     BancTrust's articles of incorporation provide that the Board of Directors or any shareholder entitled to vote generally in the election of directors may propose any new business to be taken up at any annual or special meeting of shareholders. If a shareholder desires to make such a proposal, he or she must give notice in writing, by mailing such notice to the Secretary of BancTrust, not less than 30 nor more than 60 days prior to the date at which the meeting is to be held. The notice must contain the following information with respect to the proposal: a brief description of the proposed business, the name and address, as it appears on BancTrust's books, of the proposing shareholder, the class and number of shares of BancTrust stock beneficially owned by the proposing shareholder, and any material interest of the proposing shareholder in such business.

COMMITTEES

     CommerceSouth's bylaws allow the Board of Directors to appoint an Executive Committee composed of three or more directors. The term of any director serving on the Executive Committee runs concurrently with such director's term as a director. The Executive Committee acts by majority vote and is empowered to exercise all the authority of the Board of Directors; provided, however, that the Executive Committee does not have any power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee has no authority to (1) approve or adopt, or recommend to the shareholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to shareholders or (2) adopt, amend or repeal any bylaw of CommerceSouth. CommerceSouth's bylaws also permit the Board of Directors to create additional committees consisting of 3 or more directors of the corporation. Additional committees have the power and authority given them by the Board of Directors, except that they are not permitted to have any power denied to the Executive Committee.

     BancTrust's bylaws discuss committees generally. The Board of Directors is permitted to create one or more committees consisting of one or more directors. A committee is given the power and authority delegated to it by the Board of Directors; provided, however, that no committee shall have the power or authority to (1) authorize distributions, (2) approve or propose to shareholders action that requires shareholder approval, (3) fill vacancies on the Board of Directors or on any of its committees, (4) amend the articles of incorporation,
(5) adopt, amend or repeal the bylaws, (6) approve a plan of merger not requiring shareholder approval, (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors, (8) authorize or approve the issuance or sale or contract for sale of shares, or (9) determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits specifically prescribed by the Board of Directors.

DIRECTOR AGE REQUIREMENTS

     BancTrust's bylaws provide that no person shall be eligible for election as a director if he will be over 70 years of age during the calendar year of such election except that the Board, by a majority vote, may permit the nomination and election of one or more directors without regard to such age limitation in connection with any merger acquisition or other similar transaction in which such otherwise ineligible director is a director of the company acquired by or merged into BancTrust. Neither CommerceSouth's certificate of incorporation nor its bylaws contain an age limitation for directors.

ANNUAL MEETING OF DIRECTORS

     CommerceSouth's bylaws require that an annual meeting of the directors be held immediately following and at the same location as the annual meeting of shareholders. Neither BancTrust's articles of incorporation nor its bylaws provide for an annual meeting of directors. However, BancTrust's bylaws provide that the first meeting of each newly elected board of directors is to be held within one month following the annual meeting of the shareholders at which the board was elected, unless a different time is fixed for such board meeting by the vote of the shareholders at such annual meeting.

SPECIAL MEETINGS OF DIRECTORS

     CommerceSouth's bylaws provide that special meetings of the Board of Directors may be called by (1) the president, or (2) the president or the secretary on the written request of two directors. Notice of any special meeting of directors must be given at least one day prior to such meeting.

     BancTrust's bylaws provide that special meetings of the Board of Directors may be called by (1) the chief executive officer, or (2) the chief executive officer or the secretary on the written request of at least 25% of the directors. Notice of any special meeting of directors must be given at least three days prior to such meeting.

SHAREHOLDER REMOVAL OF DIRECTORS

     CommerceSouth's certificate of incorporation provides that a director may be removed only "for cause" and only by the affirmative vote of the holders of at least 70% of the voting power of all of the shares of the corporation entitled to vote for the election of directors. Neither the bylaws nor the articles of incorporation of BancTrust discuss the removal of directors, and thus, removal is governed by the Alabama Business Corporation Act. The Alabama Business Corporation Act, provides that shareholder removal of directors may be either with or without cause, unless the articles of incorporation provide otherwise.

FIXING OF RECORD DATE

     The CommerceSouth Bylaws provide that the record date for determining eligibility of a shareholder to receive dividends is the close of the 15th day prior to the date fixed for the payment of such dividend, unless the Board of Directors, by resolution, fixes some other date for determining eligibility. Neither the certificate of incorporation nor the bylaws of CommerceSouth address the fixing of the record date for purposes of notice of and voting at shareholders' meetings. However, the Delaware General Corporation Law provides that a record date can be set by resolution of the board of directors but such date may not precede the date of the adoption of the resolution and it must be not more than 60 days and no less than 10 days before the date of the meeting. If no record date is fixed by the board of directors, the record date shall be at the close of business on the day next preceding the day on which notice of the shareholders' meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     BancTrust's bylaws provide that in determining the shareholders entitled to
(1) notice of or to vote at any meeting of shareholders or any adjournment thereof, (2) receive payment of any dividend or other distribution or allotment of any rights, (3) exercise any rights in respect of any change, conversion or exchange of stock, or (4) notice for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 days prior to any such action.

SUPERMAJORITY VOTE REQUIREMENTS FOR CERTAIN ACQUISITIONS

     Neither CommerceSouth's certificate of incorporation nor its Bylaws contain any provisions requiring a supermajority vote for particular transactions. However, the Delaware General Corporation Law contains an anti-takeover provision which provides that a corporation shall not engage in any merger or consolidation with an interested stockholder (any person owning 15% or more of the outstanding voting stock of the corporation) or any sale, lease, mortgage, etc. to an interested stockholder of 10% or more of the assets (on a valuation basis) of the corporation for a period of three years following the time that such stockholder became an interested stockholder. However, this anti-takeover provision is not applicable if: (1) the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder prior to such time; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (3) at or subsequent to the time the proposed business combination is approved by the board of directors, it is also authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

     BancTrust's articles of incorporation provide that the vote of 75% or more of the shares entitled to vote will be required to approve (1) any merger or consolidation of BancTrust with or into any other "related" corporation, (2) the sale, lease, exchange or other disposition of a substantial part (20%) of BancTrust's assets to such a related corporation if the related corporation or its affiliates are the beneficial owners of 5% or more of the outstanding capital stock of BancTrust, or (3) the issuance of any stock or other securities of BancTrust in exchange or payment for any property or assets of such a related corporation. The above 75% vote requirement does not apply if (i) a 75% vote of the directors is obtained or (ii) BancTrust owns 50% or more of the voting stock of such related corporation.

AMENDMENT OF ARTICLES OF INCORPORATION

     CommerceSouth's certificate of incorporation requires the affirmative vote of the holders of at least 70% of the voting power of all of the shares of the corporation entitled to vote for the election of directors at that time to amend or repeal the provisions of the certificate of incorporation dealing with (1) the Board of Directors and (2) shareholders' meetings. Otherwise, CommerceSouth's certificate of incorporation may be amended as permitted by the Delaware General Corporation Law, which provides that a certificate of incorporation may be amended upon the passing of a resolution by the board of directors adopting such amendment and a majority vote of the shareholders approving such amendment at either an annual or special meeting of shareholders.

     BancTrust's articles of incorporation require an affirmative vote of the shareholders holding not less than 75% of the outstanding stock of the corporation to change any of those sections of its articles of incorporation relating to (i) mergers with related corporations, (ii) actions by shareholders by written consent, (iii) calling a special meeting of the shareholders, or (iv) nomination of a director for election or proposal of new business at an annual or special meeting of the shareholders; provided, however, that this 75% vote requirement does not apply if the amendment in question receives the affirmative vote of not less than 75% of the directors. Otherwise, BancTrust's articles of incorporation may be amended in accordance with the Alabama Business Corporation Act which generally requires the board of directors of a corporation to propose and recommend an amendment to the shareholders who must then approve the amendment by a majority vote, unless the corporation's articles of incorporation require a greater vote. The Alabama Business Corporation Act permits a corporation's board of directors to adopt certain amendments without shareholder approval such as to (1) extend the duration of the corporation if it was incorporated at a time when limited duration was required by law; (2) delete the names and addresses of the initial directors; (3) delete the name and address of the initial registered agent or registered office, if a statement of change is on file with the Secretary of State; (4) change each issued and unissued authorized share of an outstanding class into a greater number of whole shares if the corporation has only shares of that class outstanding; or (5) change the corporate name by substituting the word "corporation," or "incorporated," or an abbreviation of one of such words for a similar word or abbreviation in the name, or by adding, deleting, or changing a geographical attribution for the name.

CREDITOR'S ARRANGEMENTS

     CommerceSouth's certificate of incorporation provides for the approval of a compromise or arrangement with creditors and/or shareholders of the corporation. Upon application by the creditors, the shareholders, a receiver or a trustee, whichever the case may be, to approve such a compromise or arrangement, if a majority in number representing 75% in value of the creditors or the shareholders agree to any such compromise or arrangement and if a court of competent jurisdiction sanctions such compromise or arrangement, then such compromise or arrangement will be binding on all creditors and/or all shareholders, as the case may be, as well as on the corporation. The same provisions also apply to classes of creditors and/or shareholders.

     Neither the articles of incorporation nor the bylaws of BancTrust nor the Alabama Business Corporation Act contain a similar provision.

                           SUPERVISION AND REGULATION

GENERAL

     BancTrust and CommerceSouth are both bank holding companies registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act. As such, BancTrust and CommerceSouth and their non-bank subsidiaries are subject to the supervision, examination, and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve Board.

     The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve Board before: (1) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5.0% of the voting shares of the bank; (2) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or (3) it may merge or consolidate with any other bank holding company.

     The Bank Holding Company Act further provides that the Federal Reserve Board may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve Board is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served.

     The Bank Holding Company Act generally prohibits BancTrust and CommerceSouth from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve Board must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices.

     The Gramm-Leach-Bliley Act, which became effective in March 2000, significantly relaxes previously existing restrictions on the activities of banks and bank holding companies. Under the Gramm-Leach-Bliley Act, an eligible bank holding company may elect to be a "financial holding company" and thereafter may engage in a range of activities that are financial in nature and that were not previously permissible for banks and bank holding companies. For a bank holding company to be eligible for financial holding company status, all of its subsidiary financial institutions must be well-capitalized and well managed. Financial holding company status is achieved by a declaration to the Federal Reserve Board that a bank holding company elects to be a financial holding company. A financial holding company may engage directly or through a subsidiary in the statutorily authorized activities of (i) securities dealing, underwriting, and market making; (ii) insurance underwriting and agency activities; (iii) merchant banking; (iv) insurance company portfolio investments; and (v) in any activity that the Federal

Reserve Board determines by rule or order to be financial in nature or incidental to such financial activity. The Federal Reserve Board must deny expanded authority to any bank holding company that received less than a satisfactory rating on its most recent Community Reinvestment Act review as of the time it submits its declaration.

     The Gramm-Leach-Bliley Act also permits securities brokerage firms and insurance companies to own banks and bank holding companies. The Act is also designed to streamline and coordinate regulation of integrated financial holding companies, to provide generally for "umbrella" regulation of financial holding companies by the Federal Reserve Board, and to promote regulation of banking activities by bank regulators, securities activities by securities regulators, and insurance activities by insurance regulators.

     Each of the subsidiary banks of BancTrust and CommerceSouth is a member of the Federal Deposit Insurance Corporation (the "FDIC"), and, as such, their respective deposits are insured by the FDIC to the extent provided by law. Each such subsidiary bank is also subject to numerous state and federal statutes and regulations that affect its business, activities, and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies. BancTrust's and CommerceSouth's subsidiary banks are state-chartered banks subject to supervision and examination by the state banking authorities of the states in which they are located. The federal banking regulator for each of the subsidiary banks, as well as the appropriate state banking authority for each of the subsidiary banks, regularly examines the operations of the subsidiary banks and is given authority to approve or disapprove mergers, consolidations, the establishment of branches, and similar corporate actions. The federal and state banking regulators also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

PAYMENT OF DIVIDENDS

     BancTrust and CommerceSouth are legal entities separate and distinct from their banking and other subsidiaries. The principal sources of cash flow of both BancTrust and CommerceSouth, including cash flow to pay dividends to their respective shareholders, are dividends from their subsidiary banks and BancTrust's subsidiary trust company. CommerceSouth also receives management fees from its subsidiary banks. There are statutory and regulatory limitations on the payment of dividends and management fees by these subsidiaries to BancTrust and CommerceSouth, as well as on the payment of dividends by BancTrust and CommerceSouth to their shareholders.

     As to the payment of dividends, BancTrust's and CommerceSouth's respective state-chartered banking subsidiaries and BancTrust's trust company subsidiary are subject to the respective laws and regulations of the state in which the subsidiary is located and to the regulations of the FDIC. Various federal and state statutory provisions limit the amount of dividends BancTrust's and CommerceSouth's subsidiary banks can pay to BancTrust or CommerceSouth, as the case may be, without regulatory approval. The approval of the Federal Reserve Board is required for any dividend by a state chartered bank that is a member of the Federal Reserve System (a "state member bank") if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits (as defined by regulatory agencies) for that year combined with its retained net profits for the preceding two years. In addition, a state member bank may not pay a dividend in an amount greater than its net profits then on hand. State member banks may also be subject to similar restrictions imposed by the laws of the states in which they are chartered.

     If, in the opinion of a federal bank regulatory agency, an institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such agency may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete an institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under current federal law, an insured institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See "Supervision and Regulation -- Prompt
Corrective Action" on page                . Moreover, the Federal Reserve Board
and the FDIC have issued policy statements which provide that bank holding companies and insured banks should generally pay dividends only out of current operating earnings.

     Under Alabama law, a bank may not pay a dividend in excess of 90% of its net earnings until the bank's surplus is equal to at least 20% of its capital. An Alabama state bank is also required by Alabama law to obtain the prior approval of the Superintendent of the State Banking Department of Alabama for the payment of dividends if the total of all dividends declared by it in any calendar year will exceed the total of (a) its net earnings (as defined by statute) for that year, plus (b) its retained net earnings for the preceding two years, less any required transfers to surplus. In addition, no dividends may be paid from an Alabama state bank's surplus without the prior written approval of the Superintendent.

     Under Florida law, the directors of a bank, after charging off bad debts, depreciation, and other worthless assets if any, and making provision for reasonably anticipated future losses on loans and other assets, may quarterly, semiannually, or annually declare a dividend of so much of the aggregate of the net profits of that period combined with its retained net profits of the preceding 2 years as the directors shall judge expedient, and, with the approval of the Florida Department of Financial Services, a bank may declare a dividend from retained net profits which accrued prior to the preceding 2 years, but each bank shall, before the declaration of a dividend on its common stock, carry 20 percent of its net profits for such preceding period as is covered by the dividend to its surplus fund, until the same shall at least equal the amount of its common and preferred stock then issued and outstanding. No bank shall declare any dividend at any time at which its net income from the current year combined with the retained net income from the preceding 2 years is a loss or which would cause the capital accounts of the bank to fall below the minimum amount required by law, regulation, order, or any written agreement with the Florida Department of Financial Services or a state or federal regulatory agency.


     At June 30, 2003, CommerceSouth's subsidiaries were able to pay dividends totaling approximately $7,785,000 without the need for regulatory approval. At June 30, 2003, BancTrust's subsidiaries were able to pay dividends totaling approximately $4,453,000 without the need for regulatory approval.


CAPITAL ADEQUACY

     Each of BancTrust and CommerceSouth is subject to risk-based capital requirements and guidelines imposed by the Federal Reserve Board, which are substantially similar to the capital requirements and guidelines imposed by the Federal Reserve Board and the Federal Deposit Insurance Corporation on the depository institutions within their respective jurisdictions. For this purpose, a depository institution's or holding company's assets and certain specified off-balance-sheet commitments and obligations are assigned to various risk categories. A depository institution's or holding company's capital, in turn, is classified in one of three tiers: core ("Tier 1") capital, which includes common equity, non-cumulative perpetual preferred stock, a limited amount of cumulative perpetual preferred stock at the holding company level and minority interests in equity accounts of consolidated subsidiaries, less goodwill, and most intangible assets; supplementary ("Tier 2") capital, which includes, among other items, perpetual preferred stock not meeting the Tier 1 definition, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations; and market risk ("Tier 3") capital, which includes qualifying unsecured subordinated debt.

     Each of BancTrust and CommerceSouth, like other bank holding companies, currently is required to maintain Tier 1 capital and "total capital" (the sum of Tier 1, Tier 2 and Tier 3 capital) equal, respectively, to at least 4% and 8% of its total risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit). In addition, in order for a holding company or depository institution to be considered "well capitalized" for regulatory purposes, its Tier 1 and total capital ratios must be 6% and 10% on a risk-adjusted basis, respectively. At June 30, 2003, each of BancTrust and CommerceSouth met both requirements, with Tier 1 and total capital equal to 14.4% and 15.5% (in the case of BancTrust), and 10.4% and 11.6% (in the case of CommerceSouth) of its respective total risk-weighted assets.

     The Federal Reserve Board also requires bank holding companies to maintain a minimum "leverage ratio" (Tier 1 capital to adjusted total assets) of 3% if the holding company has the highest regulatory rating and meets certain other requirements, or of 3% plus an additional "cushion" of at least 100 to 200 basis points if the holding company does not meet these requirements. At June 30, 2003, BancTrust's leverage ratio was 10.8% and CommerceSouth's leverage ratio was 8.7%.

     The Federal Reserve Board may set capital requirements higher than the minimum noted above for holding companies whose circumstances warrant it. For example, holding companies experiencing or anticipating significant growth may be expected to maintain capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier 1 capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

     Each of BancTrust's and CommerceSouth's banking subsidiaries is subject to similar risk-based and leverage capital requirements adopted by its applicable federal banking agency, and each was in compliance with the applicable capital requirements as of June 30, 2003.

     Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and to certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "Supervision and Regulation -- Prompt Corrective Action."

     The Federal Reserve Board, the Office of the Comptroller of the Currency, and the FDIC also have recently adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off- balance-sheet position) in the evaluation of a bank's capital adequacy. The bank regulatory agencies' methodology for evaluating interest rate risk requires banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures.

PROMPT CORRECTIVE ACTION

     Current federal law establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system the federal banking regulators have established five capital categories ("well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized") and must take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, current federal law requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

     Under the final agency rule implementing the prompt corrective action provisions, an institution that (1) has a Total Capital Ratio of 10% or greater, a Tier 1 Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater and (2) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency is deemed to be "well capitalized." An institution with a Total Capital Ratio of 8.0% or greater, a Tier 1 Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater is considered to be "adequately capitalized." A depository institution that has a Total Capital Ratio of less than 8.0%, a Tier 1 Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0% is considered to be "undercapitalized." A depository institution that has a Total Capital Ratio of less than 6.0%, a Tier 1 Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0% is considered to be "significantly undercapitalized," and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. A bank holding company must guarantee that a subsidiary depository institution meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to or may take with respect to a significantly undercapitalized institution as described below if it determines "that those actions are necessary to carry out the purpose" of the law.

     At June 30, 2003, all of the respective subsidiary banks of BancTrust and CommerceSouth had the requisite capital levels to qualify as well capitalized for prompt corrective action purposes.

FDIC INSURANCE ASSESSMENTS

     The FDIC currently uses a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The risk-based assessment system, which went into effect on January 1, 1994, assigns an institution to one of three capital categories: (1) well capitalized; (2) adequately capitalized; and (3) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. An institution is also assigned by the FDIC to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's insurance assessment rate is then determined based on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied.

     The FDIC may terminate an institution's insurance of deposits upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

COMMUNITY REINVESTMENT ACT

     The Community Reinvestment Act (the "CRA") requires federal bank regulatory agencies to encourage financial institutions to meet the credit needs of low- and moderate-income borrowers in their local communities. An institution's size and business strategy determines the type of examination that it will receive. Large, retail-oriented institutions will be examined using a performance-based lending, investment and service test. Small institutions will be examined using a streamlined approach. All institutions may opt to be evaluated under a strategic plan formulated with community input and pre-approved by the bank regulatory agency.

     The CRA regulations provide for certain disclosure obligations. Each institution must post a notice advising the public of its right to comment to the institution and its regulator on the institution's CRA performance and to review the institution's CRA public file. Each lending institution must maintain for public inspection a public file that includes a listing of branch locations and services, a summary of lending activity, a map of its communities and any written comments from the public on its performance in meeting community credit needs. The CRA requires public disclosure of a financial institution's written CRA evaluations. This promotes enforcement of CRA requirements by providing the public with the status of a particular institution's community reinvestment record.

     The Gramm-Leach-Bliley Act made various changes to the CRA. Among other changes, CRA agreements with private parties must be disclosed and annual CRA reports must be made to a bank's primary federal regulator. A bank holding company will not be permitted to become a financial holding company and no new activities authorized under the Gramm-Leach-Bliley Act may be commenced by a holding company or by a bank financial subsidiary if any of its bank subsidiaries received less than a "satisfactory" CRA rating in its latest CRA examination. Of the six banks owned by BancTrust, five have a "satisfactory" CRA rating and one has an "outstanding" CRA rating. Both banks owned by CommerceSouth have a "satisfactory" CRA rating.


PRIVACY

     Financial institutions are required to disclose their policies for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing personal financial information with nonaffiliated third parties except for third parties which market the institution's own products and services. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing or other marketing through electronic mail to consumers.

USA PATRIOT ACT


     On October 26, 2001, President Bush signed into law the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act"), which is designed to deny terrorists and others the ability to obtain access to the United States financial system. Title III of the USA Patriot Act is the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Among its provisions, the USA Patriot Act mandates or will require financial institutions to implement additional policies and procedures with respect to, or additional measures, including additional due diligence and recordkeeping, designed to address, any or all of the following matters, among others: money laundering; suspicious activities and currency transaction reporting; and currency crimes. The U.S. Department of the Treasury, in consultation with the Federal Reserve Board and other federal financial institution regulators, has promulgated rules and regulations implementing the USA Patriot Act which (i) prohibit U.S. correspondent accounts with foreign banks that have no physical presence in any jurisdiction; (ii) require financial institutions to maintain certain records for correspondent accounts of foreign banks; (iii) require financial institutions to produce certain records relating to anti-money laundering compliance upon request of the appropriate federal banking agency; (iv) require due diligence with respect to private banking and correspondent banking accounts; (v) facilitate information sharing between the government and financial institutions; (vi) require financial institutions to have in place a money laundering program; and (vii) impose minimum verification of identity standards for all new accounts.


EFFECTS OF GOVERNMENTAL POLICY

     The earnings and business of CommerceSouth, BancTrust and their respective subsidiary banks have been and will be affected by the policies of various regulatory authorities of the United States, particularly the Federal Reserve Board. Important functions of the Federal Reserve Board, in addition to those enumerated above, include the regulation of the supply of money in light of general economic conditions within the United States. The instruments of monetary policy employed by the Federal Reserve Board for these purposes influence in various ways the overall level of investments, loans, other extensions of credit and deposits, and the interest rates paid on liabilities and received on interest-earning assets.

     Banking is a business which depends on interest rate differentials. In general, the difference between the interest paid by banks on their deposits and other borrowings and the interest received by banks on loans extended to customers and securities held in their investment portfolios comprises the major portion of their respective earnings. The earnings and gross income of banks thus have been and will be subject to the influence of economic conditions generally, both domestic and foreign, and also to monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve Board. The nature and timing of any future changes in such policies and their impact on the subsidiary banks of CommerceSouth and BancTrust are not predictable.

                                 LEGAL MATTERS

     The legality of the BancTrust common stock to be issued in the merger will be passed upon by Hand Arendall, L.L.C. ("Hand Arendall"). Hand Arendall attorneys own beneficially approximately 190,000 shares of the outstanding BancTrust common stock, and Stephen G. Crawford, a member of Hand Arendall, is a director and general counsel of BancTrust. Hand Arendall attorneys own beneficially approximately 10,000 shares of the outstanding CommerceSouth common stock.

     Certain legal matters in connection with the merger will be passed upon for CommerceSouth by Balch & Bingham, LLP. Attorneys with Balch & Bingham own beneficially approximately 2,144 shares of the outstanding CommerceSouth common stock.


     Hand Arendall has rendered an opinion with respect to the federal tax consequences of the merger. See "The Merger Transaction -- Material Federal
Income Tax Consequences" on page                .


                                    EXPERTS

BANCTRUST

     The consolidated financial statements of BancTrust Financial Group, Inc. as of December 31, 2002, and for the year then ended, have been incorporated by reference in this joint proxy statement and prospectus and elsewhere in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of KPMG LLP as experts in accounting and auditing. The audit report of KPMG LLP covering the December 31, 2002 consolidated financial statements refers to the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by BancTrust Financial Group as of January 1, 2002.

     This joint prospectus and proxy statement and the registration statement incorporate by reference certain documents previously filed by BancTrust Financial Group, including its Report on Form 10-K for the year ended December 31, 2002. That Report on Form 10-K included Arthur Andersen LLP's audit report with respect to BancTrust Financial Group's financial statements as of December 31, 2001 and for the years ended December 31, 2001 and December 31, 2000.

     Section 11(a) of the Securities Act of 1933, as amended, provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

     On July 23, 2002, BancTrust Financial Group named KPMG LLP as its independent auditor, replacing Arthur Andersen LLP. After reasonable efforts, BancTrust Financial Group has been unable to obtain Arthur Andersen's written consent to the incorporation by reference into this joint prospectus and proxy statement and the registration statement of Arthur Andersen's audit report with respect to BancTrust Financial Group's financial statements as of December 31, 2001, and for the year then ended, included in BancTrust Financial Group's Report on Form 10-K for the years ended December 31, 2001 and December 31, 2000.

     Under these circumstances, Rule 437a of the Securities Act permits BancTrust Financial Group to file this joint proxy statement and prospectus and the registration statement, which incorporate by reference BancTrust Financial Group's Report on Form 10-K for the year ended December 31, 2002, without a written consent from Arthur Andersen LLP. However, as a result, Arthur Andersen LLP may not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions of a material fact required to be stated therein. Accordingly, individuals, their successors or assigns may be unable to assert a claim against Arthur Andersen LLP under Section 11(a) of the Securities Act with respect to such financials.

COMMERCESOUTH

     The Consolidated Financial Statements of CommerceSouth, Inc., incorporated by reference in this joint proxy statement and prospectus and elsewhere in the Registration Statement, have been audited by Mauldin Jenkins, LLC, Albany, Georgia, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

        CHAPTER II -- INFORMATION ABOUT THE SPECIAL MEETINGS AND VOTING

                       THE COMMERCESOUTH SPECIAL MEETING

SPECIAL MEETING, RECORD DATE AND VOTE REQUIRED


     CommerceSouth Meeting.  The special meeting of shareholders of
CommerceSouth will be held at           , Eufaula, Alabama at           local
time, on           , 2003. The purpose of the meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of July 23, 2003, as amended by First Amendment to Agreement and Plan of Merger dated September 29, 2003, which provides for, among other things, the merger. Only holders of record of CommerceSouth common stock at the close of business on the
CommerceSouth record date,           , 2003, will be entitled to notice of and
to vote at the special meeting. As of the record date, there were shares of CommerceSouth common stock issued, outstanding and entitled to be
voted. There were           CommerceSouth shareholders of record on the
CommerceSouth record date. Each share of CommerceSouth common stock will be entitled to one vote at the special meeting.


     The presence, in person or by proxy, of holders of at least a majority of the issued and outstanding shares of CommerceSouth common stock entitled to vote at the special meeting is necessary to constitute a quorum at such meeting.

     Approval of the merger on behalf of CommerceSouth will require the affirmative vote of the holders of at least a majority of the outstanding shares of CommerceSouth common stock entitled to be voted thereon. For this purpose, a failure to return the enclosed proxy, an abstention from voting and a broker non-vote will have the same effect as a vote against approval of the merger. As
of the record date,           shares of CommerceSouth common stock, or      % of
the total shares of CommerceSouth common stock outstanding, were held, either of record or beneficially, by directors and executive officers of CommerceSouth and certain family members and related entities. Assuming all such shares are voted
in favor of the Merger,           additional affirmative votes of shares of
CommerceSouth common stock will be required for approval.

     Dissenters' rights may be demanded by CommerceSouth shareholders who do not vote in favor of the merger and who follow carefully the specified procedures of the Delaware General Corporation Law. See "The Merger Transaction -- Dissenters'
Rights" at page   .

PROXIES

     CommerceSouth. The enclosed CommerceSouth proxy is solicited on behalf of the board of directors of CommerceSouth for use at the CommerceSouth special meeting and any adjournment or adjournments thereof. Holders of CommerceSouth common stock are requested to complete, date and sign the accompanying proxy and return it promptly to CommerceSouth in the enclosed envelope. Failure to return a properly executed proxy or to vote at the CommerceSouth special meeting will have the same effect as a vote against approval of the merger.

     A CommerceSouth shareholder who has executed and delivered a proxy may revoke it at any time before such proxy is voted by giving a later written proxy, by giving written notice of revocation to the President of CommerceSouth, provided such later proxy or revocation is actually received by CommerceSouth before the vote of the shareholders, or by voting in person at the special meeting. Any shareholder attending the special meeting may vote in person whether or not a proxy has been previously filed. The shares represented by all properly executed proxies received in time for the special meeting, unless said proxies are revoked, will be voted in accordance with the instructions therein. IF INSTRUCTIONS ARE NOT GIVEN, PROPERLY EXECUTED PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THE MERGER.

     Other Matters. CommerceSouth will bear the costs of the solicitation of proxies for its special meeting, except that BancTrust will pay the costs of preparing, printing, filing and distributing this prospectus. Such solicitation will be made by mail but also may be made by telephone, facsimile or in person by the directors, officers and employees of CommerceSouth, but no written materials other than those included herewith will be used to solicit proxies.

     The management of CommerceSouth is not aware of any business to be acted upon at the special meeting other than approval of the proposed merger. If other matters are properly brought before the special meeting or any adjournment thereof, any proxy, if properly signed, dated and returned, will be voted in accordance with the recommendation of CommerceSouth's management or, if there is no such recommendation, in the discretion of the individuals named as proxies therein provided that CommerceSouth did not have notice of the proposal at least 15 days before the date of this joint proxy statement and prospectus.

RECOMMENDATION OF COMMERCESOUTH BOARD OF DIRECTORS

     The board of directors of CommerceSouth has recommended that the shareholders of CommerceSouth vote FOR the proposal to approve the merger. See
"The Merger Transaction -- Background of the Merger" at page   and "The Merger
Transaction -- Reasons for the Merger" at page   .

                         THE BANCTRUST SPECIAL MEETING

SPECIAL MEETING, RECORD DATE AND VOTE REQUIRED


     BancTrust Meeting. The special meeting of shareholders of BancTrust will be held at 100 St. Joseph Street, Mobile, Alabama at 10:00 a.m. local time, on
          , 2003. The purpose of the meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of July 23, 2003, as amended by First Amendment to Agreement and Plan of Merger dated September 29, 2003, which provides for, among other things, the merger. Only holders of record of BancTrust common stock at the close of business on the BancTrust
record date,           , 2003, will be entitled to notice of and to vote at the
special meeting. As of the record date, there were           shares of BancTrust
common stock issued, outstanding and entitled to be voted. There were BancTrust shareholders of record on the BancTrust record date. Each share of BancTrust common stock will be entitled to one vote at the special meeting.


     The presence, in person or by proxy, of holders of at least a majority of the issued and outstanding shares of BancTrust common stock entitled to vote at the special meeting is necessary to constitute a quorum at such meeting.

     Approval of the merger on behalf of BancTrust will require the affirmative vote of the holders of at least two-thirds (66.667%) of the outstanding shares of BancTrust common stock entitled to be voted thereon. For this reason, a failure to return the enclosed proxy, an abstention from voting and a broker non-vote will have the same effect as a vote against approval of the merger. As
of the record date,           shares of BancTrust common stock, or      % of the
total shares of BancTrust common stock outstanding, were held, either of record or beneficially, by directors and executive officers of BancTrust and certain family members and related entities. Assuming all such shares are voted in favor
of the merger,           additional affirmative votes of shares of BancTrust
common stock will be required for approval.

     Dissenters' rights may be demanded by BancTrust shareholders who do not vote in favor of the merger and who follow carefully the specified procedures of the Alabama Business Corporation Act. See "The Merger Transaction -- Dissenters'
Rights" at page   .

PROXIES

     BancTrust. The enclosed BancTrust proxy is solicited on behalf of the board of directors of BancTrust for use at the BancTrust special meeting and any adjournment or adjournments thereof. Holders of BancTrust common stock are requested to complete, date and sign the accompanying proxy and return it promptly to BancTrust in the enclosed envelope. Failure to return a properly executed proxy or to vote at the BancTrust special meeting will have the same effect as a vote against approval of the merger.

     A BancTrust shareholder who has executed and delivered a proxy may revoke it at any time before such proxy is voted by giving a later written proxy, by giving written notice of revocation to the Secretary of BancTrust, provided such later proxy or revocation is actually received by BancTrust before the vote of the shareholders, or by voting in person at the special meeting. Any shareholder attending the special meeting may vote in person whether or not a proxy has been previously filed. The shares represented by all properly executed proxies received in time for the special meeting, unless said proxies are revoked, will be voted in accordance with the instructions therein. IF INSTRUCTIONS ARE NOT GIVEN, PROPERLY EXECUTED PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THE MERGER.

     Other Matters. BancTrust will bear the costs of the solicitation of proxies for its special meeting, including the costs of preparing, printing, filing and distributing this prospectus. Such solicitation will be made by mail but also may be made by telephone, facsimile or in person by the directors, officers and employees of BancTrust, but no written materials other than those included herewith will be used to solicit proxies.

     The management of BancTrust is not aware of any business to be acted upon at the special meeting other than approval of the proposed merger. If other matters are properly brought before the special meeting or any adjournment thereof, any proxy, if properly signed, dated and returned, will be voted in accordance with the recommendation of BancTrust's management or, if there is no such recommendation, in the discretion of the individuals named as proxies therein provided that BancTrust did not have notice of the proposal at least 15 days before the date of this joint proxy statement and prospectus.

RECOMMENDATION OF BANCTRUST BOARD OF DIRECTORS

     The board of directors of BancTrust has recommended that the shareholders of BancTrust vote FOR the proposal to approve the merger. See "The Merger
Transaction -- Background of the Merger" at page   and "The Merger
Transaction -- Reasons for the Merger" at page   .

               CHAPTER III -- ADDITIONAL SHAREHOLDER INFORMATION



COMMERCESOUTH SHAREHOLDER PROPOSALS



     If the merger is not consummated, CommerceSouth expects to hold its next annual meeting of shareholders in May, 2004. In the event that such a meeting is held, subject to certain rules of the SEC, any proposals of shareholders intended to be presented at such meeting must be received at CommerceSouth's principal executive offices not less than 120 calendar days in advance of April 18, 2004, for inclusion in the proxy or information statement relating to the 2004 annual meeting.



BANCTRUST SHAREHOLDER PROPOSALS



     BancTrust's articles of incorporation provide that the Board of Directors or any shareholder entitled to vote generally in the election of directors may propose any new business to be taken up at any annual or special meeting of shareholders. If a shareholder desires to make such a proposal, he or she must give notice in writing, by mailing such notice to the Secretary of BancTrust, not less than 30 nor more than 60 days prior to the date at which the meeting is to be held. The notice must contain the following information with respect to the proposal: a brief description of the proposed business, the name and address, as it appears on BancTrust's books, of the proposing shareholder, the class and number of shares of BancTrust stock beneficially owned by the proposing shareholder, and any material interest of the proposing shareholder in such business.



     In order to be included in BancTrust's proxy statement and form of proxy relating to that meeting, shareholder proposals intended to be submitted for consideration at the 2004 annual meeting of the shareholders of BancTrust must be submitted in writing to and received by the Secretary of BancTrust not later than December 11, 2003. The named proxies for the 2004 annual meeting will have discretionary voting authority with respect to any shareholder proposal not received in writing by February 24, 2004, and they will exercise their authority in accordance with the recommendation of BancTrust's Board of Directors.



LOCATING ADDITIONAL INFORMATION


     CommerceSouth and BancTrust file annual, quarterly and current reports, and proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of those materials we file at the Securities and Exchange Commission's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room and its copy charges. The Securities and Exchange Commission filings of CommerceSouth and BancTrust are also available to the public from commercial document retrieval services and over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov.

     BancTrust has filed a Registration Statement on Form S-4 to register with the Securities and Exchange Commission the BancTrust common stock to be issued to CommerceSouth shareholders in the merger. This document is a part of that registration statement and constitutes a prospectus of BancTrust in addition to being part of the special meeting proxy statement of CommerceSouth and BancTrust. As allowed by the rules of the Securities and Exchange Commission, this joint proxy statement and prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The Securities and Exchange Commission allows us to "incorporate by reference" information into this joint proxy statement and prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this joint proxy statement and prospectus, except for any information superseded by information in this joint proxy statement and prospectus. This joint proxy statement and prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about our companies and their finances.

COMMERCESOUTH SEC FILING (FILE NO. 0-29422)       PERIOD
-------------------------------------------       ------
Annual Report on Form 10-KSB....................  Year ended December 31, 2002
Quarterly Reports on Form 10-QSB................  Quarter ended March 31, 2003 and June 30,
                                                  2003
Current Reports on Form 8-K.....................  Filed on May 14, July 28, July 31, and
                                                  August 11, 2003



BANCTRUST SEC FILING (FILE NO. 0-15423)           PERIOD
---------------------------------------           ------
Annual Report on Form 10-K......................  Year ended December 31, 2002
Quarterly Reports on Form 10-Q..................  Quarter ended March 31, 2003 and June 30,
                                                  2003
Current Reports on Form 8-K.....................  Filed on April 30, July 25, July 29 and
                                                  August 4, 2003



     This prospectus is accompanied by BancTrust's Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the Quarter ended June 30, 2003, and by CommerceSouth's Annual Report on Form 10-KSB including its Annual Report to Shareholders as Exhibit 13 to such form 10-KSB containing financial statements and other financial information, and the Quarterly Report on Form 10-QSB for the Quarter ended June 30, 2003.



     In addition, this prospectus incorporates by reference (i) the following portions of CommerceSouth's Annual Report to Shareholders for 2002 included with the prospectus as part of Exhibit 13 to the CommerceSouth Form 10-KSB:
CommerceSouth's management's discussion and analysis of financial condition and results of operation at pages 4-13, Selected Financial Data on page 14, Quarterly Results of Operations on page 15 and (ii) the following portions of CommerceSouth's Quarterly Report on Form 10-QSB for the Quarter ended June 30, 2003: Part I, Items 1-3, Financial Information, Management's Discussion and Analysis of Financial Condition and Result of Operations, and Controls and Procedures.


     We are also incorporating by reference additional documents that we file with the Securities and Exchange Commission under the Securities Exchange Act of 1934 between the date of this joint proxy statement and prospectus and the dates of the meetings of our shareholders.

     BancTrust has supplied all information contained or incorporated by reference in this joint proxy statement and prospectus relating to BancTrust, and CommerceSouth has supplied all such information relating to CommerceSouth.

     If you are a shareholder, we may have previously sent you some of the documents that are incorporated by reference. You can obtain any of the incorporated documents by contacting us or the Securities and Exchange Commission. If you would like to request documents from us, including any documents we may subsequently file with the Securities and Exchange Commission prior to the special meetings, please do so as soon as possible so that you will receive them before your meeting. We will send you the documents incorporated by reference without charge, excluding exhibits, unless we have specifically incorporated the exhibit by reference in this joint proxy statement and prospectus.

     Shareholders may obtain documents incorporated by reference in this joint proxy statement and prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

CommerceSouth, Inc.                         BancTrust Financial Group, Inc.
224 East Broad Street                       100 St. Joseph Street
Eufaula, Alabama 36027-1608                 Mobile, Alabama 36602
Attn: Greg Faison                           Attn: F. Michael Johnson
334-687-3581                                251-431-7800

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT AND PROSPECTUS TO VOTE ON THE PROPOSALS DESCRIBED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT AND PROSPECTUS. THIS JOINT PROXY STATEMENT AND PROSPECTUS IS DATED
          , 2003. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT AND PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT AND PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF BANCTRUST COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

By order of the Board of Directors,         By order of the Board of Directors,
CommerceSouth, Inc.                         BancTrust Financial Group, Inc.
Greg B. Faison                              F. Michael Johnson
President and CEO                           Secretary

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                              COMMERCESOUTH, INC.
                                      AND
                        BANCTRUST FINANCIAL GROUP, INC.
                                  DATED AS OF
                                 JULY 23, 2003

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
AGREEMENT AND PLAN OF MERGER................................   A-1
Preamble....................................................   A-1
DEFINITIONS.................................................   A-1
ARTICLE ONE.................................................   A-6
  TRANSACTIONS AND TERMS OF MERGER..........................   A-6
     1.1  Merger............................................   A-6
     1.2  Time and Place of Closing.........................   A-6
     1.3  Effective Time....................................   A-6
ARTICLE TWO.................................................   A-6
  TERMS OF MERGER...........................................   A-6
     2.1  Articles of Incorporation.........................   A-6
     2.2  Bylaws............................................   A-7
     2.3  Directors and Officers............................   A-7
ARTICLE THREE...............................................   A-7
  MANNER OF CONVERTING SHARES...............................   A-7
     3.1  Conversion of Shares..............................   A-7
     3.2  Anti-Dilution Provisions..........................   A-8
     3.3  Shares Held by CommerceSouth or BancTrust.........   A-8
     3.4  Dissenting Shareholders...........................   A-8
     3.5  Fractional Shares.................................   A-8
ARTICLE FOUR................................................   A-8
  EXCHANGE OF SHARES........................................   A-8
     4.1  Exchange Procedures...............................   A-8
     4.2  Rights of Former CommerceSouth Shareholders.......   A-9
ARTICLE FIVE................................................   A-9
  REPRESENTATIONS AND WARRANTIES OF COMMERCESOUTH...........   A-9
     5.1  Organization, Standing, and Power.................   A-9
     5.2  Authority; No Breach By Agreement.................  A-10
     5.3  Capital Stock.....................................  A-10
     5.4  CommerceSouth Subsidiaries........................  A-10
     5.5  Financial Statements..............................  A-11
     5.6  Absence of Undisclosed Liabilities................  A-11
     5.7  Absence of Certain Changes or Events..............  A-11
     5.8  Tax Matters.......................................  A-12
     5.9  Allowance for Possible Loan Losses................  A-12
     5.10 Assets............................................  A-12
     5.11 Environmental Matters.............................  A-13
     5.12 Compliance with Laws..............................  A-13
     5.13 Labor Relations...................................  A-13
     5.14 Employee Benefit Plans............................  A-14
     5.15 Material Contracts................................  A-15
     5.16 Legal Proceedings.................................  A-15
     5.17 Statements True and Correct.......................  A-16

                                                              PAGE
                                                              ----
     5.18 Tax and Regulatory Matters........................  A-16
     5.19 Charter Provisions................................  A-16
     5.20 State Takeover Laws...............................  A-16
     5.21 Disclosure Memorandum.............................  A-16
     5.22 Reports...........................................  A-17
ARTICLE SIX.................................................  A-17
  REPRESENTATIONS AND WARRANTIES OF BANCTRUST...............  A-17
     6.1  Organization, Standing, and Power.................  A-17
     6.2  Authority; No Breach By Agreement.................  A-17
     6.3  Reports...........................................  A-18
     6.4  Capital Stock.....................................  A-18
     6.5  Financial Statements..............................  A-18
     6.6  Absence of Undisclosed Liabilities................  A-18
     6.7  Absence of Material Adverse Change................  A-18
     6.8  Subsidiaries......................................  A-19
     6.9  Legal Proceedings.................................  A-19
     6.10 Statements True and Correct.......................  A-19
     6.11 Environmental Matters.............................  A-19
     6.12 Tax and Regulatory Matters........................  A-20
     6.13 Form S-4..........................................  A-20
     6.14 Defined Benefit Plan Funding......................  A-20
     6.15 Tax Matters.......................................  A-20
     6.16 Assets............................................  A-21
     6.17 Compliance with Laws..............................  A-21
ARTICLE SEVEN...............................................  A-21
  CONDUCT OF BUSINESS PENDING CONSUMMATION..................  A-21
     7.1  Covenants of Both Parties.........................  A-21
     7.2  Negative Covenants of CommerceSouth...............  A-22
     7.3  Covenants of BancTrust............................  A-23
     7.4  Adverse Changes in Condition......................  A-23
     7.5  Reports...........................................  A-23
ARTICLE EIGHT...............................................  A-24
  ADDITIONAL AGREEMENTS.....................................  A-24
     8.1  Registration Statement; Proxy Statement;
      Shareholder Approval; Indemnification.................  A-24
     8.2  Exchange Listing..................................  A-24
     8.3  Applications......................................  A-24
     8.4  Filings with State Offices........................  A-24
     8.5  Agreement as to Efforts to Consummate.............  A-24
     8.6  Investigation and Confidentiality.................  A-24
     8.7  Press Releases....................................  A-25
     8.8  Certain Actions...................................  A-25
     8.9  Tax Treatment.....................................  A-25
     8.10 State Takeover Laws...............................  A-25
     8.11 Charter Provisions................................  A-26

                                                              PAGE
                                                              ----
     8.12 Agreement of Affiliates...........................  A-26
     8.13 Compensation and Employee Benefits................  A-26
     8.14 Indemnification...................................  A-28
ARTICLE NINE................................................  A-28
  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.........  A-28
     9.1  Conditions to Obligations of Each Party...........  A-28
     9.2  Conditions to Obligations of BancTrust............  A-29
     9.3  Conditions to Obligations of CommerceSouth........  A-30
ARTICLE TEN.................................................  A-31
  TERMINATION...............................................  A-31
     10.1 Termination.......................................  A-31
     10.2 Effect of Termination.............................  A-32
     10.3 Termination of Representations and Covenants......  A-32
     10.4 Termination Fee...................................  A-32
ARTICLE ELEVEN..............................................  A-32
  MISCELLANEOUS.............................................  A-32
     11.1 Expenses..........................................  A-32
     11.2 Brokers and Finders...............................  A-32
     11.3 Entire Agreement..................................  A-32
     11.4 Amendments........................................  A-33
     11.5 Waivers...........................................  A-33
     11.6 Assignment........................................  A-33
     11.7 Notices...........................................  A-33
     11.8 Governing Law.....................................  A-34
     11.9 Counterparts......................................  A-34
     11.10 Captions.........................................  A-34
     11.11 Interpretations..................................  A-34
     11.12 Intentionally Omitted............................  A-34
     11.13 Severability.....................................  A-34
     11.14 Attorneys' Fees..................................  A-34

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of July 23, 2003 by and between COMMERCESOUTH, INC. ("COMMERCESOUTH"), a corporation organized and existing under the laws of the State of Delaware, with its principal office located in Eufaula, Alabama, and BANCTRUST FINANCIAL GROUP, INC. ("BANCTRUST"), a corporation organized and existing under the laws of the State of Alabama, with its principal office located in Mobile, Alabama.

                                    PREAMBLE

     The Boards of Directors of CommerceSouth and BancTrust are of the opinion that the transactions described herein are in the best interests of the Parties and their respective shareholders. This Agreement provides for the merger of CommerceSouth with and into BancTrust. At the effective time of such merger, the outstanding shares of the capital stock of CommerceSouth shall be converted into the right to receive cash and shares of the common stock of BancTrust (except as provided herein). As a result, shareholders of CommerceSouth shall become shareholders of BancTrust and the subsidiaries of CommerceSouth shall continue to conduct their respective businesses and operations as subsidiaries of BancTrust. The transactions described in this Agreement are subject to the approvals of the shareholders of CommerceSouth and BancTrust, the Board of Governors of the Federal Reserve System and certain state regulatory authorities, and to the satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

     As a condition and inducement to BancTrust's willingness to enter into this Agreement, each of CommerceSouth's directors is executing and delivering to BancTrust an agreement in substantially the form of Exhibit 1 (a "SUPPORT AGREEMENT").

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the Parties agree as follows:

                                  DEFINITIONS

     Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

          "ABCA" shall mean the Alabama Business Corporation Act.

          "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

          "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference. References to "the date of this Agreement," "the date hereof" and words of similar import shall refer to the date this Agreement was first executed, July 23, 2003.

          "ALLOWANCE" shall have the meaning provided in Section 5.9 of this Agreement.

          "ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by BancTrust and filed with the Secretary of State of the State of Alabama relating to the Merger as contemplated by Section 1.1 of this Agreement.

          "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "BANCTRUST COMMON STOCK" shall mean the $.01 par value common stock of BancTrust.

          "BANCTRUST COMPANIES" shall mean, collectively, BancTrust and all BancTrust Subsidiaries.

          "BANCTRUST DISCLOSURE MEMORANDUM" shall mean the written information entitled "BancTrust Disclosure Memorandum" delivered prior to the date of this Agreement to CommerceSouth describing in reasonable detail the matters contained therein.

          "BANCTRUST FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules) of BancTrust as of March 31, 2003 (unaudited) and December 31, 2002 (audited), and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules) for the three (3) months ended March 31, 2003 (unaudited) and the year ended December 31, 2002 (audited), as delivered by BancTrust to CommerceSouth, and (ii) the consolidated balance sheets of BancTrust (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) delivered by BancTrust to CommerceSouth with respect to periods ended subsequent to March 31, 2003.

          "BANCTRUST SUBSIDIARIES" shall mean the Subsidiaries of BancTrust and any corporation, bank, savings association, or other organization acquired as a Subsidiary of BancTrust in the future and owned by BancTrust at the Effective Time.

          "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

          "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by the Surviving Corporation and filed with the Secretary of State of the State of Delaware relating to the Merger as contemplated by Section
     1.1 of this Agreement.

          "CLOSING" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

          "COMMERCESOUTH BENEFIT PLANS" shall have the meaning set forth in
     Section 5.14 of this Agreement.

          "COMMERCESOUTH COMMON STOCK" shall mean the $1.00 par value common stock of CommerceSouth.

          "COMMERCESOUTH COMPANIES" shall mean, collectively, CommerceSouth and all CommerceSouth Subsidiaries.

          "COMMERCESOUTH DISCLOSURE MEMORANDUM" shall mean the written information entitled "CommerceSouth Disclosure Memorandum" delivered prior to the date of this Agreement to BancTrust describing in reasonable detail the matters contained therein.

          "COMMERCESOUTH FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules) of CommerceSouth as of March 31, 2003 (unaudited) and December 31, 2002 (audited), and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules) for the three (3) months ended March 31, 2003 (unaudited) and the year ended December 31, 2002 (audited), as delivered by CommerceSouth to BancTrust, and (ii) the consolidated balance sheets of CommerceSouth (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) delivered by CommerceSouth to BancTrust with respect to periods ended subsequent to March 31, 2003.

          "COMMERCESOUTH REPRESENTATIVES" shall have the meaning set forth in
     Section 8.8(a) of this Agreement.

          "COMMERCESOUTH SUBSIDIARIES" shall mean the Subsidiaries of CommerceSouth, which shall include the CommerceSouth Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of CommerceSouth in the future and owned by CommerceSouth at the Effective Time.

          "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "CREDITOR'S LAWS" shall have the meaning provided in Section 5.2(a) of this Agreement.

          "DGCL" shall mean the Delaware General Corporation Law.

          "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or
     (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

          "EFFECTIVE TIME" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

          "ENVIRONMENTAL LAWS" shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment.

          "EQUITABLE DISCRETION" shall have the meaning provided in Section 5.2(a) of this Agreement.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall have the meaning provided in Section 5.14 of this Agreement.

          "ERISA PLAN" shall have the meaning provided in Section 5.14 of this Agreement.

          "EXCHANGE AGENT" shall have the meaning provided in Section 4.1 of this Agreement.

          "EXCHANGE RATIO" shall have the meaning given such term in Section 3.1 hereof.

          "EXHIBITS" 1 through 5, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to requirements of governmental authorities and any polychlorinated biphenyls).

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "KNOWLEDGE" as used with respect to a Person shall mean the actual Knowledge of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, General Counsel, if any, any Assistant or Deputy General Counsel, if any, or any Senior or Executive Vice President of such Person.

          "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

          "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

          "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "LOAN PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "MARKET PRICE," when used with reference to BancTrust Common Stock, shall mean the per share average Market Value during the Valuation Period.

          "MARKET VALUE," when used with reference to BancTrust Common Stock, shall mean the per share average of the closing bid and closing ask price as reported by Nasdaq, adjusted for the effect of any stock split, stock dividend or other similar recapitalization between the date hereof and the Effective Time.

          "MATERIAL" and derivations thereof for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine Materiality in that instance.

          "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change or occurrence which has a material adverse impact on (i) the financial position or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (w) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (x) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (y) changes resulting from changes in interest rates and/or general economic conditions, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties (including without limitation, the payment of any fees or costs in connection with this Agreement and the transactions contemplated hereby).

          "MERGER" shall mean the merger of CommerceSouth with and into BancTrust referred to in Section 1.1 of this Agreement.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "NASDAQ" shall mean the Nasdaq Stock Market, Inc.

          "1933 ACT" shall mean the Securities Act of 1933, as amended.

          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

          "PARTICIPATION FACILITY" shall mean any facility in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator or such property, but only with respect to such property.

          "PARTY" shall mean either CommerceSouth or BancTrust, and "PARTIES" shall mean both CommerceSouth and BancTrust.

          "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

          "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "PREVIOUSLY DISCLOSED" shall mean information delivered in the CommerceSouth Disclosure Memorandum or the BancTrust Disclosure Memorandum, as applicable.

          "PROXY STATEMENT" shall mean the joint proxy statement used by each of CommerceSouth and BancTrust to solicit the approval of its shareholders of the transactions contemplated by this Agreement and shall include the prospectus used by BancTrust in connection with the issuance of BancTrust Common Stock to holders of CommerceSouth Common Stock and which shall be filed with the SEC as part of the Registration Statement.

          "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by BancTrust under the 1933 Act in connection with the transactions contemplated by this Agreement.

          "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SEC DOCUMENTS" shall mean all reports and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "SHAREHOLDERS' MEETINGS" shall mean the respective meetings of the shareholders of BancTrust and CommerceSouth to be held pursuant to Section
     8.1 of this Agreement, including any adjournment or adjournments thereof.

          "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

          "SURVIVING CORPORATION" shall mean BancTrust as the surviving corporation resulting from the Merger.

          "TAKEOVER LAWS" shall have the meaning provided in Section 5.20.

          "TAXES" shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

          "TRADING DAY" shall mean a day on which the Small Cap Market of Nasdaq is open for trading activities.

          "VALUATION PERIOD" shall mean the period of twenty (20) consecutive Trading Days ending on the Trading Day preceding by two Trading Days the Effective Time.

                                  ARTICLE ONE
                        TRANSACTIONS AND TERMS OF MERGER

     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, CommerceSouth shall be merged with and into BancTrust in accordance with the provisions of Article 11 of the ABCA and Section 252 of the DGCL and with the effect provided in Section 11.06 of the ABCA and Sections 259 and 261 of the DGCL (the "MERGER"). BancTrust shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Alabama. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of CommerceSouth and BancTrust.

     1.2 Time and Place of Closing. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of Closing shall be at the offices of Hand Arendall, L.L.C., Mobile, Alabama, or such other place as may be mutually agreed upon by the Parties.

     1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger become effective with the Secretary of State of the State of Alabama and the Certificate of Merger becomes effective with the Secretary of State of the State of Delaware (the "EFFECTIVE TIME"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur as soon as practicable after the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of CommerceSouth and BancTrust approve this Agreement to the extent such approval is required by applicable Law, or such later date within thirty (30) days thereof as may be specified by BancTrust.

                                  ARTICLE TWO

                                TERMS OF MERGER

     2.1 Articles of Incorporation. The Articles of Incorporation of BancTrust in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation immediately following the Effective Time until otherwise amended or repealed.

     2.2 Bylaws. The Bylaws of BancTrust in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation immediately following the Effective Time until otherwise amended or repealed.

     2.3 Directors and Officers. The directors of BancTrust in office immediately prior to the Effective Time, together with five current directors of CommerceSouth to be mutually selected by CommerceSouth and BancTrust and named in the Proxy Statement (subject to the receipt of the consent of any individual to be so named), shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. BancTrust's current intention is to significantly reduce the size of its Board of Directors over the next twenty-four (24) months; however, BancTrust agrees that such reduction would not reduce the number of current CommerceSouth directors serving on BancTrust's Board below four (4) during the twenty-four (24) month period following the Merger. Following the Merger, the directors of the Surviving Corporation shall select at least one current director of CommerceSouth who is elected to serve on the Surviving Corporation's Board to serve on the executive committee of the Surviving Corporation's Board. The officers of BancTrust in office immediately prior to the Effective Time, together with Pete Knowles, who shall be appointed to serve as CEO, or its equivalent, of the Surviving Corporation's Florida banks promptly after the Effective Time, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                 ARTICLE THREE

                          MANNER OF CONVERTING SHARES

     3.1 Conversion of Shares. Subject to the provisions of this Article Three, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of BancTrust Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of CommerceSouth Common Stock (excluding shares described in Section 3.1(c), shares to be canceled pursuant to Section 3.3 of this Agreement and shares held by shareholders who perfect their dissenters' rights of appraisal as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for $12.75 in cash and the right to receive the number of shares (rounded to the nearest hundredth of a share) of BancTrust Common Stock having a Market Price equal to $12.75 (the "EXCHANGE RATIO"); provided that, if the Market Price of BancTrust Common Stock is greater than $17.00 or less than $14.00, the Exchange Ratio shall be determined as follows:

             (i) If the Market Price of BancTrust Common Stock is below $14.00, the Exchange Ratio will be .9107 shares of BancTrust Common Stock for each share of CommerceSouth Common Stock.

             (ii) If the Market Price of BancTrust Common Stock is above $17.00, the Exchange Ratio will be .7500 shares of BancTrust Common Stock for each share of CommerceSouth Common Stock.

             (iii) If the Market Price of BancTrust Common Stock is less than $13.00 or more than $18.00, then the Parties shall have the right to renegotiate the Exchange Ratio, and, if either Party exercises its right of renegotiation under this Section 3.1(b)(iii) and the Parties are unable to agree on an alternative Exchange Ratio within thirty (30) days of notice of the exercise of this right, either Party shall have the right to terminate this Agreement.

          (c) Four (4) executives of CommerceSouth (the "NQO SHAREHOLDERS"), who are all listed in the CommerceSouth Disclosure Memorandum and have executed an Agreement With Respect to Option Stock (the "OPTION STOCK AGREEMENT") in the form attached hereto as Exhibit 2, hold nonqualified options to purchase 199,500 shares of CommerceSouth Common Stock, which options were issued pursuant to CommerceSouth's 1994 Stock Option Plan. Each share of CommerceSouth Common Stock resulting from the exercise of said options and owned by the NQO Shareholder who exercised the related option at the

     Effective Time (the "NQO Shares") shall be converted into and exchanged for an amount of cash per share equal to $12.75 plus cash equal to the product of the Exchange Ratio times the Market Price of a share of BancTrust Common Stock. This Section 3.1(c) shall not apply to any shares of CommerceSouth Common Stock other than the NQO Shares, even if such shares are owned by an NQO Shareholder.

     3.2 Anti-Dilution Provisions. If CommerceSouth changes the number of shares of CommerceSouth Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the Effective Date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall, to the extent necessary, be proportionately adjusted. If BancTrust changes the number of shares of BancTrust Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the Effective Date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall, to the extent necessary, be proportionately adjusted.

     3.3 Shares Held by CommerceSouth or BancTrust. Each of the shares of CommerceSouth Common Stock held by any CommerceSouth Company or by any BancTrust Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

     3.4 Dissenting Shareholders. Any holder of shares of CommerceSouth Common Stock or BancTrust Common Stock who perfects his dissenters' rights of appraisal in accordance with and as contemplated by Section 262 of the DGCL or Article 13 of the ABCA, as applicable, shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the DGCL or ABCA, as applicable, and surrendered to the Surviving Corporation the certificate or certificates representing the shares for which payment is being made. If after the Effective Time a dissenting shareholder of CommerceSouth fails to perfect, or effectively withdraws or loses, his or her right to appraisal and of payment for his or her shares, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of CommerceSouth Common Stock is entitled under this Article Three (without interest) upon surrender by such holder of the certificate or certificates representing shares of CommerceSouth Common Stock held by such holder.

     3.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of CommerceSouth Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of BancTrust Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of BancTrust Common Stock multiplied by the Market Price of one share of BancTrust Common Stock. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                                  ARTICLE FOUR

                               EXCHANGE OF SHARES

     4.1 Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the exchange agent selected by it (the "EXCHANGE AGENT") to mail to the former shareholders of CommerceSouth appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of CommerceSouth Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of CommerceSouth Common Stock (other than shares to be canceled pursuant to Section
3.3 of this Agreement or as to which dissenters' rights of appraisal have been perfected as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of the shares of BancTrust Common Stock received (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of shares of CommerceSouth Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of BancTrust Common Stock to which such holder may be otherwise entitled (without interest). The Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of CommerceSouth Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of CommerceSouth Common Stock for exchange as provided in this
Section 4.1. The certificate or certificates of CommerceSouth Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of CommerceSouth Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 Rights of Former CommerceSouth Shareholders. At the Effective Time, the stock transfer books of CommerceSouth shall be closed as to holders of CommerceSouth Common Stock immediately prior to the Effective Time and no transfer of CommerceSouth Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of CommerceSouth Common Stock ("COMMERCESOUTH CERTIFICATE"), other than shares to be canceled pursuant to Sections 3.3 and 3.4 of this Agreement, shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of CommerceSouth shall be entitled to vote after the Effective Time at any meeting of Surviving Corporation shareholders the number of whole shares of BancTrust Common Stock into which their respective shares of CommerceSouth Common Stock are converted, regardless of whether such holders have exchanged their CommerceSouth Certificates for certificates representing BancTrust Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Surviving Corporation on the BancTrust Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement. Notwithstanding the preceding sentence, any person holding any CommerceSouth Certificate at or after six (6) months after the Effective Time (the "CUTOFF") shall not be entitled to receive any dividend or other distribution payable after the Cutoff to holders of BancTrust Common Stock, which dividend or other distribution is attributable to such person's BancTrust Common Stock represented by said CommerceSouth Certificate held after the Cutoff, until such person surrenders said CommerceSouth Certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such CommerceSouth Certificate, both the BancTrust Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and any undelivered cash payments to be paid as consideration under Section 3.1(b) or for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such CommerceSouth Certificate.

                                  ARTICLE FIVE

                REPRESENTATIONS AND WARRANTIES OF COMMERCESOUTH

     CommerceSouth hereby represents and warrants to BancTrust as follows:

     5.1 Organization, Standing, and Power. CommerceSouth is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Material Assets. CommerceSouth is duly qualified or licensed to transact business as a foreign corporation in good standing in Alabama and in the other States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed and in which the failure to be so qualified or licensed would be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect on CommerceSouth. CommerceSouth has delivered to BancTrust complete and correct copies of its Certificate of

Incorporation and Bylaws and the articles of incorporation, bylaws and other, similar governing instruments of each of its Subsidiaries, in each case as amended through the date hereof.

     5.2  Authority; No Breach By Agreement.

     (a) CommerceSouth has the corporate power and authority necessary to execute, deliver and, subject to Article Nine hereof, perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CommerceSouth, subject to the approval of this Agreement by the holders of CommerceSouth Common Stock in accordance with the DGCL. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of CommerceSouth, enforceable against CommerceSouth in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally ("CREDITOR'S LAWS") and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought ("EQUITABLE DISCRETION")).

     (b) Neither the execution and delivery of this Agreement by CommerceSouth, nor the consummation by CommerceSouth of the transactions contemplated hereby, nor compliance by CommerceSouth with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of CommerceSouth's Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any CommerceSouth Company under, any Contract or Permit of any CommerceSouth Company, where any failure to obtain such Consent is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CommerceSouth, or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any CommerceSouth Company or any of their respective Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by CommerceSouth of the Merger and the other transactions contemplated in this Agreement.

     5.3  Capital Stock.

     (a) The authorized capital stock of CommerceSouth consists only of 5,000,000 shares of voting common stock, par value $1.00, and 50,000 shares of preferred stock, par value $.10, of which 2,641,293 shares of voting common stock are issued and outstanding and no shares of preferred stock are issued and outstanding. All of the issued and outstanding shares of capital stock of CommerceSouth are duly and validly issued and outstanding and are fully paid and nonassessable under the DGCL. None of the outstanding shares of capital stock of CommerceSouth has been issued in violation of any preemptive rights of the current or past shareholders of CommerceSouth.

     (b) There are no other shares of capital stock or other equity securities of CommerceSouth outstanding and, except as Previously Disclosed, no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of CommerceSouth or contracts, commitments, understandings, or arrangements by which CommerceSouth is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

     5.4 CommerceSouth Subsidiaries. CommerceSouth has Previously Disclosed all of the CommerceSouth Subsidiaries as of the date of this Agreement. Except as Previously Disclosed, CommerceSouth or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each CommerceSouth Subsidiary. No equity securities of any CommerceSouth Subsidiary are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any CommerceSouth Subsidiary is bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any CommerceSouth Company is or may be bound to transfer any shares of the capital stock of any CommerceSouth Subsidiary. There are no Contracts relating to the rights of any CommerceSouth Company to vote or to dispose of any shares of the capital stock of any CommerceSouth Subsidiary. All of the shares of capital stock of each CommerceSouth Subsidiary held by a CommerceSouth Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the CommerceSouth Company free and clear of any Lien, except that 175,000 shares of the common stock of CommerceSouth Bank, Florida and 1,000 shares of the common stock of CommerceSouth Bank, Alabama are pledged to SunTrust to secure a line of credit, which currently has no outstanding balance. Each CommerceSouth Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each CommerceSouth Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed and in which the failure to be so qualified or licensed would be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect on CommerceSouth. Each CommerceSouth Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder; and the businesses of any non-bank subsidiaries of CommerceSouth are permitted to subsidiaries of registered bank holding companies.

     5.5 Financial Statements. CommerceSouth has delivered or made available to BancTrust prior to the execution of this Agreement copies of all CommerceSouth Financial Statements for periods ended March 31, 2003 and December 31, 2002 and will deliver or make available to BancTrust copies of all CommerceSouth Financial Statements prepared subsequent to the date hereof. The CommerceSouth Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the CommerceSouth Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (ii) present or will present, as the case may be, fairly the consolidated financial position of the CommerceSouth Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the CommerceSouth Companies for the periods indicated, all in accordance with GAAP. The foregoing representations, insofar as they relate to the unaudited interim financial statements of CommerceSouth for the three months ended March 31, 2003 and subsequent unaudited interim financial statements, are subject in all cases to normal recurring year-end adjustments and the omission of footnote disclosure.

     5.6 Absence of Undisclosed Liabilities. No CommerceSouth Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CommerceSouth, except Liabilities which have been Previously Disclosed or are accrued or reserved against in the consolidated balance sheets of CommerceSouth as of March 31, 2003, included in the CommerceSouth Financial Statements or reflected in the notes thereto. No CommerceSouth Company has incurred or paid any Liability since March 31, 2003, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CommerceSouth.

     5.7 Absence of Certain Changes or Events. Since March 31, 2003, except as disclosed in the CommerceSouth Financial Statements or as Previously Disclosed,
(i) there have been no events, changes or occurrences which have had, or are reasonably likely to have had, individually or in the aggregate, a Material Adverse Effect on CommerceSouth, and (ii) the CommerceSouth Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of CommerceSouth provided in Article Seven of this Agreement.

     5.8  Tax Matters.

     (a) All Tax returns required to be filed by or on behalf of any of the CommerceSouth Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2002, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time. All Tax returns filed are complete and accurate in all Material respects. All Taxes shown on filed returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the CommerceSouth Financial Statements delivered prior to the date of this Agreement or as Previously Disclosed. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) None of the CommerceSouth Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) Adequate provision for any Taxes due or to become due for any of the CommerceSouth Companies for the period or periods through and including the date of the respective CommerceSouth Financial Statements has been made and is reflected on such CommerceSouth Financial Statements.

     (d) Deferred Taxes of the CommerceSouth Companies have been provided for in accordance with GAAP.

     (e) CommerceSouth is in compliance with, and its records contain the information and documents (including properly completed IRS Forms W-9) necessary to comply with applicable information reporting and Tax Withholding Requirements under federal, state and local Tax Laws in all Material respects, and such records identify the accounts subject to backup withholding under sec. 3406 of the Internal Revenue Code.

     (f) None of the CommerceSouth Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

     5.9 Allowance for Possible Loan Losses. The allowance for possible loan or credit losses (the "ALLOWANCE") shown on the consolidated balance sheets of CommerceSouth included in the most recent CommerceSouth Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of CommerceSouth included in the CommerceSouth Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to reasonably anticipated risk inherent in the loan and lease portfolios (including accrued interest receivables) of the CommerceSouth Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the CommerceSouth Companies as of the dates thereof.

     5.10 Assets. Except as Previously Disclosed or as disclosed or reserved against in the CommerceSouth Financial Statements, the CommerceSouth Companies have good and indefeasible title, free and clear of all Liens, to all of their respective Assets that are Material to the business of the CommerceSouth Companies. All tangible properties used in the businesses of the CommerceSouth Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with CommerceSouth's past practices. All Assets which are Material to CommerceSouth's business on a consolidated basis, held under leases or subleases by any of the CommerceSouth Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by Creditor's Laws and Equitable Discretion), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the CommerceSouth Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the CommerceSouth Companies is a named insured are reasonably sufficient. The Assets of the CommerceSouth Companies include all assets required to operate the business of the CommerceSouth Companies as presently conducted.

     5.11  Environmental Matters.

     (a) Each CommerceSouth Company, its Participation Facilities, and, to its knowledge, its Loan Properties are, and have been, in compliance with all Environmental Laws, except where instances of noncompliance, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on CommerceSouth.

     (b) There is, to CommerceSouth's Knowledge, no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any CommerceSouth Company or any of its Participation Facilities has been or, to its Knowledge with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by any CommerceSouth Company or any of its Participation Facilities.

     (c) There is, to CommerceSouth's Knowledge, no Litigation pending or threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or CommerceSouth in respect of such Loan Property) has been or may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under or involving a Loan Property.

     (d) To the Knowledge of CommerceSouth, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c).

     (e) Except as Previously Disclosed, during the period of (i) any CommerceSouth Company's ownership or operation of any of their respective current properties, (ii) any CommerceSouth Company's participation in the management of any Participation Facility, or (iii) any CommerceSouth Company's holding of a security interest in a Loan Property, there have been, to CommerceSouth's Knowledge with respect to (ii) and (iii), no releases of Hazardous Material in, on, under or affecting such properties. Except as Previously Disclosed, prior to the period of (i) any CommerceSouth Company's ownership or operation of any of their respective current properties, (ii) any CommerceSouth Company's participation in the management of any Participation Facility, or (iii) any CommerceSouth Company's holding of a security interest in a Loan Property, to the Knowledge of CommerceSouth, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan Property.

     5.12 Compliance with Laws. CommerceSouth is duly registered as a bank holding company under the BHC Act. Each CommerceSouth Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. Except as Previously Disclosed, none of the CommerceSouth Companies:

          (a) Is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business which would be likely to have, individually or in the aggregate, a Material Adverse Effect on CommerceSouth; or

          (b) Has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any CommerceSouth Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces (ii) threatening to revoke any Permits or (iii) requiring any CommerceSouth Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts Materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.13 Labor Relations. No CommerceSouth Company is the subject of any Litigation asserting that it or any other CommerceSouth Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other CommerceSouth Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any CommerceSouth Company, pending or threatened, or to its Knowledge, is there any activity involving any CommerceSouth Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14  Employee Benefit Plans.

     (a) CommerceSouth has delivered or made available to BancTrust prior to the execution of this Agreement copies of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any CommerceSouth Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "COMMERCESOUTH BENEFIT PLANS"). Any of the CommerceSouth Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "COMMERCESOUTH ERISA PLAN." Each CommerceSouth ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "COMMERCESOUTH PENSION PLAN." Neither CommerceSouth nor any CommerceSouth Company has an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in Sections 4001(a)(3) and 3(37)(A) of ERISA).

     (b) CommerceSouth has delivered or made available to BancTrust prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for the CommerceSouth Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such CommerceSouth Benefit Plans or amendments, all determination letters, material rulings, material opinion letters, material information letters or material advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation, (iii) annual reports or returns, audited or unaudited financial statements, actuarial evaluations and reports, and summary annual reports prepared for any CommerceSouth Benefit Plan with respect to the most recent plan year, and (iv) the most recent summary plan descriptions and any material modifications thereto.

     (c) All CommerceSouth Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CommerceSouth. Each CommerceSouth ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service or is within the remedial amendment period set forth in
Section 401(b) of the Internal Revenue Code for receipt thereof, and CommerceSouth is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Without limiting the generality of the foregoing, CommerceSouth has amended or will timely amend within the prescribed remedial amendment period for same if such remedial amendment period ends prior to the Effective Time, each CommerceSouth ERISA Plan requiring amendment to comply with The Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the IRS Restructuring and Reform Act of 1998 (collectively known as "GUST"), the Community Renewal Tax Relief Act, and the Economic Growth and Tax Relief Act of 2001 ("EGTTRA"). No CommerceSouth Company has engaged in a transaction with respect to any CommerceSouth Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any CommerceSouth Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on CommerceSouth.

     (d) No CommerceSouth Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position of any CommerceSouth Pension Plan, (ii) no change in the actuarial assumptions with respect to any CommerceSouth Pension Plan, and (iii) no increase in benefits under any CommerceSouth Pension Plan as a result of plan amendments or changes in applicable Law. Neither any CommerceSouth Pension Plan nor any "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any CommerceSouth Company, or the single-employer plan of any entity which is considered one employer with CommerceSouth under Section 4001 of ERISA or
Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA AFFILIATE") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on CommerceSouth. No CommerceSouth Company has provided, or is required to provide, security to a CommerceSouth Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     (e) CommerceSouth does not participate currently nor has it ever participated in a multiemployer plan under the Subtitle B of Title IV or ERISA (regardless of whether based on contributions of an ERISA Affiliate). No Material Liability under Subtitle C or D of Title IV or ERISA has been or is expected to be incurred by any CommerceSouth Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No CommerceSouth Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV or ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any CommerceSouth Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (f) Except as Previously Disclosed, (i) no CommerceSouth Company has any obligations for retiree health and life benefits under any of the CommerceSouth Benefit Plans except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 and (ii) there are no restrictions on the rights of such CommerceSouth Company to amend or terminate any such Plan without incurring any Liability thereunder.

     (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any CommerceSouth Company from any CommerceSouth Company under any CommerceSouth Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any CommerceSouth Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, except for accelerated vesting of certain stock options under outstanding stock option agreements.

     5.15 Material Contracts. Except as Previously Disclosed or otherwise reflected in the CommerceSouth Financial Statements, none of the CommerceSouth Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract with any Person, (ii) any Contract relating to the borrowing of money by any CommerceSouth Company or the guarantee by any CommerceSouth Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business),
(iii) any Contracts between or among CommerceSouth Companies; and (iv) any other Contract or amendment thereto that requires any CommerceSouth Company to make payments aggregating $10,000 or more in any 12-month period (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "COMMERCESOUTH CONTRACTS"). None of the CommerceSouth Companies is in Default under any CommerceSouth Contract. All of the indebtedness of any CommerceSouth Company for money borrowed is prepayable at any time by such CommerceSouth Company without penalty or premium.

     5.16 Legal Proceedings. Except as Previously Disclosed, there is no Litigation instituted or pending, or, to the Knowledge of CommerceSouth, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any CommerceSouth Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CommerceSouth, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any CommerceSouth Company that are reasonably likely to have, individually or in the aggregate, a material Adverse Effect on CommerceSouth.

     5.17 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished for inclusion in the Proxy Statement by any CommerceSouth Company or any Affiliate thereof to BancTrust pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any CommerceSouth Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by BancTrust with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any CommerceSouth Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to CommerceSouth's shareholders and BancTrust's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by a CommerceSouth Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of CommerceSouth, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any CommerceSouth Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     5.18 Tax and Regulatory Matters. CommerceSouth has not, and to CommerceSouth's Knowledge, no CommerceSouth Company or any Affiliate thereof has taken any action, and CommerceSouth has no Knowledge of any fact or circumstance, that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.19 Charter Provisions. Each CommerceSouth Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles or Certificate of Incorporation, Bylaws or other governing instruments of any CommerceSouth Company or restrict or impair the ability of the Surviving Corporation to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any CommerceSouth Company that may be acquired or controlled by it.

     5.20 State Takeover Laws. Each CommerceSouth Company has taken all necessary action to exempt the transactions contemplated by this Agreement from all applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations (collectively, "TAKEOVER LAWS"), if any.

     5.21 Disclosure Memorandum. On or before the date hereof, CommerceSouth has delivered to BancTrust the CommerceSouth Disclosure Memorandum setting forth, among other things, exceptions to any and all of its representations and warranties in Article Five. While CommerceSouth has used its reasonable best efforts to identify in the Disclosure Memorandum the particular representation or warranty to which each such disclosure or exception relates, each such disclosure or exception shall be deemed disclosed for purposes of all representations and warranties in Article Five and the Disclosure Memorandum. The mere inclusion of an exception in the Disclosure Memorandum shall not be deemed an admission by CommerceSouth that such exception represents a matter that is Material for purposes of this Agreement.

     5.22 Reports. Since January 1, 1999, or the date of organization if later, each CommerceSouth Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CommerceSouth). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws. As of its respective date, or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing, each such report and document did not, in all Material respects, contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE SIX

                  REPRESENTATIONS AND WARRANTIES OF BANCTRUST

     BancTrust hereby represents and warrants to CommerceSouth as follows:

     6.1 Organization, Standing, and Power. BancTrust is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Alabama, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Material Assets. BancTrust is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed and in which the failure to be so qualified or licensed would be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect on BancTrust.

     6.2  Authority; No Breach By Agreement.

     (a) BancTrust has the corporate power and authority necessary to execute, deliver and, subject to Article Nine hereof, perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BancTrust, subject to the approval of this Agreement by the holders of BancTrust Common Stock in accordance with the ABCA. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of BancTrust, enforceable against BancTrust in accordance with its terms (except in all cases as such enforceability may be limited by Creditors' Laws and Equitable Discretion).

     (b) Neither the execution and delivery of this Agreement by BancTrust, nor the consummation by BancTrust of the transactions contemplated hereby, nor compliance by BancTrust with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any BancTrust Company under, any Contract or Permit of any BancTrust Company, where any failure to obtain such Consent is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancTrust, or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any BancTrust Company or any of their respective Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancTrust, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by BancTrust of the Merger and the other transactions contemplated in this Agreement.

     6.3 Reports. Since January 1, 1999, or the date of organization if later, each BancTrust Company has, except as Previously Disclosed, timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancTrust). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws. As of its respective date, or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing, each such report and document did not, in all Material respects, contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.4  Capital Stock.

     (a) The authorized capital stock of BancTrust consists of (A) 20,000,000 shares of Common Stock, $.01 par value per share, of which 8,740,907 shares (not counting additional shares subject to issue pursuant to stock option and other plans) are validly issued and outstanding, fully paid and nonassessable, and (B) 500,000 shares of Preferred stock, no par value per share, none of which are issued and outstanding. Shares of BancTrust Common Stock are not subject to preemptive rights. The shares of BancTrust Common Stock to be issued in the Merger are duly authorized and, when so issued, will be validly issued and outstanding, fully paid and nonassessable.

     (b) The authorized capital stock of each Subsidiary of BancTrust is validly issued and outstanding, fully paid and nonassessable, and each Subsidiary is wholly owned, directly or indirectly, by BancTrust.

     6.5 Financial Statements. BancTrust has delivered or made available to CommerceSouth prior to the execution of this Agreement copies of all BancTrust Financial Statements for periods ended March 31, 2003 and December 31, 2002 and will deliver or make available to CommerceSouth copies of all BancTrust Financial Statements prepared subsequent to the date hereof. The BancTrust Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the BancTrust Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (ii) present or will present, as the case may be, fairly the consolidated financial position of the BancTrust Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the BancTrust Companies for the periods indicated, all in accordance with GAAP. The foregoing representations, insofar as they relate to the unaudited interim financial statements of BancTrust for the three months ended March 31, 2003 and subsequent unaudited interim financial statements, are subject in all cases to normal recurring year-end adjustments and the omission of footnote disclosure.

     6.6 Absence of Undisclosed Liabilities. No BancTrust Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancTrust, except Liabilities which are accrued or reserved against in the consolidated balance sheets of BancTrust as of March 31, 2003, included in the BancTrust Financial Statements or reflected in the notes thereto. No BancTrust Company has incurred or paid any Liability since March 31, 2003, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancTrust.

     6.7 Absence of Material Adverse Change. Since the date of the most recent balance sheet provided under Section 6.5 above, (i) there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancTrust, (ii) no BancTrust Company has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of BancTrust provided in Article Seven of this Agreement, and (iii) the BancTrust Companies have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

     6.8 Subsidiaries. Each Subsidiary of BancTrust has been duly incorporated and is validly existing as a corporation or association in good standing under the Laws of the jurisdiction of its incorporation, and each Subsidiary has been duly qualified as a foreign corporation to transact business and is in good standing under the Laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification and in which the failure to be duly qualified could have a Material Adverse Effect upon BancTrust and its Subsidiaries considered as one enterprise; each of the banking Subsidiaries of BancTrust has its deposits fully insured by the Federal Deposit Insurance Corporation to the extent provided by the Federal Deposit Insurance Act; and the businesses of the non-bank Subsidiaries of BancTrust are permitted to subsidiaries of registered bank holding companies.

     6.9 Legal Proceedings. Except as disclosed in BancTrust's filings with the SEC, there is no litigation instituted or pending, or to BancTrust's Knowledge, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any BancTrust Company, or against any Material Asset, interest, or right of any BancTrust Company, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancTrust, nor are there any orders of any Regulatory Authorities, other governmental agencies, or arbitrators outstanding against any BancTrust Company that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancTrust.

     6.10 Statements True and Correct. No statement of any BancTrust Company or certificate of any BancTrust Company to CommerceSouth pursuant to this Agreement contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any BancTrust Company for inclusion in the Registration Statement to be filed by BancTrust with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be mailed to CommerceSouth's shareholders or BancTrust's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by BancTrust with the SEC, or any other Regulatory Authority in connection with the transactions contemplated hereby will, at the respective time such documents are filed and with respect to the Proxy Statement, when first mailed to the Shareholders of CommerceSouth, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that BancTrust is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     6.11  Environmental Matters.

     (a) BancTrust, its Participation Facilities, and, to its Knowledge, its Loan Properties, are, and have at all times been, in Material compliance with all Environmental Laws, except as Previously Disclosed and except where instances of noncompliance, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect on BancTrust.

     (b) There is, to BancTrust's Knowledge, no Litigation pending or threatened before any court, governmental agency or authority or other forum in which BancTrust or any of its Participation Facilities have been or may be named as a defendant (i) for alleged non-compliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by BancTrust or any of its Participation Facilities.

     (c) There is, to BancTrust's Knowledge, no Litigation pending or threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or BancTrust in respect to such Loan Property) have been or may be named as a defendant or potentially responsible party (i) for alleged non-compliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under or involving a Loan Property.

     (d) To BancTrust's Knowledge, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c).

     (e) Except as Previously Disclosed, during the period of (i) BancTrust's ownership or operation of any of its current properties, (ii) BancTrust's participation in the management of any Participation Facility, or (iii) BancTrust's holding of a security interest in a Loan Property, there have been, to BancTrust's Knowledge with respect to (ii) and (iii), no releases of Hazardous Material in, on, under or affecting such properties. Except as Previously Disclosed, prior to the period of (i) BancTrust's ownership or operation of any of its current properties, (ii) BancTrust's participation in the management of any Participation Facility, or (iii) BancTrust's holding of a security interest in a Loan Property, there were, to BancTrust's Knowledge, no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan Property. It is acknowledged by the Parties that BancTrust has made no additional inquiry in regard to the matters reflected in this Section 6.11 as to its Loan Properties for the purpose of making the representations and warranties contained herein.

     6.12 Tax and Regulatory Matters. BancTrust has not taken any action, and BancTrust has no Knowledge of any fact or circumstance, that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     6.13 Form S-4. The conditions for use of a registration statement on SEC Form S-4 set forth in the General Instructions on Form S-4 have been or will be satisfied with respect to BancTrust and the Registration Statement.

     6.14 Defined Benefit Plan Funding. BancTrust's "Retirement Plan for Employees of BancTrust," which is a defined benefit pension plan that has been closed to new participants, does not have any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Such plan does not have an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, which is reasonably likely to have a material adverse effect on BancTrust.

     6.15  Tax Matters.

     (a) All Tax returns required to be filed by or on behalf of any of the BancTrust Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2002, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time. All Tax returns filed are complete and accurate in all Material respects. All Taxes shown on filed returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the BancTrust Financial Statements delivered prior to the date of this Agreement or as Previously Disclosed. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) None of the BancTrust Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) Adequate provision for any Taxes due or to become due for any of the BancTrust Companies for the period or periods through and including the date of the respective BancTrust Financial Statements has been made and is reflected on such BancTrust Financial Statements.

     (d) Deferred Taxes of the BancTrust Companies have been provided for in accordance with GAAP.

     (e) BancTrust is in compliance with, and its records contain the information and documents (including properly completed IRS Forms W-9) necessary to comply with applicable information reporting and Tax Withholding Requirements under federal, state and local Tax Laws in all Material respects, and such records identify the accounts subject to backup withholding under sec. 3406 of the Internal Revenue Code.

     (f) None of the BancTrust Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

     6.16 Assets. Except as Previously Disclosed or as disclosed or reserved against in the BancTrust Financial Statements and to BancTrust's knowledge, the BancTrust Companies have good and indefeasible title, free and clear of all Liens, to all of their respective Assets that are Material to the business of the BancTrust Companies. All material tangible properties used in the businesses of the BancTrust Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with BancTrust's past practices. All Assets which are Material to BancTrust's business on a consolidated basis, held under leases or subleases by any of the BancTrust Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by Creditor's Laws and Equitable Discretion), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the BancTrust Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the BancTrust Companies is a named insured are reasonably sufficient. The Assets of the BancTrust Companies include all assets required to operate the business of the BancTrust Companies as presently conducted.

     6.17 Compliance with Laws. BancTrust is duly registered as a bank holding company under the BHC Act. Each BancTrust Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. Except as Previously Disclosed, none of the BancTrust Companies:

          (a) Is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business which would be likely to have, individually or in the aggregate, a Material Adverse Effect on BancTrust; or

          (b) Has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any BancTrust Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces (ii) threatening to revoke any Permits or (iii) requiring any BancTrust Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts Materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

                                 ARTICLE SEVEN

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 Covenants of Both Parties. Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party shall and shall cause each of its Subsidiaries to (a) preserve intact its business organizations, goodwill, relationships with depositors, customers and employees, and Assets and maintain its rights and franchises, and (b) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of this Agreement, or (ii) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any BancTrust Company from discontinuing or disposing of any of its Assets or business, or from acquiring or agreeing to acquire any other Person or any Assets thereof, if such action is, in the judgment of BancTrust, desirable in the conduct of the business of BancTrust and its Subsidiaries.

     7.2 Negative Covenants of CommerceSouth. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, CommerceSouth covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president or chief financial officer of BancTrust, which consent shall not be unreasonably withheld:

          (a) amend the Certificate or Articles of Incorporation, Bylaws or other governing instruments of any CommerceSouth Company; or

          (b) incur, guarantee, or otherwise become responsible for, any additional debt obligation or other obligation for borrowed money (other than indebtedness of a CommerceSouth Company to another CommerceSouth Company) except in the ordinary course of the business of CommerceSouth Subsidiaries consistent with past practices (which shall include, for CommerceSouth Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or the Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock held by any CommerceSouth Company of any Lien or permit any such Lien to exist; or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any CommerceSouth Company, or declare or pay any dividend or make any other distribution in respect of CommerceSouth's capital stock, except that CommerceSouth may, without the need for obtaining such consent, continue to pay a quarterly cash dividend not to exceed $.055 per share. Notwithstanding the foregoing, any Subsidiary of CommerceSouth may pay dividends to CommerceSouth in such amounts as necessary to pay CommerceSouth's regular quarterly cash dividend as permitted above and to pay expenses or other costs incurred by CommerceSouth in the ordinary course of business or as a result of the transactions contemplated by this Agreement; or

          (d) except for this Agreement and except in connection with the exercise of currently outstanding stock options, issue, sell, pledge, encumber, enter into any Contract to issue, sell, pledge, or encumber, authorize the issuance of, or otherwise permit to become outstanding, any additional shares of CommerceSouth Common Stock or any other capital stock of any CommerceSouth Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

          (e) adjust, split, combine or reclassify any capital stock of any CommerceSouth Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of its capital stock or, except with respect to a possible sale of Credit Plan, Inc., sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any CommerceSouth Subsidiary (unless any such shares of stock are sold or otherwise transferred to another CommerceSouth Company) or any Asset other than in the ordinary course of business for full and adequate consideration; or

          (f) acquire any direct or indirect equity interest in any Person, other than in connection with (i) foreclosures in the ordinary course of business, and (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

          (g) grant any increase in compensation or benefits to the employees or officers of any CommerceSouth Company, except in accordance with past practice Previously Disclosed or as required by Law; pay any bonus except in accordance with past practice Previously Disclosed or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any CommerceSouth Company; grant any Material increase in fees or other increases in compensation or other benefits to directors of any CommerceSouth Company except in accordance with past practice Previously Disclosed; or

          (h) enter into or amend any employment Contract between any CommerceSouth Company and any Person (unless such amendment is required by Law) that the CommerceSouth Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of any CommerceSouth Company or make any Material change in or to any existing employee benefit plans of any CommerceSouth Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (j) make any change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any CommerceSouth Company for Material money damages or restrictions upon the operations of any CommerceSouth Company, or modify, amend or terminate any Material Contract or waive, release, compromise or assign any Material rights or claims;

          (l) operate its business otherwise than in the ordinary course of business; or

          (m) fail to file timely any report required to be filed by it with any Regulatory Authority.

     7.3 Covenants of BancTrust. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, BancTrust covenants and agrees that it shall and shall cause each of its Subsidiaries to continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the BancTrust Common Stock and the business prospects of the BancTrust Companies and to the extent consistent therewith use all reasonable efforts to preserve intact the BancTrust Companies' core businesses and goodwill with their respective employees and the communities they serve, and will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president or chief financial officer of CommerceSouth, which consent shall not be unreasonably withheld:

          (a) fail to file timely any report required to be filed by it with Regulatory Authorities, including the SEC; or

          (b) take any action which would cause the BancTrust Common Stock to cease to be traded on the Nasdaq; or

          (c) take any action which would Materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby; or

          (d) take any action which would Materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; or

          (e) amend the Articles of Incorporation or Bylaws of BancTrust, in each case, in any manner which is adverse to, and discriminates against, the holders of CommerceSouth Common Stock; or

          (f) declare or pay any dividend or make any other distribution in respect of BancTrust's capital stock, except that BancTrust may, without the need for obtaining such consent, continue to pay a quarterly cash dividend not to exceed $.13.

     7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a Material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5 Reports. Each Party and its Subsidiaries shall deliver to the other Party copies of all reports with Regulatory Authorities promptly after the same are filed; provided, however, that if such reports are available to the other Party on the World Wide Web, then only notice of such filing, and not delivery of the report, shall be required.

                                 ARTICLE EIGHT

                             ADDITIONAL AGREEMENTS

     8.1 Registration Statement; Proxy Statement; Shareholder Approval; Indemnification. As soon as practicable after execution of this Agreement, BancTrust shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or Securities Laws in connection with the issuance of the shares of BancTrust Common Stock upon consummation of the Merger. CommerceSouth shall furnish all information concerning it and the holders of its capital stock as BancTrust may reasonably request in connection with such action. Each of BancTrust and CommerceSouth shall call their respective Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon adoption of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meetings, (i) CommerceSouth and BancTrust shall prepare and file a Proxy Statement with the SEC and mail it to BancTrust's shareholders and CommerceSouth's shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of each of CommerceSouth and BancTrust shall recommend (subject to compliance with its fiduciary duties as advised by counsel) to its shareholders the approval of this Agreement, and
(iv) the Board of Directors and officers of each CommerceSouth and BancTrust shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

     8.2 Exchange Listing. BancTrust shall use its reasonable efforts to ensure that the BancTrust Common Stock to be issued in connection with the Merger is quoted on the Nasdaq Small Cap Stock Market. CommerceSouth shall take all necessary actions, and BancTrust shall provide reasonable cooperation in connection with same, in order to effect the delisting of CommerceSouth Common Stock from the Nasdaq Small Cap Stock Market effective contemporaneously with the Effective Time.

     8.3 Applications. BancTrust shall promptly prepare and file, and CommerceSouth shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. Prior to filing, BancTrust will submit drafts of any such applications to CommerceSouth for its review.

     8.4 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, BancTrust shall execute and file the Articles of Merger with the Secretary of State of the State of Alabama and the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Closing.

     8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article Nine of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6  Investigation and Confidentiality.

     (a) Prior to the Effective Time, CommerceSouth will keep BancTrust advised of all Material developments relevant to its business and to consummation of the Merger and shall permit BancTrust to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of its financial and legal conditions as BancTrust reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No such investigation shall affect the representations and warranties of CommerceSouth.

     (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation or otherwise and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     8.7 Press Releases. Prior to the Effective Time, CommerceSouth and BancTrust shall consult with each other as to the form and substance of any press release or other public disclosure Materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law, and provided, further, that prior to making such disclosure such Party making the disclosure shall provide to the other Party the text of such disclosure sufficiently in advance to enable the other Party to have a reasonable opportunity to comment thereon.

     8.8  Certain Actions.

     (a) Except with respect to this Agreement and the transactions contemplated hereby, no CommerceSouth Company or any Affiliate thereof or any investment banker, attorney, accountant or other representative retained by any CommerceSouth Company (collectively, "COMMERCESOUTH REPRESENTATIVES") shall directly or indirectly initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries with respect to, or the making of, any Acquisition Proposal by any Person. No CommerceSouth Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but CommerceSouth or its directors may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its or their fiduciary or legal obligations. CommerceSouth shall promptly notify BancTrust orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. CommerceSouth shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all CommerceSouth Representatives not to engage in any of the foregoing.

     (b) BancTrust shall promptly notify CommerceSouth orally and in writing in the event that it receives any inquiry or proposal relating to an Acquisition Proposal with respect to the acquisition of BancTrust; provided that, if requested by BancTrust, CommerceSouth shall keep the information furnished pursuant to this Section 8.8(b) confidential until such Acquisition Proposal is made public by BancTrust or another party thereto.

     8.9 Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.10 State Takeover Laws. Each CommerceSouth Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any purportedly applicable Takeover Laws.

     8.11  Charter Provisions.

     (a) Each CommerceSouth Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Certificate or Articles of Incorporation, Bylaws or other governing instruments of any CommerceSouth Company or restrict or impair the ability of BancTrust to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any CommerceSouth Company that may be acquired or controlled by it.

     (b) Each BancTrust Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any BancTrust Company or restrict or impair the ability of any CommerceSouth shareholder to vote, or otherwise exercise the rights of a shareholder with respect to, shares of BancTrust Common Stock that may be acquired or controlled by it.

     8.12 Agreement of Affiliates. CommerceSouth has Previously Disclosed to BancTrust each Person who it reasonably believes may be deemed an "affiliate" for purposes of Rule 145 under the 1933 Act. CommerceSouth shall use its reasonable best efforts to cause each such Person to deliver to BancTrust not later than thirty (30) days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 3, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of CommerceSouth Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of BancTrust Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Shares of BancTrust Common Stock issued to such affiliates of CommerceSouth in exchange for shares of CommerceSouth Common Stock (and shares of BancTrust Common Stock held by persons who are "affiliates" of BancTrust) shall not be transferable regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and BancTrust shall be entitled to place restrictive legends upon certificates for shares of BancTrust Common Stock issued to affiliates of CommerceSouth pursuant to this Agreement to enforce the provisions of this
Section 8.12) except as provided herein. BancTrust shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of BancTrust Common Stock by such affiliates.

     8.13  Compensation and Employee Benefits.

     (a) General. Following the Effective Time, BancTrust shall provide generally to officers and employees of the CommerceSouth Companies, who at or after the Effective Time become employees of a BancTrust Company ("CONTINUING EMPLOYEES"), employee benefits under the employee benefit plans and programs maintained for employees of the BancTrust Companies ("BANCTRUST BENEFIT PLANS") (other than stock option or other plans involving the potential issuance of BancTrust Common Stock, which shall be solely at BancTrust's discretion, and any defined benefit pension plans, which have been closed to new participants), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the BancTrust Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such BancTrust Benefit Plans, each Continuing Employee will be entitled to credit for prior service with any CommerceSouth Company. BancTrust shall cause the BancTrust welfare benefit plans to cover the Continuing Employees after the Effective Time to (i) waive any waiting period and restrictions and limitations for pre-existing conditions or insurability, and (ii) cause any deductible, co-insurance, or maximum out-of-pocket payments made by the Continuing Employees under CommerceSouth's welfare benefit plans to be credited to such Continuing Employees under BancTrust's welfare benefit plans, so as to reduce the amount of any deductible, co-insurance, or maximum out-of-pocket payments payable by the Continuing Employees under BancTrust welfare benefit plans. The continued coverage of the Continuing Employees under the employee benefit plans maintained by CommerceSouth and/or any CommerceSouth Subsidiary immediately prior to the Effective Time during a transition period shall be deemed to provide the Continuing Employees with benefits that are no less favorable than those offered to other employees of BancTrust and its Subsidiaries, provided that after the Effective Time there is no Material reduction (determined on an overall basis) in the benefits provided under the CommerceSouth Employee Benefit Plans. BancTrust shall honor and also shall cause CommerceSouth and its Subsidiaries to honor all employment, severance, consulting and other compensation Contracts Previously Disclosed by CommerceSouth between any CommerceSouth Company and any current or former director, officer or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the CommerceSouth Benefit Plans.

     (b) Eufaula Bancorp, Inc. Retirement Plan. The Surviving Corporation intends to terminate the Eufaula Bancorp, Inc. Retirement Plan and allow its eligible participants to participate in the BancTrust Financial Group, Inc. Employee Savings and Profit Sharing Plan. In connection therewith, CommerceSouth shall take all actions reasonably requested by BancTrust (any of which actions may be taken subject to the effectiveness of the Merger) and not inconsistent with CommerceSouth's obligations under ERISA, to terminate the Eufaula Bancorp, Inc. Retirement Plan and to properly unwind the Employee Stock Ownership Plan feature of said plan (the "ESOP"), including, if requested, redemption of all or a portion of the unallocated shares of CommerceSouth Common Stock held in the suspense account of the ESOP and payment of the ESOP's loan with the proceeds of said redemption. CommerceSouth shall be permitted to make a contribution to the Eufaula Bancorp, Inc. Retirement Plan for 2003 if it chooses.

     (c) Stock Options. No later than the Effective Time, each then outstanding option to purchase any shares of capital stock of CommerceSouth, whether issued under CommerceSouth's 1994 Stock Option Plan, 1999 Stock Option Plan, 2001 Senior Executive Performance Enhancement Plan, or otherwise, and not already canceled or relinquished pursuant to Section 8.13(d) below (in each case a "COMMERCESOUTH STOCK OPTION"), whether or not then exercisable, shall be canceled by CommerceSouth. CommerceSouth shall take all actions necessary and appropriate to effect such cancellation, including, obtaining the consent or agreement of all necessary parties. CommerceSouth shall also take all actions necessary and appropriate so that all stock option or other equity based plans maintained by CommerceSouth with respect to shares of CommerceSouth Common Stock, including, without limitations, such plans as are listed in the CommerceSouth Disclosure Memorandum ("COMMERCESOUTH OPTION PLANS"), shall terminate as of the Effective Time and the provisions in any other benefit plan providing for the issuance, transfer or grant of any Capital Stock of CommerceSouth or any interest in respect of any Capital Stock of CommerceSouth shall be deleted as of the Effective Time, and CommerceSouth shall use its best efforts to ensure that following the Effective Time no holder of a CommerceSouth Stock Option or any participant in any CommerceSouth Option Plan shall have any right thereunder to acquire any Capital Stock of CommerceSouth or of BancTrust, as the surviving corporation. Prior to the Effective Time, CommerceSouth shall
(i) obtain all necessary consents from, and provide (in a form acceptable to BancTrust) any required notices to, holders of CommerceSouth Stock Options and
(ii) amend the terms of any applicable CommerceSouth Option Plan, in each case as is necessary to give effect to the provisions of this Section 8.13(c).

     (d) Bonus Pool Options and New BancTrust Options.

     (i) Certain CommerceSouth employees are participants in CommerceSouth's 2001 Senior Executive Performance Enhancement Plan, which has to date issued no shares pursuant to options, but pursuant to which the participants expect to receive shares pursuant to options to purchase CommerceSouth Common Stock. CommerceSouth shall use its best efforts to obtain the relinquishment by all participants in said Plan to any options or rights to the issuance of options pursuant to said Plan and to effect the termination of said Plan, and the receipt of said relinquishments and the termination of said Plan shall be a condition to BancTrust's obligation to consummate the Merger. All of the foregoing agreements and relinquishments may be made subject to the consummation of the Merger, provided that no options under said plan may be issued or exercised between the date of this Agreement and the Effective Time.

     (ii) Promptly following the Effective Time, BancTrust will issue incentive stock options pursuant to its 2001 Incentive Compensation Plan to purchase a total of 40,000 shares of BancTrust Common Stock to the participants, other than Greg Faison, in CommerceSouth's 2001 Senior Executive Performance Enhancement Plan, with such options to be allocated as determined by CommerceSouth.

Said options are not intended to be of equivalent value to, or to serve as replacement options, for the anticipated options being relinquished and/or cancelled under subparagraph (a) hereinabove, but are an attempt to further align the interests of those officers and employees to whom options will be issued with those of the other shareholders of BancTrust and to accomplish the other purposes for which the BancTrust 2001 Incentive Compensation Plan was adopted.

     8.14  Indemnification.

     (a) For a period of six (6) years from and after the Effective Time, BancTrust shall indemnify and hold harmless each present and former director and/or officer of CommerceSouth determined as of the Effective Time (the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages, settlements or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each a "CLAIM"), arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time to the fullest extent that CommerceSouth would have been permitted to indemnify such person under Delaware Law, CommerceSouth's Certificate of Incorporation and Bylaws in effect on the date hereof.

     (b) Any Indemnified Party wishing to claim indemnification under this
Section 8.14 shall notify BancTrust within forty-five (45) days after the Indemnified Party's receipt of a notice of any Claim, but the failure to so notify shall not relieve BancTrust of any Liability it may have to such Indemnified Party, unless such failure Materially prejudices BancTrust. In the event of any claim (whether arising before or after the Effective Time), (i) BancTrust shall have the right to assume the defense thereof, and BancTrust shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if BancTrust elects not to assume such defense, or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between BancTrust and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and BancTrust shall pay the reasonable fees and expense of such counsel for the Indemnified Parties promptly after statements therefor are received; provided, however, that BancTrust shall be obligated pursuant to this paragraph
(ii) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties will present such counsel with a conflict of interest, (iii) the Indemnified Parties will cooperate in the defense of any such matter, and (iv) BancTrust shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld. If such indemnity with respect to any Indemnified Party is unenforceable against BancTrust, then BancTrust and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

     (c) BancTrust shall purchase or cause to be purchased such "tail" or extended reporting period insurance coverage as it deems advisable to insure the obligations for which it is providing indemnification hereunder, which coverage shall be in an amount and for a term deemed appropriate by BancTrust.

     (d) If BancTrust or any of its successors and assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision shall be made so that the successors and assigns of BancTrust and its Subsidiaries shall assume the obligations set forth in this section.

     (e) The provisions of this Section 8.14 are intended to be for the benefit of, and shall be enforceable by each Indemnified Party, and each Indemnified Party's heirs and representatives.

                                  ARTICLE NINE
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.5 of this Agreement:

     (a) Shareholder Approval. The shareholders of each of CommerceSouth and BancTrust shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and by the provisions of any of its governing instruments.

     (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of the Board of Directors of either Party would so Materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

     (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so Materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

     (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

     (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of BancTrust Common Stock issuable pursuant to the Merger shall have been received.

     (f) Tax Matters. CommerceSouth and BancTrust shall have received a written opinion of counsel from Hand Arendall, L.L.C., in form reasonably satisfactory to them (the "TAX OPINION"), to the effect that, assuming that holders of a substantial number of CommerceSouth shares do not dissent from the Merger, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of CommerceSouth Common Stock for BancTrust Common Stock will not give rise to gain or loss to the shareholders of CommerceSouth with respect to such exchange (except to the extent of any cash received), and (iii) neither CommerceSouth nor BancTrust will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, Hand Arendall, L.L.C. shall be entitled to rely upon representations of officers of CommerceSouth and BancTrust reasonably satisfactory in form and substance to such counsel.

     9.2 Conditions to Obligations of BancTrust. The obligations of BancTrust to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by BancTrust pursuant to Section 11.5(a) of this Agreement:

          (a) Representations and Warranties. The representations and warranties of CommerceSouth set forth or referred to in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of CommerceSouth to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all respects.

          (c) Certificates and Other Matters. CommerceSouth shall have delivered to BancTrust (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by CommerceSouth's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as BancTrust and its counsel shall request. There shall have been furnished to such counsel for BancTrust certified copies of such corporate records of CommerceSouth and copies of such other documents as such counsel may reasonably have requested for such purpose. All documents required to be executed and delivered by CommerceSouth as provided in this Agreement shall have been so executed and delivered.

          (d) Opinion of Counsel. CommerceSouth shall have delivered to BancTrust an opinion of Balch & Bingham, LLP, counsel to CommerceSouth, dated as of the Closing, in substantially the form of EXHIBIT 4 hereto.

          (e) Affiliate Agreements. BancTrust shall have received agreements in the form of EXHIBIT 3 from all of CommerceSouth's affiliates listed in the CommerceSouth Disclosure Memorandum.

          (f) Fairness Opinion. BancTrust shall have received from Alex Sheshunoff & Co. Investment Banking LP prior to the mailing of the Proxy Statement a letter setting forth its opinion that the Exchange Ratio is fair to the shareholders of BancTrust from a financial point of view, and such opinion shall not have been withdrawn as of the Effective Time.

          (g) Trust Preferred Securities Issuance. BancTrust shall have successfully completed an offering of at least $35,000,000 of trust preferred securities at an effective cost of funds no less favorable than the market conditions as of the date hereof for similar transactions for well-capitalized community banking institutions, provided that if BancTrust terminates the Agreement pursuant to this condition, BancTrust shall pay the reasonable expenses of CommerceSouth incurred in connection with this Agreement, as defined in Section 10.4 and not to exceed $400,000.

     9.3 Conditions to Obligations of CommerceSouth. The obligations of CommerceSouth to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CommerceSouth pursuant to Section 11.5(b) of this Agreement:

          (a) Representations and Warranties. The representations and warranties of BancTrust set forth or referred to in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of BancTrust to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all respects.

          (c) Certificates and Other Matters. BancTrust shall have delivered to CommerceSouth (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in
     Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by BancTrust's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CommerceSouth and its counsel shall request. There shall have been furnished to such counsel for BancTrust certified copies of such corporate records of

     CommerceSouth and copies of such other documents as such counsel may reasonably have requested for such purpose. All documents required to be executed and delivered by CommerceSouth as provided in this Agreement shall have been so executed and delivered.

          (d) Opinion of Counsel. BancTrust shall have delivered to CommerceSouth an opinion of Hand Arendall, L.L.C., counsel to BancTrust, dated as of the Effective Time, in substantially the form of Exhibit 5 hereto.

          (e) Exchange Listing. The shares of BancTrust Common Stock issuable pursuant to the Merger shall have been approved, subject to official notice of issuance, for listing on the Nasdaq Small Cap Stock Market.

          (f) Fairness Opinion. CommerceSouth shall have received from T. Stephen Johnson & Associates prior to the mailing of the Proxy Statement a letter setting forth its opinion that the Exchange Ratio is fair to the shareholders of CommerceSouth from a financial point of view, and such opinion shall not have been withdrawn as of the Effective Time.

                                  ARTICLE TEN
                                  TERMINATION

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of CommerceSouth, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Board of Directors of BancTrust and the Board of Directors of CommerceSouth; or

          (b) By the Board of Directors of either Party in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Material Adverse Effect on the breaching Party; or

          (c) By the Board of Directors of either Party in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

          (d) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of either CommerceSouth or BancTrust fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the ABCA or DGCL, as applicable, at the applicable Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

          (e) By the Board of Directors of either party in the event the Market Price is less than $13.00 per share or more than $18.00 and the Parties are unable to agree on an alternate Exchange Ratio within thirty (30) days of notice of the exercise of the right of renegotiation given by a Party, provided that the Parties agree to negotiate in good faith in an attempt to agree on an alternative Exchange Ratio; or

          (f) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by February 28, 2004, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(f); or

          (g) By the Board of Directors of either Party in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(f) of this Agreement.

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2, Section 10.4 and Article Eleven and Section 8.6(b) of this Agreement shall survive any such termination and abandonment.

     10.3 Termination of Representations and Covenants. All representations and warranties provided in Articles 5 and 6 of this Agreement or in any closing certificate pursuant to Articles 8 and 9 shall terminate and be extinguished at and shall not survive the Effective Time. All covenants, agreements and undertakings required by this Agreement to be performed by any Party hereto following the Effective Time shall survive such Effective Time and be binding upon such Party. Items disclosed in the Exhibits and items and matters Previously Disclosed are incorporated into this Agreement and form a part of the representations, warranties, covenants or agreements to which they relate.

     10.4 Termination Fee. If BancTrust or CommerceSouth terminates the Merger Agreement pursuant to Sections 10.1(b) or 10.1(c), hereinabove, or fails to consummate the Merger in accordance with this Agreement, other than pursuant to Sections 10.1(a), (d), (e), (f) or (g), then the Party whose breach gave rise to such right of termination or who has failed to consummate the Merger shall pay to the other Party $500,000 plus such Party's reasonable expenses incurred in connection with this Agreement, such expenses not to exceed $400,000, as liquidated damages for said breach. BancTrust and CommerceSouth each acknowledge that $500,000 plus reasonable expenses is a sum reasonably contemplated to compensate either Party in the event of a breach by the other Party or a termination without cause by the other Party and is not punitive in nature. No other claim for damages for breach of this Agreement shall be made. Reasonable expenses incurred in connection with this Agreement for purposes of this Section
10.4 shall mean any and all reasonable expenses incurred from and after January 1, 2003, related to the negotiation, drafting, execution, delivery and performance of the letter of intent between BancTrust and CommerceSouth, this Agreement and the relevant Party's due diligence investigation of the other, including, but not limited to legal fees and expenses, accounting fees and expenses, investment banking and financial advisor fees and expenses, travel and lodging expenses, filing fees, printing fees and expenses, postage and other mailing expenses and copying expenses.

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

     11.1 Expenses. Each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder. It is agreed and understood that work done by BancTrust and/or its attorneys and advisors to prepare and file the Registration Statement and print the Prospectus shall not be deemed to be done on behalf of CommerceSouth, and the costs and expenses therefor shall not be the responsibility of CommerceSouth.

     11.2 Brokers and Finders. Except for fees incurred for the services of Alex Sheshunoff & Co. Investment Banking LP and T. Stephen Johnson & Associates, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by CommerceSouth or BancTrust, each of CommerceSouth and BancTrust, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.3 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Except for Sections 8.13 and 8.14, nothing in this Agreement is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     11.4 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after approval of this Agreement by the holders of CommerceSouth Common Stock, there shall be made no amendment that pursuant to the DGCL requires further approval by the CommerceSouth shareholders without the further approval of the CommerceSouth shareholders; and further provided that after approval of this Agreement by the holders of BancTrust Common Stock, there shall be made no amendment that pursuant to the ABCA requires further approval by the BancTrust shareholders without the further approval of the BancTrust shareholders.

     11.5  Waivers.

     (a) Prior to or at the Effective Time, BancTrust, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by CommerceSouth, to waive or extend the time for the compliance or fulfillment by CommerceSouth of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of BancTrust under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by the chief executive officer of BancTrust.

     (b) Prior to or at the Effective Time, CommerceSouth, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by BancTrust, to waive or extend the time for the compliance or fulfillment by BancTrust of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CommerceSouth under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by the chief executive officer of CommerceSouth.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach or any other term of this Agreement.

     11.6 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.7 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

    CommerceSouth:            CommerceSouth, Inc.
                              224 East Broad Street
                              Eufaula, Alabama 36027
                              Telephone Number: 334-687-3581
                              Facsimile Number: 334-616-0799
                              Attention: Greg B. Faison, President

    Copy to Counsel:          Balch & Bingham LLP
                              The Winter Building, 2 Dexter Avenue
                              P.O. Box 78
                              Montgomery, Alabama 36104
                              Telephone Number: 334-834-6500
                              Facsimile Number: 334-269-3115
                              Attention: Michael D. Waters
    BancTrust:                BancTrust Financial Group, Inc.
                              P.O. Box 3067 (36652)
                              100 St. Joseph Street
                              Mobile, Alabama 36602
                              Telephone Number: (251) 431-7800
                              Facsimile Number: (251) 431-7851
                              Attention: W. Bibb Lamar, Jr., President
    Copy to Counsel:          Hand Arendall, L.L.C.
                              P.O. Box 123 (36601)
                              3000 AmSouth Bank Building
                              107 St. Francis Street
                              Mobile, Alabama 36602
                              Telephone Number: (251) 432-5511
                              Facsimile Number: (251) 694-6375
                              Attention: Brooks P. Milling

     11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Alabama, without regard to any applicable conflicts of Laws.

     11.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.10 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.11 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

     11.12  Intentionally Omitted.

     11.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     11.14 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its costs and expenses incurred in connection with such action (including reasonable fees, disbursements and expenses of attorneys and costs of investigation).

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its respectively authorized officers as of the day and year first above written.

ATTEST:                                                     COMMERCESOUTH, INC.

/s/ CAROL J. HIGDON                                         By: /s/ GREG B. FAISON
-----------------------------------------------------       -----------------------------------------------------
Administrative Officer                                      Greg B. Faison, President

[CORPORATE SEAL]

ATTEST:                                                     BANCTRUST FINANCIAL GROUP, INC.

/s/ F. MICHAEL JOHNSON                                      By: /s/ W. BIBB LAMAR, JR.
-----------------------------------------------------       -----------------------------------------------------
Secretary                                                   W. Bibb Lamar, Jr., President

[CORPORATE SEAL]

                                LIST OF EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  1.      Form of Support Agreement (Preamble).
          Form of Agreement With Respect to Option Stock
  2.      (sec. 3.1(c)).
          Form of Agreement with Affiliates of CommerceSouth.
  3.      (sec. 8.10).
  4.      Form of Opinion of Counsel for CommerceSouth. (sec. 9.2(d)).
  5.      Form of Opinion of Counsel for BancTrust. (sec. 9.3(d)).

                                                                       EXHIBIT 1

                               SUPPORT AGREEMENT

                                 July   , 2003

BancTrust Financial Group, Inc.
100 St. Joseph Street
Mobile, Alabama 36602

Gentlemen:

     The undersigned is a director of CommerceSouth, Inc. ("CommerceSouth") and is the beneficial holder of shares of common stock of CommerceSouth ("CommerceSouth Common Stock").

     CommerceSouth and BancTrust Financial Group, Inc. ("BancTrust") are considering the execution of an Agreement and Plan of Merger ("Agreement") contemplating that CommerceSouth will merge with and into BancTrust (the "Merger"), pursuant to which each of the issued and outstanding shares of CommerceSouth Common Stock shall automatically by operation of law be converted into the right to receive cash and, in most cases, a number of shares of common stock of BancTrust as set forth in the Agreement. BancTrust shall survive the Merger. BancTrust has required the execution and delivery of this letter agreement ("letter agreement") as a condition to its execution and delivery of the Agreement. In consideration of the substantial expenses that BancTrust will incur in connection with the transactions contemplated by the Agreement and in order to induce BancTrust to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his or her capacity as a shareholder of CommerceSouth and not in his or her capacity as a director of CommerceSouth (in which capacity as a director his fiduciary duties shall apply), as follows:

          1. The undersigned, while this letter agreement is in effect, shall vote or cause to be voted all of the shares of CommerceSouth Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, at the meeting of CommerceSouth's shareholders to be called and held following the date hereof, for the approval of the Agreement and the Merger.

          2. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, BancTrust shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

          3. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his or her capacity as a shareholder of CommerceSouth and shall not in any way limit or affect actions the undersigned may take in his or her capacity as a director of CommerceSouth.

          4. This letter agreement shall automatically terminate upon termination of the Agreement in accordance with its terms.

     IN WITNESS WHEREOF, the undersigned has executed this letter agreement as of the date first above written.

                                          Very truly yours,

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Name (please print)

Accepted and agreed to as of the date first above written:

BANCTRUST FINANCIAL GROUP, INC.

By:
----------------------------------------------------

Its:
----------------------------------------------------

                                                                       EXHIBIT 2

                     AGREEMENT WITH RESPECT TO OPTION STOCK

BancTrust Financial Group, Inc.
100 St. Joseph Street
Mobile, Alabama 36602

Attention: W. Bibb Lamar, Jr.
           President

Gentlemen:

     The undersigned is an [officer/employee] of CommerceSouth, Inc. ("CommerceSouth"), and is a participant in CommerceSouth's 1994 Stock Option Plan (the "1994 Plan"). The undersigned holds non-qualified options issued under
the 1994 Plan (the "NQ Options") to purchase           shares of CommerceSouth
Common Stock. The shares resulting from the exercise of the NQ Options are referred to herein as the "NQO Shares."

     This letter agreement is being delivered as contemplated in Section 3.1(c) of that certain Agreement and Plan of Merger dated as of July 23, 2003 (the "Agreement"), by and between CommerceSouth and BancTrust Financial Group, Inc. ("BancTrust"), contemplating that CommerceSouth will merge with and into BancTrust (the "Merger"), pursuant to which each of the issued and outstanding shares of CommerceSouth Common South shall automatically by operation of law be converted into the right to receive cash and, in most cases, a number of shares of common stock of BancTrust as set forth in the Agreement.

     The execution of the Agreement is subject, among other things, in the case of BancTrust, to the execution and delivery by the undersigned of this letter agreement ("letter agreement"). In consideration of the substantial expenses that BancTrust will incur in connection with the transactions contemplated by the Agreement and in order to induce BancTrust to execute the Agreement and to proceed to incur such expenses, the undersigned agrees, assuming the Merger is consummated, to accept as consideration for the NQO Shares, and no other stock, cash as provided in Section 3.1(c) of the Agreement, instead of a combination of cash and BancTrust Common Stock.

     The undersigned acknowledges that any NQ Options not validly exercised by him/her prior to the Effective Time of the Merger will be cancelled by CommerceSouth and will be of no further force or effect, and they will not be converted into options to purchase BancTrust Common Stock or into any other thing of value. The undersigned hereby consents to said cancellation.

     This letter agreement shall automatically terminate upon termination of the Agreement in accordance with its terms.

     IN WITNESS WHEREOF, the undersigned has executed this letter agreement as of the date first above written.

                                          Very truly yours,

                                          Signature:
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                               ---------------------------------

                                               ---------------------------------

AGREED TO AND ACCEPTED as of the date first above written

BANCTRUST FINANCIAL GROUP, INC.

By:
----------------------------------------------------

As Its:
----------------------------------------------------

                                                                       EXHIBIT 3

                              AFFILIATE AGREEMENT

BancTrust Financial Group, Inc.
100 St. Joseph Street
Mobile, Alabama 36602

Attention:  W. Bibb Lamar, Jr.
         President

Gentlemen:

     The undersigned is a shareholder of CommerceSouth, Inc. ("CommerceSouth"), a Delaware corporation located in Eufaula, Alabama, and will become a shareholder of BancTrust Financial Group, Inc. ("BancTrust") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of July 23, 2003, (the "Agreement"), by and between BancTrust and CommerceSouth. Under the terms of the Agreement, CommerceSouth will be merged with and into BancTrust (the "Merger"), and the shares of the common stock of CommerceSouth ("CommerceSouth Common Stock") will be converted into and exchanged for cash and, in most cases, shares of the common stock of BancTrust ("BancTrust Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and BancTrust regarding certain rights and obligations of the undersigned in connection with the shares of BancTrust to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and BancTrust hereby agree as follows:

     1. Affiliate Status. The undersigned understands and agrees that as to CommerceSouth he or she may be deemed an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he or she may be deemed to be such an "affiliate" at the time of the Merger. Notwithstanding the foregoing, the execution of this Agreement should not be construed as an admission by the undersigned that the undersigned is an "affiliate" under rule 145(c), as defined in rule 405 promulgated under the 1933 Act or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of the Agreement.

     2. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

          (a) The BancTrust Common Stock received by the undersigned as a result of the Merger will be taken for his or her own account and not for others, directly or indirectly, in whole or in part.

          (b) BancTrust has informed the undersigned that any distribution by the undersigned of BancTrust Common Stock has not been registered under the 1933 act and that shares of BancTrust Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that BancTrust is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of BancTrust Common Stock.

          (c) The undersigned is aware that BancTrust intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as BancTrust for federal income tax purposes. The undersigned acknowledges that the Income Tax Regulations require "continuity of interest" in order for the Merger to be treated as tax-free under Section 368 of the Code. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of his or her BancTrust Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

     3. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of BancTrust Common Stock received by the undersigned pursuant to the Merger will be given to BancTrust's Transfer Agent and that there will be placed on the certificates of such shares, or shares issued in substitution thereof, a legend stating in substance:

     The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of BancTrust Financial Group, Inc.) or
     (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of BancTrust Financial Group, Inc.) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for BancTrust Financial Group, Inc. that such sale or transfer is otherwise exempt from the registration requirements of such Act.

Such legend will also be placed on any certificate representing BancTrust securities issued subsequent to the original issuance of the BancTrust Common Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the BancTrust Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable of the BancTrust Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), BancTrust, upon the request of the undersigned, will cause the certificates representing the shares of BancTrust Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by BancTrust of an opinion of its counsel to the effect that such legend may be removed.

     4. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer, or otherwise dispose of the shares of BancTrust Common Stock received by the undersigned, to the extent he or she believes necessary, with his or her counsel or counsel for CommerceSouth.

     5. Filing of Reports by BancTrust.  BancTrust agrees, for a period of two
(2) years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of BancTrust Common Stock issued to the undersigned pursuant to the Merger.

     6. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of BancTrust Common Stock received by him or her in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for BancTrust Common Stock together with such additional information as the transfer agent may reasonably request. If BancTrust's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), BancTrust shall cause such counsel to provide such opinions as may be necessary to BancTrust's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

     7. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of BancTrust or becomes a director or officer of BancTrust upon consummation of the Merger, among other things, any sale of BancTrust common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     8. Miscellaneous. This Affiliate Agreement is the complete agreement between BancTrust and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Alabama.

     This Affiliate Agreement is executed as of the           day of           ,
2003.

                                          Very truly yours,

                                          Signature:
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

AGREED TO AND ACCEPTED as of           , 2003

BANCTRUST FINANCIAL GROUP, INC.

By:
--------------------------------------

As its:
--------------------------------------

                                                                       EXHIBIT 4

                      [LETTERHEAD OF BALCH & BINGHAM LLP]

                                     , 2003

BancTrustFinancial Group, Inc.
100 St. Joseph Street
Mobile, Alabama 36602

     Re: Merger of CommerceSouth, Inc. with and into BancTrust Financial Group, Inc.

Gentlemen:

     We are counsel to CommerceSouth, Inc. ("CommerceSouth"), a corporation organized and existing under the laws of the State of Delaware, and have represented CommerceSouth in connection with the execution and delivery of the Agreement and Plan of Merger, dated as of July 23, 2003 (the "Agreement"), by and between BancTrust Financial Group, Inc. ("BancTrust") and CommerceSouth.

     This opinion is delivered pursuant to Section 9.2(d) of the Agreement. Capitalized terms used in this opinion shall have the meaning set forth in the Agreement.

     In rendering this opinion, we have examined the corporate books and records of CommerceSouth and made such other investigations as we have deemed necessary. We have relied upon certificates of public officials and officers of CommerceSouth as to certain questions of fact.

     Based upon and subject to the foregoing, we are of the opinion that:

          1. CommerceSouth is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is engaged and to own the properties owned by it.

          2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Certificate of Incorporation or Bylaws of CommerceSouth or, to our knowledge, result in any conflict with, breach of, or default or acceleration under any mortgage, agreement, lease, indenture, or other instrument, order, judgment or decree to which CommerceSouth is a party or by which CommerceSouth is bound.

          3. In accordance with the Bylaws of CommerceSouth and pursuant to resolutions duly adopted by its Board of Directors and shareholders, the Agreement has been duly adopted and approved by the Board of Directors of CommerceSouth and by the shareholders of CommerceSouth at the Shareholders' Meeting.

          4. The Agreement has been duly and validly executed and delivered by CommerceSouth.

          5. The authorized capital stock of CommerceSouth consists of
               shares of CommerceSouth Common Stock, of which           shares
     were issued and outstanding as of           , 2003. The shares of
     CommerceSouth Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable. To our knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating CommerceSouth to issue any equity securities or acquire any of its equity securities.

     This opinion is delivered solely for reliance by BancTrust.

Sincerely,

                                                                       EXHIBIT 5

                     [LETTERHEAD OF HAND ARENDALL, L.L.C.]

                                          , 2003

CommerceSouth, Inc.
224 East Broad Street
Eufaula, Alabama 36027

     Re: Merger of CommerceSouth, Inc. with and into BancTrust Financial Group, Inc.

Gentlemen:

     We are counsel to BancTrust Financial Group, Inc. ("BancTrust"), a corporation organized and existing under the laws of the State of Alabama, and have represented BancTrust in connection with the execution and delivery of the Agreement and Plan of Merger, dated as of July 23, 2003, (the "Agreement"), by and between CommerceSouth, Inc. ("CommerceSouth") and BancTrust.

     This opinion is delivered pursuant to Section 9.3(d) of the Agreement. Capitalized terms used in this opinion shall have the meaning set forth in the Agreement.

     In rendering this opinion, we have examined the corporate books and records of BancTrust, and made such other investigations as we have deemed necessary. We have relied upon certificates of public officials and officers of BancTrust as to certain questions of fact.

     Based upon and subject to the foregoing, we are of the opinion that:

          1. BancTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama with full corporate power and authority to carry on the business in which it is engaged and to own the properties owned by it.

          2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of BancTrust or, to our knowledge but without any independent investigation, result in any conflict with, breach of, or default or acceleration under any mortgage, agreement, lease, indenture, or other instrument, order, arbitration award, judgment or decree to which BancTrust is a party or by which BancTrust is bound.

          3. In accordance with the Bylaws of BancTrust and pursuant to resolutions duly adopted by its Board of Directors and shareholders, the Agreement has been duly adopted and approved by the Board of Directors and shareholders of BancTrust.

          4. The Agreement has been duly and validly executed and delivered by BancTrust.

          5. The authorized capital stock of BancTrust consists of 20,000,000
     shares of BancTrust Common Stock, of which           shares were issued and
     outstanding as of           , 2003, and 500,000 shares of preferred stock,
     no par value, none of which is issued and outstanding. The shares of BancTrust Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Alabama Business Corporation Act. The shares of BancTrust Common Stock to be issued to the shareholders of CommerceSouth as contemplated by the Agreement are duly authorized, have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be validly issued, fully paid and nonassessable.

     This opinion is delivered solely for reliance by CommerceSouth.

                                          Yours very truly,

                                          HAND ARENDALL, L.L.C.

                                          By:
                                          --------------------------------------

                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER



     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT") is made by and between BancTrust Financial Group Inc., an Alabama bank holding corporation ("BANCTRUST"), and CommerceSouth Inc., a Delaware bank holding corporation ("COMMERCESOUTH"), who have entered into that certain Agreement and Plan of Merger dated as of July 23, 2003 (the "MERGER AGREEMENT"). Terms not defined herein shall have the meaning ascribed to them in the Merger Agreement.



                                    PREAMBLE



     The Merger Agreement, in Section 8.14(a), provides indemnification rights for certain matters to each present and former director and/or officer of CommerceSouth "to the fullest extent that CommerceSouth would have been permitted to indemnify such person under Delaware law, CommerceSouth's Certificate of Incorporation and Bylaws in effect" on the date of the Merger Agreement. In order to comply with supervisory letter SR 02-17 issued by the Division of Banking Supervision and Regulation of the Board of Governors of the Federal Reserve System on July 8, 2002, and with the request of David W. Smith, Assistant Vice President of the Federal Reserve Bank of Atlanta, BancTrust and CommerceSouth wish to amend the Merger Agreement to provide that the indemnification rights provided in Section 8.14(a) are subject to federal law and regulations, which may limit the ability of BancTrust to indemnify directors and officers of CommerceSouth for certain matters.



     NOW, THEREFORE, in consideration of the foregoing, and to further the desire of BancTrust of CommerceSouth to consummate the Merger, BancTrust and CommerceSouth agree as follows:



          1. Subparagraph (a) of Section 8.14 of the Merger Agreement is deleted in its entirety and replaced with the following:



             "(a) For a period of six (6) years from and after the Effective Time, BancTrust shall indemnify and hold harmless each present and former director and/or officer of CommerceSouth determined as of the Effective Time (the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages, settlements or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each a "CLAIM"), arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that CommerceSouth would have been permitted to indemnify such person under federal Law and regulations, Delaware Law, and CommerceSouth's Certificate of Incorporation and Bylaws in effect on the date hereof."



          2. Each of the undersigned represents and warrants that it has all requisite corporate power and authority necessary to execute, deliver and perform this Amendment and to bind itself hereto.



     IN WITNESS WHEREOF, the undersigned have caused this First Amendment to Agreement and Plan of Merger to be executed in multiple counterparts as of the 29th day of September, 2003.



                                          COMMERCESOUTH, INC.



                                          By: /s/ GREG B. FAISON

                                            ------------------------------------

                                            Greg B. Faison, President



                                          BANCTRUST FINANCIAL GROUP, INC.



                                          By: /s/ W. BIBB LAMAR, JR.

                                            ------------------------------------

                                            W. Bibb Lamar, Jr., President

                                                                      APPENDIX B

                             ALABAMA CODE ANNOTATED
             TITLE 10. CORPORATIONS, PARTNERSHIPS AND ASSOCIATIONS
                       CHAPTER 2B. BUSINESS CORPORATIONS

ARTICLE 13. DISSENTERS' RIGHTS

SEC.10-2B-13. 01. DEFINITIONS.

(1) "Corporate action" means the filing of articles of merger or share exchange by the probate judge or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters' rights.

(2) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 10-2B-13.02 and who exercises that right when and in the manner required by Sections 10-2B-13.20 through 10-2B-13.28.

(4) "Fair Value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.

(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(7) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(8) "Shareholder" means the record shareholder or the beneficial shareholder.

SEC.10-2B-13.02. RIGHT TO DISSENT.

(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

     (1) Consummation of a plan of merger to which the corporation is a party
     (i) if shareholder approval is required for the merger by Section 10-2B-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 10-2B-11.04;

     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     (4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter's shares because it:

        (i) Alters or abolishes a preferential right of the shares;

        (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

        (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

        (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

        (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 10-2B-6.04; or

     (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

SEC.10-2B-13.03. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

(a) A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

     (1) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

SEC.10-2B-13.20. NOTICE OF DISSENTERS' RIGHTS.

(a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters' rights under Section 10-2B-13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters' rights that the action was taken; and (2) send them the dissenters' notice described in
    Section 10-2B-13.22.

SEC.10-2B-13.21. NOTICE OF INTENT TO DEMAND PAYMENT.

(a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholder's meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or [sic] his or her shares if the proposed action is effectuated; and (2) must not vote his or her shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this article.

SEC.10-2B-13.22. DISSENTERS' NOTICE.

(a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 10-2B-13.21.

(b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

     (1) State where the payment demand must be sent;

     (2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (3) Supply a form for demanding payment;

     (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and

     (5) Be accompanied by a copy of this article.

SEC.10-2B-13.23. DUTY TO DEMAND PAYMENT.

(a) A shareholder sent a dissenters' notice described in Section 10-2B-13.22 must demand payment in accordance with the terms of the dissenters' notice.

(b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not demand payment by the date set in the dissenters' notice is not entitled to payment for his or her shares under this article.

(d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto.

SEC.10-2B-13.24. SHARE RESTRICTIONS.

(a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for (1) notation thereon by the corporation that such demand has been made and (2) return to the shareholder by the corporation.

(b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders' rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

(c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares.

(d) A transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

SEC.10-2B-13.25. OFFER OF PAYMENT.

(a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 10-2B-13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

     (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;

     (2) A statement of the corporation's estimate of the fair value of the shares;

     (3) An explanation of how the interest was calculated;

     (4) A statement of the dissenter's right to demand payment under Section 10-2B-13.28; and

     (5) A copy of this article.

(c) Each dissenter who agrees to accept the corporation's offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters' notice. Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares.

SEC.10-2B-13.26. FAILURE TO TAKE CORPORATE ACTION.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.

(b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 10-2B-13.22 and repeat the payment demand procedure.

SEC.10-2B-13.27. RESERVED.

SEC.10-2B-13.28. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH OFFER OF PAYMENT.

(a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation's offer under Section 10-2B-13.25 and demand payment of the fair value of his or her shares and interest due, if:

     (1) The dissenter believes that the amount offered under Section 10-2B-13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

     (2) The corporation fails to make an offer under Section 10-2B-13.25 within 60 days after the date set for demanding payment; or

     (3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares.

SEC.10-2B-13.30. COURT ACTION.

(a) If a demand for payment under Section 10-2B-13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.

(d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 10-2B-13.25.

(e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court's determination as to the fair value of a dissenter's shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder. If the court's determination as to fair value, plus accrued interest, of a dissenter's shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), then the clerk shall return the balance of funds deposited, less any costs under Section 10-2B-13.31, to the corporation.

(g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares.

SEC.10-2B-13.31. COURT COSTS AND COUNSEL FEES.

(a) The court in an appraisal proceeding commenced under Section 10-2B-13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 10-2B-13.28.

(b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable

     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 10-2B-13.20 through 10-2B-13.28; or

     (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

SEC.10-2B-13.32. STATUS OF SHARES AFTER PAYMENT.

     Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide.

                                                                      APPENDIX C

                        DELAWARE GENERAL CORPORATION LAW

SEC. 262.  APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX D

                             ALEX SHESHUNOFF & CO.

                               INVESTMENT BANKING

                                                                  August 6, 2003

Board of Directors
BancTrust Financial Group, Inc.
100 St. Joseph Street
Mobile, Alabama 36602

Members of the Board:

     On July 21, 2003, Alex Sheshunoff & Co., L.P. ("Sheshunoff") issued its oral fairness opinion to the Board of Directors of BancTrust Financial Group, Inc. ("BancTrust") relating to the fairness, from a financial point of view, of the Merger Consideration to be given in the merger of CommerceSouth Inc. ("CommerceSouth") with and into BancTrust (the "Merger"). Pursuant to an Agreement and Plan of Merger dated July 23, 2003 (the "Merger Agreement"), BancTrust has agreed to pay $12.75 in cash and $12.75 in BancTrust common stock for each of the outstanding shares of common stock of CommerceSouth as of the closing date and $12.75 in cash plus cash equal to the product of the Exchange Ratio and the Market Price of BancTrust common stock for each of the "non-qualified" stock options exercised before the closing date (the "Merger Consideration"). The Exchange Ratio is to be determined by dividing $12.75 by the Market Price (as both are defined in the Merger Agreement) for BancTrust common stock. The number of shares of BancTrust to be issued is subject to adjustment according to the terms set out in the Merger Agreement.

     Sheshunoff is regularly engaged in the valuation of securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes.

     In connection with our opinion, Sheshunoff, among other things:

          1. Reviewed the Merger Agreement;

          2. Reviewed certain publicly available financial statements and other information of BancTrust and CommerceSouth, respectively;

          3. Reviewed internal financial statements, operating data, and financial forecasts for each company;

          4. Conducted conversations with the respective executive managements regarding recent and projected financial performance of BancTrust and CommerceSouth;

          5. Analyzed the present value of the after-tax cash flows BancTrust could produce on an independent basis through the year 2007, based on assumptions provided by management;

          6. Reviewed the pro forma impact of the Merger on the earnings per share and capitalization of BancTrust, based on the projections of assets, earnings, cash flows and dividends for the combined entity subsequent to the Merger after giving effect to estimated synergies;

          7. Analyzed the present value of the after-tax cash flows that the combined company could produce, based on the projections of assets, earnings, cash flows and dividends for the combined entity subsequent to the Merger after giving effect to estimated synergies;

          8. Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that Sheshunoff deemed to be relevant;

          9. Compared the historical stock price data and trading volume of BancTrust common stock and CommerceSouth common stock with that of certain other comparable publicly traded companies;

          10. Compared certain financial characteristics and performance measures of BancTrust and CommerceSouth with that of certain other comparable publicly traded companies; and

          11. Performed such other analyses as it deemed appropriate.

     We assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to us by BancTrust and CommerceSouth for the purposes of this opinion. In addition, where appropriate, we relied upon publicly available information that we believe to be reliable, accurate, and complete; however, we cannot guarantee the reliability, accuracy, or completeness of any such publicly available information.

     We did not make an independent evaluation of the assets or liabilities of BancTrust or CommerceSouth, nor were we furnished with any such appraisals. We are not experts in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for loan and lease losses and assumed that such allowances for each of the companies are, in the aggregate, adequate to cover such losses.

     We assumed that all required regulatory approvals will be received in a timely fashion and without any conditions or requirements that could adversely affect the Merger or BancTrust's operations following the Merger.

     Our opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion.

     Our opinion is limited to the fairness of the Merger Consideration, from a financial point of view, to the holders of BancTrust common stock. Moreover, this letter and the opinion expressed herein do not constitute a recommendation to any stockholder as to any approval of the Merger or the Merger Agreement. It is understood that this letter is for the information of the Board of Directors of BancTrust and may not be used for any other purpose without our prior written consent.

     Based on the foregoing and such other matters we have deemed relevant, it is our opinion, as of the date hereof, that the Merger Consideration to be paid by BancTrust pursuant to the Merger is fair to the BancTrust stockholders, from a financial point of view.

                                          Very truly yours,

                                          /s/ ALEX SHESHUNOFF & CO INVESTMENT
                                          BANKING, L.P.
                                          --------------------------------------
                                          Alex Sheshunoff & Co. Investment
                                          Banking, LP

                                                                      APPENDIX E

                     T. STEPHEN JOHNSON & ASSOCIATES, INC.

           Investment Bankers & Consultants to the Financial Industry

                                                                  August 6, 2003

Board of Directors
CommerceSouth, Inc.
224 East Broad Street
Eufaula, Alabama 36027

Dear Directors:

     T. Stephen Johnson & Associates, Inc., Alpharetta, Georgia ("TSJ&A") has been asked to render an opinion as to the fairness from a financial point of view of the consideration to be received by the shareholders of CommerceSouth, Inc. ("CommerceSouth") in connection with the proposed merger of CommerceSouth with and into BancTrust Financial Group, Inc. ("BancTrust"), pursuant to an Agreement and Plan of Merger dated as of July 23, 2003 (the "Merger Agreement"). The Merger Agreement states that CommerceSouth shareholders will receive $12.75 cash and the right to receive shares of BancTrust common stock equivalent to a market price of $12.75, subject to a trading range, for each share of CommerceSouth common stock they own.

     TSJ&A is an investment banking and consulting firm that specializes in the valuation of closely-held corporations and provides fairness opinions as part of its practice. Because of its prior experience in the appraisal of southeastern financial institutions involved in mergers, it has developed an expertise in fairness opinions related to the securities of southeastern financial institutions. CommerceSouth retained TSJ&A to serve as financial advisor to provide a fairness opinion for which compensation will be received.

     In performing its analysis, TSJ&A relied upon and assumed without independent verification, the accuracy and completeness of all information provided to it. TSJ&A has not performed any independent appraisal or evaluation of the assets of CommerceSouth or of BancTrust or any of its subsidiaries. As such, TSJ&A does not express an opinion as to the fair market value of CommerceSouth. The opinion of financial fairness expressed herein is necessarily based on market, economic and other relevant considerations as they exist and can be evaluated as of August 5, 2003.

     In arriving at its opinion, TSJ&A reviewed and analyzed audited and unaudited financial information regarding CommerceSouth and BancTrust, the merger, and the Merger Agreement, as well as publicly available information and actual comparable transactions.


     Based on the calculation of the consideration as described above and assuming an exchange ratio using the current market price of BancTrust common stock of $16.00 per share then the total merger consideration to be received by CommerceSouth Shareholders would be $25.50 per share. This transaction value equals 2.28 times June 30, 2003 book value and 21.07 times last twelve months earnings through June 30, 2003.



     TSJ&A reviewed the Merger as of August 5, 2003, for the purpose of determining purchase premiums that could be used in comparing the Merger with other announced transactions. TSJ&A reviewed the purchase premiums paid in transactions that were announced since January 1, 2002 involving selling institutions located in the Southeastern United States with total assets between $200 million and $500 million. A listing of these transactions is included with the Fairness Opinion. On average, the comparable transactions reported an announced deal price to book value of 2.449 times and an announced deal price to LTM earnings of 22.57 times. Median figures of the comparable transactions reported an announced deal price to book value of 2.214 times and an announced deal price to LTM earnings of 19.93 times. The Merger ranks well within the range of the comparable transactions.

     TSJ&A compared the current dividend payout policies for CommerceSouth and BancTrust adjusted for the transaction. CommerceSouth currently pays an annual dividend equal to $.22 per share. Based on an exchange ratio using a BancTrust common stock market price of $16.00, the CommerceSouth shareholders would receive an equivalent dividend of $.41 per Commerce South common stock. This represents a significant increase from the current dividend payout.

     TSJ&A reviewed the trading volume of CommerceSouth and BancTrust from August 5, 2002 until May 27, 2003, the day before the transaction was announced. During that period, CommerceSouth reported trading activity on 125 days with a daily average volume of 1,482 shares. This compares to trading activity reported for BancTrust on 179 days with a daily average volume of 5,144 shares. Should this level of trading activity continue, it would represent increased liquidity for CommerceSouth shareholders

     Therefore, in consideration of the above, it is the opinion of TSJ&A that, based on the structure of the Merger and the analyses that have been performed, the consideration to be received by the shareholders of CommerceSouth is fair from a financial point of view.

                                          Sincerely,

                                          /s/ T. STEPHEN JOHNSON & ASSOCIATES,
                                          INC.
                                          --------------------------------------
                                          T. Stephen Johnson & Associates, Inc.

  S.E. TRANSACTIONS SINCE 01/01/2002 WITH ASSETS BETWEEN $200 MILLION AND $500
                                    MILLION
                            SORTED BY CONSIDERATION


                                                                                 PRICE/     PRICE/
                                                               DEAL    PRICE/   TANGIBLE     LTM      PRICE/     PRICE/
BUYER/ SELLER                        ANNOUNCE CONSIDERATION    VALUE    BOOK      BOOK     EARNINGS   ASSETS    DEPOSITS
-------------                        ----------------------    -----   ------   --------   --------   -------   --------
                                                               ($M)     (%)       (%)        (X)        (%)       (%)
BancTrust Financial Group
 Inc. .......................  AL    05/28/2003 Mixed           73.1   228.49    237.87     21.07      22.74     26.14
 CommerceSouth Inc. .........  AL
South Financial Group
 Inc. .......................  SC    10/03/2002 Common Stock    68.0   236.77    237.50     16.76      31.68     39.49
 Central Bank of Tampa.......  FL
Colonial BancGroup Inc. .....  AL    05/28/2002 Common Stock   105.5   318.28    318.39     33.31      31.16     35.22
 Palm Beach Natl Holding
   Co. ......................  FL
Synovus Financial Corp. .....  GA    04/30/2002 Common Stock    84.6   206.09    207.26     23.78      17.25     23.62
 Community Financial Group
   Inc. .....................  TN
Synovus Financial Corp. .....  GA    09/25/2002 Mixed           84.2   295.03    335.70     19.90      19.96     23.46
 United Financial Holdings
   Inc. .....................  FL
SNB Bancshares Inc. .........  GA    10/25/2002 Mixed           43.3   195.68    195.68     14.53      20.01     22.39
 Bank of Gray................  GA
First Citizens Bancorp. of
 SC..........................  SC    09/17/2002 Mixed           59.1   168.56    168.56     17.62      24.13     28.80
 First Banks, Inc. ..........  GA
Main Street Banks Inc. ......  GA    12/11/2002 Mixed           96.0   399.65    399.65     19.95      30.57     35.50
 First Colony Bancshares
   Inc. .....................  GA
United Community Banks
 Inc. .......................  GA    01/23/2003 Mixed           42.1   201.19    204.98     27.16      16.14     18.63
 First Georgia Holding
   Inc. .....................  GA
Synovus Financial Corp. .....  GA    09/26/2002 Mixed           96.5   297.34    297.34     23.36      28.32     32.68
 FNB Newton Bankshares,
   Inc. .....................  GA
IBERIABANK Corp. ............  LA    09/23/2002 Mixed           52.1   165.67    165.67     19.21      16.62     24.69
 Acadiana Bancshares,
   Inc. .....................  LA
Southern Community
 Financial...................  NC    07/30/2003 Mixed           78.0   302.92    302.92     18.76      32.26     38.88
 Community Bank..............  NC
Yadkin Valley Bank and
 Trust.......................  NC    01/23/2002 Mixed           27.2   167.90    167.90     36.50      12.30     13.95
 Main Street BankShares
   Inc. .....................  NC
                                     All Transactions           69.7   244.89    250.13     22.57      23.37     28.11
                                     Average
                                     All Transactions Median    73.0   221.43    222.38     19.93      22.07     26.75
                                     Mixed Average              64.3   243.77    248.71     21.89      22.26     26.55
                                     Mixed Median               59.1   201.19    204.98     19.90      20.01     24.69

                               FRANCHISE
                               PREMIUM/
                                 CORE
BUYER/ SELLER                  DEPOSITS    ASSETS    EQUITY
-------------                  ---------   -------   ------
                                  (%)      ($000)    ($000)
BancTrust Financial Group
 Inc. .......................    19.72     321,481   29.059
 CommerceSouth Inc. .........
South Financial Group
 Inc. .......................    30.45     214,640   28,720
 Central Bank of Tampa.......
Colonial BancGroup Inc. .....    27.24     338,598   33,147
 Palm Beach Natl Holding
   Co. ......................
Synovus Financial Corp. .....    16.96     490,547   38,375
 Community Financial Group
   Inc. .....................
Synovus Financial Corp. .....    20.41     421,799   27,755
 United Financial Holdings
   Inc. .....................
SNB Bancshares Inc. .........    13.94     216,362   22,128
 Bank of Gray................
First Citizens Bancorp. of
 SC..........................    14.18     244,933   35,061
 First Banks, Inc. ..........
Main Street Banks Inc. ......    37.97     313,894   24,011
 First Colony Bancshares
   Inc. .....................
United Community Banks
 Inc. .......................    11.84     260,873   20,918
 First Georgia Holding
   Inc. .....................
Synovus Financial Corp. .....    26.04     340,793   32,454
 FNB Newton Bankshares,
   Inc. .....................
IBERIABANK Corp. ............    14.40     312,915   27,728
 Acadiana Bancshares,
   Inc. .....................
Southern Community
 Financial...................    32.54     241,764   25,539
 Community Bank..............
Yadkin Valley Bank and
 Trust.......................     7.06     221,077   14,838
 Main Street BankShares
   Inc. .....................
                                 21.09     301,516   27,556
                                 18.69     286,894   27,742
                                 19.82     286,046   25,604
                                 14.40     260,873   25,539

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Consistent with Division E of Article 8 of the Alabama Business Corporation Act (the "ABCA"), Article 11 of BancTrust's Articles of Incorporation ("Article 11") provides that BancTrust will indemnify its directors and officers against reasonable expenses, judgments, fines and amounts paid in settlement in connection with any claim, action, suit or proceeding based on such person's status as a director or officer of the corporation, provided such person acted in good faith and in a manner reasonably believed to be in or, if not acting in such person's official capacity, not opposed to the best interests of BancTrust. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in the case of an action by or in the right of the corporation against a director or officer where the director or officer has been adjudged to be liable to BancTrust, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

     Under Article 11, BancTrust may advance expenses in defending a civil or criminal claim, action, suit or proceeding to a director or officer seeking indemnification, provided such director or officer provides a written affirmation of a good faith belief that he has met the standard of conduct required under Article 11, and provided that such director or officer provides an undertaking as an unlimited general obligation by or on behalf of the director or officer to repay such amount if and to the extent that it shall be ultimately determined that he is not entitled to be indemnified by BancTrust. Furthermore, those responsible for making the determination of whether or not indemnification is proper must determine that the facts then known to them would not preclude indemnification under Article 11.

     Under Article 11, BancTrust may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of BancTrust, or is or was serving at the request of BancTrust as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in any such capacity or arising out of his status as such, whether or not BancTrust had the power to indemnify such person against such liability under the provisions of Article 11.

     Pursuant to a policy of liability insurance with St. Paul Mercury Insurance Company having a $4,000,000 directors' and officers' liability limit per year, the directors and officers of BancTrust are insured, subject to the limits, retentions, exceptions and other terms and conditions of the policy, against liability for any actual or alleged error, omission, act, misstatement, misleading statement or breach of duty actually or allegedly committed or attempted by a director or officer, or any matter claimed against a director or officer solely by reason of such person being a director or officer of BancTrust. The policy also has a $2,000,000 Trust Errors and Omissions limit per year, wherein directors and officers are indemnified for any actual or alleged error, omission, act or breach of duty while acting solely in the capacity of (among other things) personal representative of an estate, trustee, conservator, attorney in fact, escrow agent, registrar, tax withholding agent, trustee under bond indenture, fiduciary under an employee benefit plan or trust or a trustee exercising any fiduciary powers permitted by law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits:


       2.1 Agreement and Plan of Merger dated as of July 23, 2003, is found at Appendix A to the Joint Proxy Statement and Prospectus included in Part I hereof.
       2.2 First Amendment to Agreement and Plan of Merger dated as of September 29, 2003, is found at Appendix A to the Joint
              Proxy Statement and Prospectus included in Part I hereof.

       3.1    Amended and Restated Articles of Incorporation of BancTrust
              Financial Group, Inc., filed as Exhibit (3).6 to BancTrust's annual report on Form 10-K for the year ended December 31, 2002, are incorporated herein by reference.
       3.2    Bylaws of SAB Newco, Inc. filed as Exhibit (3).3 to
              BancTrust's annual report on Form 10-K for the year ended
              December 31, 1996 (No. 0-15423), are incorporated herein by reference.
       4.1 Specimen of Common Stock Certificate, filed as Exhibit (4).4 to BancTrust's annual report on Form 10-K for the year ended
              December 31, 1996 (No. 0-15423), is incorporated herein by reference.
       4.2    Amended and Restated Articles of Incorporation of BancTrust
              Financial Group, Inc., filed as Exhibit (3).6 to BancTrust's annual report on Form 10-K for the year ended December 31, 2002, are incorporated herein by reference.
       4.3    Bylaws of SAB Newco, Inc. filed as Exhibit (3).3 to
              BancTrust's annual report on Form 10-K for the year ended
              December 31, 1996 (No. 0-15423), are incorporated herein by reference.
       5.1    Opinion of Hand Arendall, L.L.C. re legality dated August
              28, 2003.*
       8.1    Opinion of Hand Arendall, L.L.C. re tax matters dated August
              21, 2003, is filed as Exhibit 8.1.*
      10.1    Lease, entered into March 11, 1986 between Dauphin 65
              Partners, Ltd. and The Bank of Mobile, N.A., filed as
              Exhibit (10).3 to BancTrust's annual report on Form 10-K for the year ended December 31, 1986 (No. 0-15423), is incorporated herein by reference.
      10.2 Lease Renewal and Extension Agreement, dated March 18, 1992, between Dauphin 65 Partners, Ltd. and The Bank of Mobile, filed as Exhibit (10).2 to BancTrust's annual report on Form
              10-K for the year ended December 31, 1991 (No. 0-15423), is incorporated herein by reference.
      10.3    Lease, entered into June 21, 1994 between Staples-Pake
              Realty, Inc. and The Bank of Mobile, filed as Exhibit (10).3 to BancTrust's annual report on Form 10-K for the year ended
              December 31, 1994 (No. 0-15423), is incorporated herein by reference.
      10.4    Sublicense Agreement dated July 18, 1990, between National
              Commerce Bancorporation and The Bank of Mobile, N.A., filed as Exhibit (10).5 to BancTrust's annual report on Form 10-K for the year ended December 31, 1991 (No. 0-15423), is incorporated herein by reference.
      10.5    Stock Option Plan of Mobile National Corporation, filed as
              Exhibit (10).3 to BancTrust's annual report on Form 10-K for the year ended December 31, 1985 (No. 0-15423), is incorporated herein by reference.
      10.6    The Bank of Mobile Retirement Plan (Restated), dated
              September 12, 1990, filed as Exhibit (10).8 to BancTrust's annual report on Form 10-K for the year ended December 31, 1991 (No. 0-15423), is incorporated herein by reference.
      10.7    Contracts pursuant to Supplemental Retirement Plan of The
              Bank of Mobile, N.A., effective January 1, 1988, filed as
              Exhibit (10).7 to BancTrust's annual report on Form 10-K for the year ended December 31, 1990 (No. 0-15423), are incorporated herein by reference.
      10.8 Restated Contracts pursuant to Supplemental Retirement Plan of The Bank of Mobile, dated April 1, 1992, filed as Exhibit
              (10).10 to BancTrust's Form 10-K for the year ended December
              31, 1992 (No. 0-15423), are incorporated herein by reference.
      10.9 First National Bank Employees' Profit Sharing Plan, as amended and restated effective January 1, 1989, filed as Exhibit (10).12 to BancTrust's annual report on Form 10-K for the year ended December 31, 1993 (No. 0-15423), is incorporated by reference.
      10.10 First National Bank Employees' Pension Plan, as amended and restated effective January 1, 1989, filed as Exhibit (10).13 to BancTrust's Form 10-K for the year ended December 31, 1993 (No. 0-15423), is incorporated herein by reference.
      10.11 Split Dollar Insurance Agreements of First National Bank, filed as Exhibit (10).15 to BancTrust's annual report on Form 10-K for the year ended December 31, 1993 (No.
              0-15423), are incorporated herein by reference.
      10.12 Deferred Compensation Agreements of First National Bank, filed as Exhibit (10).16 to BancTrust's annual report on Form 10-K for the year ended December 31, 1993 (No.
              0-15423), are incorporated herein by reference.

      10.13   South Alabama Bancorporation 1993 Incentive Compensation
              Plan dated October 19, 1993 as adopted by shareholders May
              3, 1994 filed as Exhibit (10).18 to BancTrust's Form 10-K for the year ended December 31, 1994 (No. 0-15423), is incorporated herein by reference.
      10.14   Lease, entered into April 17, 1995 between Augustine Meaher,
              Jr., Robert H. Meaher individually and Executor of the
              Estate of R. Lloyd Hill, Joseph L. Meaher and Augustine
              Meaher, III, and The Bank of Mobile, filed as Exhibit (10).1 to BancTrust's Form 10-Q for the Quarter ended June 30, 1995
              (No. 0-15423), is incorporated herein by reference.
      10.15   Lease, entered into April 17, 1995 between Augustine Meaher,
              Jr. and Margaret L. Meaher, and The Bank of Mobile, filed as
              Exhibit (10).2 to BancTrust's Form 10-Q for the Quarter ended June 30, 1995 (No. 0-15423), is incorporated herein by reference.
      10.16   Lease, entered into April 17, 1995 between Hermione McMahon
              Sellers (f/k/a Hermione McMahon Dempsey) a widow, William
              Michael Sellers, married, and Mary S. Burnett, married, and
              The Bank of Mobile, filed as Exhibit (10).3 to BancTrust's
              Form 10-Q for the Quarter ended June 30, 1995 (No. 0-15423), is incorporated herein by reference.
      10.17   Lease, entered into May 1, 1995 between Augustine Meaher,
              Jr., Robert H. Meaher individually and Executor of the
              Estate of R. Lloyd Hill, Joseph L. Meaher and Augustine
              Meaher, III, and The Bank of Mobile, filed as Exhibit (10).4 to BancTrust's Form 10-Q for the Quarter ended June 30, 1995
              (No. 0-15423), is incorporated herein by reference.
      10.18   Change in Control Compensation Agreement, dated as of
              November 14, 1995, between The Bank of Mobile and W. Bibb
              Lamar, Jr., filed as Exhibit (10).24 to BancTrust's annual report on Form 10-K for the year ended December 31, 1995
              (No. 0-15423) is incorporated herein by reference.
      10.19 Change in control Compensation Agreement, dated as of November 20, 1995, between First National Bank, Brewton and
              J. Stephen Nelson, filed as Exhibit (10).25 to BancTrust's annual report on Form 10-K for the year ended December 31, 1995 (No. 0-15423), is incorporated herein by reference.
      10.20 Change in Control Compensation Agreements, between The Bank of Mobile or First National Bank, Brewton and certain officers filed as Exhibit (10).25 to BancTrust's annual report on Form 10-K for the year ended December 31, 1995
              (No. 0-15423) is incorporated herein by reference.
      10.21   Monroe County Bank Profit Sharing Plan, Amended and Restated
              January 1, 1989, filed as Exhibit (10).23 to BancTrust's annual report on Form 10-K for the year ended December 31, 1996 (No. 0-15423), is incorporated herein by reference.
      10.22   Monroe County Bank Pension Plan as Amended and Restated
              January 1, 1989, filed as Exhibit (10).24 to BancTrust's annual report on Form 10-K for the year ended December 31, 1996 (No. 0-15423), is incorporated herein by reference.
      10.23   Amendment Number One to South Alabama Bancorporation 1993
              Incentive Compensation Plan, dated May 9, 1997, filed as
              Exhibit (10).28 to BancTrust's annual report on Form 10-K for the year ended December 31, 1997 (No. 0-15423), is incorporated herein by reference.
      10.24   Change in Control Compensation Agreement, dated as of March
              31, 1997 between BancTrust and John B. Barnett, III, filed as Exhibit (10).29 to BancTrust's annual report on Form 10-K for the year ended December 31, 1997 (No. 0-15423), is incorporated herein by reference.
      10.25   Change in Control Compensation Agreement, dated as of March
              31, 1997, between BancTrust and Haniel F. Croft, filed as
              Exhibit (10).30 to BancTrust's annual report on Form 10-K for the year ended December 31, 1997 (No. 0-15423), is incorporated herein by reference.
      10.26   Ground Lease Agreement, dated March 31, 1999, by and between
              Northside, Ltd. and South Alabama Bank, filed as Exhibit
              10.29 to BancTrust's Registration Statement on Form S-4 filed on July 2, 1999 (No. 333-82167), is incorporated herein by reference.
      10.27   Amendment Number Two to South Alabama Bancorporation 1993
              Incentive Compensation Plan, filed as Exhibit 10.30 to
              BancTrust's Registration Statement on Form S-4 filed on July
              2, 1999 (No. 333-82167), is incorporated herein by reference.

      10.28   BancTrust Financial Group, Inc. Employee Savings and Profit
              Sharing Plan, filed as Exhibit 4(a) to BancTrust's
              Registration Statement on Form S-8 filed on June 27, 2003
              (No. 333-106621), is incorporated herein by reference.
      10.29   South Alabama Bancorporation, Inc. 2001 Incentive
              Compensation Plan filed as Appendix B to BancTrust's Proxy
              Statement on Schedule 14A filed on April 30, 2001 (No.
              0-15423), is incorporated herein by reference.
      10.30 Agreement and Plan of Merger, dated as of December 7, 2001, by and between BancTrust and Gulf Coast Community
              Bancshares, Inc. filed as Exhibit 2.1 to BancTrust's
              Registration Statement on Form S-4 filed on January 31, 2002
              (No. 333-81838), incorporated herein by reference.
      10.31 Agreement and Plan of Merger dated as of July 23, 2003 between BancTrust and CommerceSouth, Inc. is found at Appendix A to the Joint Proxy Statement and Prospectus which is included in Part I hereof.
      10.32 First Amendment to Agreement and Plan of Merger dated as of September 29, 2003 between BancTrust and CommerceSouth, Inc.
              is found at Appendix A to the Joint Proxy Statement and Prospectus which is included in Part I hereof.
      13.1    BancTrust's Annual Report on Form 10-K for the year ended
              December 31, 2002 (No. 0-15423), is incorporated herein by reference.
      13.2 BancTrust's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (No. 0-15423) is incorporated herein by reference.
      13.3 BancTrust's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (No. 0-15423) is incorporated herein by reference.
      21.1    Subsidiaries of BancTrust Financial Group, Inc., filed as
              Exhibit (21).1 to BancTrust's annual report on Form 10-Q for the quarter ended June 30, 2002 (No. 0-15423), is incorporated herein by reference.
      23.1    Consent of KPMG LLP.
      23.2    Consent of Mauldin Jenkins, LLC.
      23.3    Consent of Alex Sheshunoff & Co. Investment Banking, L.P.
      23.4    Consent of T. Stephen Johnson & Associates, Inc.
      23.5 Consent of Hand Arendall, L.L.C. is included in its opinion re legality filed as Exhibit 5.1 hereto.*
      23.6    Consent of Hand Arendall, L.L.C. is included in its opinion re tax matters filed as Exhibit 8.1 hereto.*
      24.1    Power of Attorney is included on signature page of the
              initial filing of this Registration Statement.*
      99.1    Form of Proxy to be used at BancTrust Financial Group, Inc.
              special meeting.*
      99.2 Form of Proxy to be used at CommerceSouth, Inc. special meeting.*
      99.3    Consent of James R. Balkcom, Jr.*
      99.4    Consent of Robert M. Dixon.*
      99.5    Consent of Greg B. Faison.*
      99.6    Consent of James A. Faulkner.*
      99.7    Consent of Dennis A. Wallace.*


---------------


* Previously filed.


(b)  Financial Statement Schedules:

     The information required to be set forth herein is incorporated by reference.

(c)  Information Pursuant to Item 4(b):

     The information required by Item 21(c) is furnished as part of the prospectus.

ITEM 22.  UNDERTAKINGS.

(a) The undersigned Registrant hereby furnishes the following undertakings required by Item 512 of Regulation S-K:

          (1) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) The undersigned Registrant hereby undertakes as follows:

             (i) That prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by other Items of the applicable forms.

             (ii) That every prospectus (a) that is filed pursuant to paragraph
        (2)(i) immediately preceding, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (4) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, BancTrust has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, on the 9th day of October, 2003.


                                          BANCTRUST FINANCIAL GROUP, INC.

                                          By:      /s/ W. BIBB LAMAR, JR.
                                            ------------------------------------
                                                    W. Bibb Lamar, Jr.,
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated below.



              SIGNATURES                               TITLE                       DATE
              ----------                               -----                       ----
   (1) Principal Executive Officer

        /s/ W. BIBB LAMAR, JR.             President and Chief Executive         10/09/03
--------------------------------------                Officer
          W. Bibb Lamar, Jr.


(2) & (3) Principal Financial and
          Accounting Officer

        /s/ F. MICHAEL JOHNSON              Chief Financial Officer and          10/09/03
--------------------------------------               Secretary
          F. Michael Johnson


            (4) Directors

      * /s/ JOHN B. BARNETT, III                      Director                   10/09/03
--------------------------------------
         John B. Barnett, III


      * /s/ STEPHEN G. CRAWFORD                       Director                   10/09/03
--------------------------------------
         Stephen G. Crawford


        * /s/ HANIEL F. CROFT                         Director                   10/09/03
--------------------------------------
           Haniel F. Croft


       * /s/ DAVID C. DE LANEY                        Director                   10/09/03
--------------------------------------
          David C. De Laney


                                                      Director
--------------------------------------
        Broox G. Garrett, Jr.


                                                      Director
--------------------------------------
          W. Dwight Harrigan

              SIGNATURES                               TITLE                       DATE
              ----------                               -----                       ----


                                                      Director
--------------------------------------
         James P. Hayes, Jr.


                                                      Director
--------------------------------------
           Clifton C. Inge


       * /s/ W. BIBB LAMAR, JR.                       Director                   10/09/03
--------------------------------------
          W. Bibb Lamar, Jr.


       * /s/ JOHN H. LEWIS, JR.                       Director                   10/09/03
--------------------------------------
          John H. Lewis, Jr.


                                                      Director
--------------------------------------
        Stratton F. Lewis, Jr.


    * /s/ THOMAS E. MCMILLAN, JR.                     Director                   10/09/03
--------------------------------------
       Thomas E. McMillan, Jr.


                                                      Director
--------------------------------------
        J. Richard Miller, III


                                                      Director
--------------------------------------
        Harris V. Morrissette


       * /s/ J. STEPHEN NELSON                        Director                   10/09/03
--------------------------------------
          J. Stephen Nelson


                                                      Director
--------------------------------------
          Paul D. Owens, Jr.


         * /s/ EARL H. WEAVER                         Director                   10/09/03
--------------------------------------
            Earl H. Weaver


 *By:       /s/ F. MICHAEL JOHNSON
        ------------------------------
              F. Michael Johnson
               Attorney-in-Fact

                                 EXHIBIT INDEX


 SEC ASSIGNED
EXHIBIT NUMBER                      DESCRIPTION OF EXHIBIT
--------------                      ----------------------
      5.1        Opinion of Hand Arendall, L.L.C. re legality dated August
                 28, 2003*
      8.1        Opinion of Hand Arendall, L.L.C. re tax matters dated August
                 21, 2003*
     23.1        Consent of KPMG LLP
     23.2        Consent of Mauldin Jenkins, LLC
     23.3        Consent of Alex Sheshunoff & Co. Investment Banking, L.P.
     23.4        Consent of T. Stephen Johnson & Associates, Inc.
     24.1        Power of Attorney is included on signature page of the
                 initial filing of this Registration Statement*
     99.1        Form of Proxy to be used at BancTrust Financial Group, Inc.
                 special meeting*
     99.2        Form of Proxy to be used at CommerceSouth, Inc. special
                 meeting*
     99.3        Consent of James R. Balkcom, Jr.*
     99.4        Consent of Robert M. Dixon*
     99.5        Consent of Greg B. Faison*
     99.6        Consent of James A. Faulkner*
     99.7        Consent of Dennis A. Wallace*


---------------


* Previously filed.